                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration No. 333-52583

                 SUBJECT TO COMPLETION, DATED OCTOBER 19, 1999
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 19, 1999

                              --------------------
                                  [FLEET LOGO]

                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                              SELLER AND SERVICER

         $252,750,000 CLASS A ASSET BACKED CERTIFICATES, SERIES 1999-C
          $20,250,000 CLASS B ASSET BACKED CERTIFICATES, SERIES 1999-C

                                    CLASS A CERTIFICATES                 CLASS B CERTIFICATES
                                    --------------------                 --------------------
Certificate rate                    % annually                           % annually
Interest paid                       Monthly, beginning                   Monthly, beginning
                                    December 15, 1999                    December 15, 1999
Expected final distribution date    October 15, 2004                     October 15, 2004
Legal final maturity                April 16, 2007                       April 16, 2007
Price to public per certificate     %                                    %
Underwriting discount per           %                                    %
  certificate
Proceeds to seller per certificate  %                                    %

The total price to public is $         . The total amount of the underwriting
discount is $         . The total amount of proceeds plus accrued interest and
before deduction of expenses is $         .

  CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-9 IN THIS PROSPECTUS
                                   SUPPLEMENT
                         AND PAGE 8 IN THE PROSPECTUS.

The certificates are not deposits and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Fleet Bank (RI), National Association or any of its affiliates.

CREDIT ENHANCEMENT:

- The Class B certificates will be subordinated to the Class A certificates.

- The Trust is also issuing a collateral interest in the amount of $27,000,000. The collateral interest will be subordinated to both the Class A certificates and the Class B certificates.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    Underwriters of the Class A Certificates

SALOMON SMITH BARNEY
                   CREDIT SUISSE FIRST BOSTON
                                      LEHMAN BROTHERS
                                                   MERRILL LYNCH & CO.

                    Underwriters of the Class B Certificates

SALOMON SMITH BARNEY                                             LEHMAN BROTHERS

                              October      , 1999

     THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE CERTIFICATES UNTIL WE DELIVER A FINAL PROSPECTUS SUPPLEMENT AND AN ACCOMPANYING PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE NOT AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THESE CERTIFICATES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the Series 1999-C certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your Series 1999-C certificates and (b) this prospectus supplement, which describes the specific terms of your Series 1999-C certificates. This prospectus supplement may be used to sell the Class A certificates and the Class B certificates only if accompanied by the prospectus.

     This prospectus supplement and the prospectus relate to the offering of Class A certificates and Class B certificates only. The collateral interest is not offered by this prospectus supplement and prospectus.

     IF THE TERMS OF YOUR CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Index of Principal Terms" beginning on page S-47 in this document and under the caption "Index of Principal Terms" beginning on page 66 in the accompanying prospectus.
                             ----------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY OF TERMS......................   S-4
  The Trust...........................   S-4
  The Trustee.........................   S-4
  Seller And Servicer.................   S-4
     Seller...........................   S-4
     Servicer.........................   S-4
     The Bank.........................   S-4
  The Receivables.....................   S-4
  Offered Securities..................   S-4
     Certificates.....................   S-4
     Distribution Dates...............   S-4
     Interest.........................   S-4
     Principal........................   S-5
  The Collateral Interest.............   S-5
  Credit Enhancement..................   S-5
     Subordination of Classes.........   S-5
  The Sellers' Interest...............   S-5
  Allocations.........................   S-6
     Among Series.....................   S-6
     Among Classes....................   S-6
  Application Of Collections..........   S-6
     Finance Charge Collections.......   S-6
     Excess Spread and Excess Finance
       Charges........................   S-6
     Principal Collections............   S-7
  Pay Out Events......................   S-7
  Optional Repurchase.................   S-8
  Registration........................   S-8
  Tax Status..........................   S-8
  ERISA Considerations................   S-8
  Certificate Ratings.................   S-8
  Exchange Listing....................   S-8
  Additional Information..............   S-8
RISK FACTORS..........................   S-9
  Ability To Resell Series 1999-C
     Certificates Not Assured.........   S-9
  Credit Enhancement May Not Be
     Sufficient To Prevent Loss.......   S-9
  Class B Certificates Are
     Subordinated To The Class A
     Certificates; Trust Assets May Be
     Diverted From Class B To Pay
     Class A..........................   S-9
  Ratings Can Be Lowered Or Withdrawn
     After You Purchase Your
     Certificates And The Market Value
     Of Your Certificates May Be
     Reduced..........................  S-10
INTRODUCTION..........................  S-11

                                        PAGE
                                        ----
THE BANK'S CREDIT CARD ACTIVITIES.....  S-12
  General.............................  S-12
  Finance Charges.....................  S-12
  Delinquency and Loss Experience.....  S-12
  Interchange.........................  S-14
  Year 2000 Readiness.................  S-14
  Litigation..........................  S-15
THE RECEIVABLES.......................  S-15
MATURITY ASSUMPTIONS..................  S-19
RECEIVABLE YIELD CONSIDERATIONS.......  S-21
DESCRIPTION OF THE CERTIFICATES.......  S-22
  General.............................  S-22
  Registration of Certificates........  S-23
  Interest Payments...................  S-23
  Principal Payments..................  S-25
  Postponement of Accumulation
     Period...........................  S-26
  Subordination.......................  S-27
  Allocation Percentages..............  S-27
  Reallocation of Cash Flows..........  S-30
  Application of Collections..........  S-31
  Principal Funding Account...........  S-36
  Reserve Account.....................  S-36
  Paired Series.......................  S-37
  Shared Collections of Principal
     Receivables......................  S-38
  Allocation of Investor Default
     Amount...........................  S-38
  Optional Repurchase.................  S-39
  Pay Out Events......................  S-40
  Servicing Compensation and Payment
     of Expenses......................  S-41
FEDERAL INCOME TAX CONSEQUENCES.......  S-41
ERISA CONSIDERATIONS..................  S-42
  General.............................  S-42
  Class A Certificates................  S-42
  Class B Certificates................  S-44
  Consultation with Counsel...........  S-44
UNDERWRITING..........................  S-45
LEGAL MATTERS.........................  S-46
INDEX OF PRINCIPAL TERMS..............  S-47
ANNEX I: OTHER SERIES ISSUED..........   I-1
ANNEX II: RECEIVABLES IN ADDITIONAL
  ACCOUNTS CONVEYED TO THE TRUST......  II-1

                                SUMMARY OF TERMS

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. THIS SUMMARY PROVIDES GENERAL, SIMPLIFIED DESCRIPTIONS OF MATTERS WHICH, IN SOME CASES, ARE HIGHLY TECHNICAL AND COMPLEX. MORE DETAIL IS PROVIDED IN OTHER SECTIONS OF THIS DOCUMENT AND IN THE PROSPECTUS.

DO NOT RELY UPON THIS SUMMARY FOR A FULL UNDERSTANDING OF THE MATTERS YOU NEED TO CONSIDER IN CONNECTION WITH ANY POTENTIAL INVESTMENT IN THE SERIES 1999-C CERTIFICATES. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE SERIES 1999-C CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS.

THE TRUST

Fleet Credit Card Master Trust II will issue the certificates.

The trust has issued numerous series of certificates, will issue the Series 1999-C certificates and expects to issue additional series. The certificates of each series will represent an ownership interest in the assets of the trust.

THE TRUSTEE

The trustee is Bankers Trust Company.

SELLER AND SERVICER

SELLER

Fleet Bank (RI), National Association originates and acquires credit card accounts. As seller, the bank sells the receivables to the trust.

SERVICER

The bank also is the servicer. As the servicer, the bank collects payments on the receivables and allocates the collections among the interests in the trust.

THE BANK

The bank is a special purpose credit card bank. Its principal offices are located at 111 Westminster Street, Providence, Rhode Island 02903. The telephone number is (401) 278-5451.

THE RECEIVABLES

The primary assets of the trust are receivables in MasterCard(R) and VISA(R)(1) revolving credit card accounts. The receivables consist of principal receivables and finance charge receivables.
---------------
(1) MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard International Inc. and VISA U.S.A., Inc. respectively.

The following information is as of September 30, 1999:

- Principal receivables in the trust: $10,569,335,173.
- Finance charge receivables in the trust: $279,872,747.

- Accounts designated to the trust: 6,689,259.

See "The Receivables" in this prospectus supplement.

OFFERED SECURITIES

CERTIFICATES

Fleet Credit Card Master Trust II is offering:

- $252,750,000 of Class A certificates; and

- $20,250,000 of Class B certificates.

The Series 1999-C certificates include both Class A and Class B.

Beneficial interests in these certificates may be purchased in minimum denominations of $1,000 and integral multiples of $1,000.

The seller expects that the trust will issue the Series 1999-C certificates on
November   , 1999.

DISTRIBUTION DATES

The first distribution date will be December 15, 1999.

Distribution dates for the Series 1999-C certificates will be the 15th day of each month if the 15th day is a business day. If the 15th is not a business day, the distribution date will be the following business day.

INTEREST

Interest on the Series 1999-C certificates will be paid on each distribution date.

Class A

The Class A certificates will bear interest at      % per annum.

Class B

The Class B certificates will bear interest at      % per annum.

PRINCIPAL

The seller expects that principal on the Series 1999-C certificates will be distributed on the date noted below; however, principal may, in fact, be distributed earlier or later. You will not be entitled to any premium for early or late payment of principal.

If certain adverse events known as pay out events occur, principal may be distributed earlier than expected.

If collections of the credit card receivables are less than expected or are collected more slowly than expected, then principal repayment may be delayed.

Class A

The seller expects that principal of the Class A certificates will be distributed on the October 2004 distribution date.

Class B

The seller expects that principal of the Class B certificates will be distributed on the October 2004 distribution date; however, no principal will be paid on the Class B certificates unless the Class A certificates are paid in full.

Accumulation Period

We are scheduled to begin accumulating collections of principal receivables on January 1, 2004 for later distribution to you. The servicer may, however, elect to delay the beginning of the accumulation period to a date not later than September 1, 2004.

See "Description of the Certificates--Principal
Payments," and "--Postponement of
Accumulation Period" in this prospectus
supplement.

Legal Final Maturity

If the Series 1999-C certificates are not paid on their expected final distribution dates, collections of receivables will continue to be used to pay principal on the Series 1999-C certificates until the certificates are paid or until April 16, 2007, whichever occurs first. April 16, 2007 is the legal final maturity date for Series 1999-C.

See "Maturity Assumptions," and "Description of the Certificates--Allocation Percentages," and "--Principal Payments" in this prospectus supplement.

THE COLLATERAL INTEREST

At the same time as the Series 1999-C certificates are issued, the trust will issue an undivided interest in the trust called a collateral interest in the amount of $27,000,000 as part of Series 1999-C. The holder of the collateral interest will have voting and certain other rights as if the collateral interest were a subordinated class of certificates. The collateral interest is not offered by this document.

CREDIT ENHANCEMENT

SUBORDINATION OF CLASSES

The collateral interest and the Class B certificates are subordinated to the Class A certificates.

The collateral interest is also subordinated to the Class B certificates.

See "Description of the Certificates--Reallocation of Cash Flow" and "--Allocation of Investor Default Amount" in this prospectus supplement.

THE SELLERS' INTEREST

The interest in the trust not represented by your series or by any other series is the sellers' interest. The sellers' interest is represented by the seller certificates, including the bank certificate and any supplemental certificates. The bank certificate is held by the bank. The bank may sell a portion of the sellers' interest to other investors. If a portion of the sellers' interest is sold to anyone other than the seller or its affiliates, the interest will be represented by a supplemental certificate. No supplemental certificates are currently outstanding.

The sellers' interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS

AMONG SERIES

Each month the bank, as servicer, will allocate collections received among:

- Series 1999-C;

- other outstanding series; and

- the sellers' interest in the trust.

The amount allocated to your series will be determined based mainly upon the ratio of the invested amount of your series to the total amount of principal receivables in the trust.

You are entitled to receive payments of interest and principal only from collections and other trust assets allocated to your series.

The invested amount is the primary basis for allocations to your series. The invested amount is the sum of the Class A invested amount, the Class B invested amount and the collateral invested amount.

At the time of issuance of the Series 1999-C certificates, the invested amount for Series 1999-C will be $300,000,000.

AMONG CLASSES

From the amounts allocated to your series, the servicer will further allocate among the Class A certificates, the Class B certificates and the collateral interest on the basis of the invested amount of each class and the invested amount of the collateral interest. Initially the invested amount of each class will be equal to the original principal amount of such class and the initial invested amount of the collateral interest will be equal to the original principal amount of the collateral interest.

See "Description of the Certificates--Allocation Percentages" in this prospectus supplement.

The invested amount of a series or a class will decline as a result of the accumulation of principal collections in the principal funding account or principal payments. The invested amount also may decline if collections of receivables allocated to your series are not sufficient to make certain required payments. If the invested amount of your series or class declines, there may be a reduction in amounts allocated and available for payment to you.

For a description of the events which may lead to these reductions, see "Description of the Certificates--Reallocation of Cash Flows" in this prospectus supplement.

APPLICATION OF COLLECTIONS

FINANCE CHARGE COLLECTIONS

- Collections of finance charge receivables and certain other amounts allocated to the Class A certificates will be used to pay interest on the Class A certificates, to pay Class A's portion of the servicing fee and to cover Class A's portion of receivables that are written off as uncollectible. Any remaining amount will become excess spread and be applied as described below.

- Collections of finance charge receivables allocated to the Class B certificates will be used to pay interest on the Class B certificates and to pay Class B's portion of the servicing fee. Any remaining amount will become excess spread and be applied as described below.

- Collections of finance charge receivables allocated to the collateral interest will be used to pay the collateral interest's portion of the servicing fee if the bank or the trustee is no longer the servicer. Any remaining amount will become excess spread and be applied as described below.

See "Description of the Certificates--Application of Collections--Payment of Interest, Fees and Other Items" in this prospectus supplement.

EXCESS SPREAD AND EXCESS FINANCE CHARGES

Each month the excess spread and excess finance charges will be used in the following order of priority:

- first to make up deficiencies for Class A,

- then to make up deficiencies for Class B, including covering Class B's portion of receivables written off as uncollectible,

- then to pay interest on the collateral interest at the collateral minimum interest rate,

- then to pay the collateral interest's portion of the servicing fee, or, if the bank or the trustee is no longer the servicer, then to pay any portion of the collateral interest's servicing fee not paid as described above under "--Finance Charge Collections,"

- then to cover the collateral interest's portion of receivables that are written off as uncollectible,

- then to reimburse any previous reductions in the collateral invested amount,

- then, in limited circumstances, to fund a reserve account to cover interest payment shortfalls for Class A, and

- finally to make payments to the holder of the collateral interest.

See "Description of the Certificates--Application of Collections--Excess Spread; Excess Finance Charges" in this prospectus supplement.

PRINCIPAL COLLECTIONS

So long as no pay out event has occurred, your series' share of principal collections, including shared principal collections from other series, will be applied each month as follows:

- First, principal collections allocated to the collateral interest and the Class B certificates may be reallocated, if necessary, to make required payments on the Class A certificates and the Class B certificates which were not made from finance charge collections, excess spread or excess finance charges.

- During the revolving period, no principal will be paid to you or accumulated in a trust account.

- During the accumulation period, principal collections allocated or available to the Class A certificates and the Class B certificates will be deposited in the principal funding account, up to a controlled deposit amount, for payment first to the Class A certificateholders and then to the Class B certificateholders on the expected final distribution date.

- Upon payment in full of the Class A certificates and the Class B certificates, principal collections allocated or available to the collateral interest, up to the collateral invested amount, will be paid to the collateral interest holder.

- Any remaining principal collections will be first made available to other series and then paid to the holders of the seller certificates or deposited in the excess funding account.

If a pay out event occurs, the rapid amortization period will begin and all of the principal collections allocated or available to the Class A certificates and the Class B certificates, except amounts required to be reallocated, will be applied each month to pay principal on your series. Class A will be paid first, and then Class B.

See "Description of the Certificates--Principal Payments," "--Application of Collections" and "--Shared Collections of Principal Receivables" in this prospectus supplement.

PAY OUT EVENTS

Pay out events are adverse events that result in the end of the revolving period or the accumulation period and the beginning of a rapid amortization period.

The following are pay out events:

- the seller fails to make required payments, fails to make required deposits, or violates other covenants and agreements;

- the representations and warranties of the seller are materially incorrect;

- the seller does not transfer additional assets to the trust when required;

- the percentage obtained from your series allocation of the yield on the trust portfolio and investment earnings from the principal funding account and withdrawals from the reserve account, after taking into account the amount of the receivables that are written off as uncollectible allocated to Series 1999-C, averaged over any three consecutive months is less than the weighted average interest rate for Series 1999-C, calculated by taking into account the interest rate for Class A, Class B and the collateral minimum interest rate, plus the servicing fee rate for Series 1999-C averaged over the same three months;

- certain defaults of the servicer;

- the Class A certificates, the Class B certificates or the collateral interest are not paid in full on their expected final distribution date;

- the occurrence of certain events of insolvency or receivership relating to the seller, including any additional sellers;

- the seller is unable to transfer receivables to the trust as required under the pooling and servicing agreement; or

- the trust becomes an "investment company" under the Investment Company Act of 1940.

For a more detailed discussion of the pay out events, see "Description of the Certificates--Pay Out Events" in this prospectus supplement. In addition, see "Description of the Certificates--Trust Pay Out Events" in the accompanying prospectus.

OPTIONAL REPURCHASE

The bank has the option to repurchase your certificates when the investor amount for your series has been reduced to 5% or less of the initial invested amount.

See "Description of the Certificates--Optional Repurchase" in this prospectus supplement and "Risk Factors--If Optional Repurchase Occurs, it Will Result in an Early Return of Principal and a Reinvestment Risk" in the accompanying prospectus.

REGISTRATION

The Series 1999-C certificates will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive certificate representing your interest.

See "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

You may elect to hold your certificates through DTC in the United States, or Cedelbank, societe anonyme or the Euroclear System in Europe.

See "Description of the Certificates--Book-Entry Registration" and "--Definitive Certificates" in the accompanying prospectus.

TAX STATUS

Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the bank, is of the opinion that under existing law your certificates will be characterized as debt for federal income tax purposes. By your acceptance of a Series 1999-C certificate, you will agree to treat your certificates as debt for federal, state and local income and franchise tax purposes.

See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws. ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the Class A certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

For the reasons discussed under "ERISA Considerations" in this prospectus supplement and the accompanying prospectus, the Class B certificates are not eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts other than an insurance company investing assets of its general account.

CERTIFICATE RATINGS

The Class A certificates will be rated in the highest rating category by at least one nationally recognized rating organization and the Class B certificates will be rated in one of the three highest rating categories by at least one nationally recognized rating organization.

See "Risk Factors--Ratings Can Be Lowered or Withdrawn After You Purchase Your Certificates And The Market Value Of Your Certificates May Be Reduced" in this prospectus supplement.

EXCHANGE LISTING

We will apply to list the Class A certificates and the Class B certificates on the Luxembourg Stock Exchange. We cannot guaranty that the application for the listing will be accepted. You should consult with Bankers Trust Luxembourg S.A., the Luxembourg listing agent for the certificates, 14 Boulevard F.D. Roosevelt, L-2450 Luxembourg, phone number (352) 46 02 41, to determine whether or not the Series 1999-C certificates are listed on the Luxembourg Stock Exchange.

ADDITIONAL INFORMATION

For more information, you can call (215) 444-6800 and direct your inquiries to the Fleet Credit Card Securitization Department.

                                  RISK FACTORS

     In the accompanying prospectus you will find a section called "Risk Factors." The information in that section applies generally to all series, including yours. The information in this section applies more specifically to your series.

     You should consider the risk factors discussed under the caption "Risk Factors" in the prospectus and the risk factors discussed below in this section before deciding whether to purchase any of the Series 1999-C certificates.

ABILITY TO RESELL SERIES 1999-C             If you purchase Series 1999-C certificates, you may not
CERTIFICATES NOT ASSURED                    be able to sell them. There is currently no secondary
                                            market for the certificates. A secondary market for your
                                            certificates may not develop. If a secondary market does
                                            develop, it may not continue or it may not provide
                                            sufficient liquidity to allow you to resell all or a
                                            part of your certificates if you want to do so. The
                                            underwriters of the Class A certificates and the
                                            underwriter of the Class B certificates may assist in
                                            resales of the certificates, but they are not required
                                            to do so.

CREDIT ENHANCEMENT MAY NOT BE SUFFICIENT    Credit enhancement provided for your series of
TO PREVENT LOSS                             certificates is limited. The only sources of payment for
                                            your certificates are the assets of the trust allocated
                                            to your series. If problems develop with the
                                            receivables, such as an increase in losses on the
                                            receivables or if there are problems in the collection
                                            and transfer of the receivables to the trust, it is
                                            possible that you may not receive the full amount of
                                            interest and principal that you would otherwise receive.

                                            See "Description of the Certificates--Subordination,"
                                            "--Allocation Percentages," "--Reallocation of Cash
                                            Flows" and "--Allocation of Investor Default Amount" in
                                            this prospectus supplement.

CLASS B CERTIFICATES ARE SUBORDINATED TO    If you purchase a Class B certificate, your right to
THE CLASS A CERTIFICATES; TRUST ASSETS MAY  receive principal payments is subordinated to the
BE DIVERTED FROM CLASS B TO PAY CLASS A     payment in full of the Class A certificates. No
                                            principal will be paid to you until the full amount of
                                            principal has been paid on the Class A certificates.

                                            In addition, if Class A's share of collections of
                                            finance charge receivables and certain other amounts
                                            allocated to Series 1999-C, excess spread, excess
                                            finance charges and the collateral interest's share of
                                            principal collections are not sufficient to make all
                                            required payments for the Class A certificates,
                                            collections of principal receivables allocated to Class
                                            B may be diverted to Class A. If this occurs, the Class
                                            B invested amount and future allocations to Class B
                                            would be reduced.

                                            Also, if Class A's share of losses on the receivables
                                            exceeds the collections and credit enhancement available
                                            to cover those losses, and the collateral invested
                                            amount is reduced to zero, the Class B invested amount
                                            will be reduced to avoid reducing the Class A invested
                                            amount. If this occurs, the Class B invested amount and
                                            future allocations to Class B would be reduced.

                                            As a result of the subordination, you may receive
                                            payments of interest or principal later than you expect
                                            or you may not receive the full amount of expected
                                            principal and interest.

RATINGS CAN BE LOWERED OR WITHDRAWN AFTER   The ratings assigned to the Series 1999-C certificates
YOU PURCHASE YOUR CERTIFICATES AND THE      are based upon many factors, including the credit
MARKET VALUE OF YOUR CERTIFICATES MAY BE    quality of the receivables and the amount of credit
REDUCED                                     enhancement provided. The ratings are not a
                                            recommendation to purchase, hold or sell any of the
                                            Series 1999-C certificates. The ratings also are not
                                            intended and should not be relied upon to determine the
                                            marketability of the Series 1999-C certificates, the
                                            market value of the Series 1999-C certificates or
                                            whether the Series 1999-C certificates are a suitable
                                            investment for you.
                                            Any rating agency may lower its rating or withdraw its
                                            rating entirely if, in the sole judgment of the rating
                                            agency, the credit quality of the certificates has
                                            declined or is in question. If any rating assigned to
                                            your certificates is lowered or withdrawn, the market
                                            value of your certificates may be reduced.

                                  INTRODUCTION

     The following provisions of this Prospectus Supplement contain more detailed information concerning the asset backed certificates offered hereby. The certificates will be issued by Fleet Credit Card Master Trust II (the "TRUST") pursuant to the terms of an Amended and Restated Pooling and Servicing Agreement dated as of December 1, 1993, as amended and restated as of May 23, 1994 (as further amended and in effect from time to time, the "MASTER POOLING AND SERVICING AGREEMENT") originally between a predecessor in interest to Fleet Bank (RI), National Association, as Seller and Servicer, and Bankers Trust Company, as trustee (together with any successors, the "TRUSTEE"). Fleet Bank
(RI) National Association (the "BANK"), in its capacity as Seller under the Master Pooling and Servicing Agreement and the Series Supplement, is referred to as the "SELLER," and in its capacity as servicer, the Bank is referred to as the "SERVICER." The term "SELLER" also includes any Additional Sellers as described under the caption "Description of the Certificates--The Bank Certificate; Additional Sellers" in the Prospectus. The term "SERVICER"also refers to any successor to the Bank, as Servicer.

     The Bank is an indirect, wholly-owned subsidiary of Fleet Boston Corporation ("FBC"). FBC is the bank holding company which came into existence on October 1, 1999 as a result of the merger of Fleet Financial Group, Inc. ("FFG") and BankBoston Corporation. Prior to the merger of FFG and the BankBoston Corporation, the Bank was an indirect wholly-owned subsidiary of FFG. See "The Bank and Fleet Boston Corporation" in the accompanying Prospectus.

     The Trust will issue $252,750,000 of its Class A      % Asset Backed
Certificates, Series 1999-C (the "CLASS A CERTIFICATES") and $20,250,000 of its
Class B      % Asset Backed Certificates, Series 1999-C (the "CLASS B
CERTIFICATES") and there will be created as part of 1999-C a third class of interests in the Trust which shall be in the amount of $27,000,000 and be known as the Collateral Interest, Series 1999-C (the "COLLATERAL INTEREST"). The Class A Certificates and the Class B Certificates are, collectively, the "SERIES 1999-C CERTIFICATES" or the "CERTIFICATES." The holders of the Class A Certificates are herein referred to as the "CLASS A CERTIFICATEHOLDERS." The holders of the Class B Certificates are herein referred to as the "CLASS B CERTIFICATEHOLDERS" and, together with the Class A Certificateholders are the "CERTIFICATEHOLDERS." The holder of the Collateral Interest is the "COLLATERAL INTEREST HOLDER." The Certificateholders, together with the Collateral Interest Holder are, collectively, the "SERIES 1999-C HOLDERS." The Series 1999-C Certificates and the Collateral Interest are, collectively, the "SERIES 1999-C INTERESTS." The Series in which the Series 1999-C Interests are issued is known as "SERIES 1999-C." The date on which the Series 1999-C Interests are issued is
the "CLOSING DATE." The Closing Date is expected to be November   , 1999.

     The Series 1999-C Interests will be issued pursuant to the Master Pooling and Servicing Agreement and the Series 1999-C Supplement thereto (the "SERIES SUPPLEMENT"). The Master Pooling and Servicing Agreement, together with the Series Supplement, is the "POOLING AND SERVICING AGREEMENT."

     Series 1999-C will be the twenty-first Series issued by the Trust. Series 1999-D will be issued substantially concurrently with Series 1999-C and will be the twenty-second Series issued by the Trust. Of such Series, sixteen, including Series 1999-C and Series 1999-D, will be outstanding on the Closing Date. Series 1999-C will be the fifteenth Series and Series 1999-D will be the sixteenth Series outstanding included in a group of Series ("GROUP ONE") issued by the Trust from time to time. See Annex I. Annex I is hereby incorporated into this Prospectus Supplement by reference. Additional Series are expected to be issued from time to time by the Trust.

     The Certificates offered by this Prospectus Supplement and the accompanying Prospectus are investment grade asset backed securities within the meaning of the Securities Act of 1933, as amended (the "ACT") and the rules promulgated thereunder.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The Bank, as the survivor of a November 14, 1997 merger between the Bank and Fleet Bank (Delaware), National Association, was, prior to the transfer on February 20, 1998, the owner of a portfolio of credit card accounts originated or acquired by the Bank or its predecessor (the "FLEET "B" CREDIT CARD PORTFOLIO"). As discussed in the Prospectus under the caption "The Bank's Credit Card Activities," on February 20, 1998, Advanta National Bank transferred to the Bank the ownership interest in substantially all of the accounts in the Advanta Consumer Credit Card Portfolio. Those accounts transferred to the Bank from Advanta National Bank plus accounts acquired or originated by the Bank since the Transfer are herein referred to as the "FLEET "A" CREDIT CARD PORTFOLIO." The total "FLEET CREDIT CARD PORTFOLIO" includes the Fleet "B" Credit Card Portfolio and the Fleet "A" Credit Card Portfolio. All Accounts assigned to the Trust prior to January 31, 1999 were selected from the Fleet "A" Credit Card Portfolio. Accounts selected from the Fleet "B" Credit Card Portfolio were first added to the Trust as of January 31, 1999. Since January 31, 1999, accounts selected for assignment to the Trust have been selected from the entire Fleet Credit Card Portfolio.

     Additional Accounts have been designated for inclusion in the Trust from time to time as set forth in Annex II. Annex II is hereby incorporated into this Prospectus Supplement by reference.

     As of September 30, 1999, the Fleet "B" Credit Card Portfolio represented approximately 14% of the total amount of receivables in the Fleet Credit Card Portfolio.

     The Bank is a member of VISA U.S.A. Inc. and MasterCard International Incorporated.

FINANCE CHARGES

     The majority of the accounts in the Fleet Credit Card Portfolio are subject to finance charges at prime indexed or London interbank offered rate indexed variable rates ranging from 3.9% to 22.9% for purchases and cash advances. For more information, see "The Bank's Credit Card Activities--Billing and Payments" in the accompanying Prospectus.

DELINQUENCY AND LOSS EXPERIENCE

     The following tables set forth the delinquency and loss experience for the Fleet Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996.

     The Accounts which have been designated to the Trust and the Receivables in such Accounts as of any date of determination constitute the "TRUST PORTFOLIO." The Accounts in the Trust Portfolio were, prior to February 20, 1998, selected from accounts in the Advanta Consumer Credit Card Portfolio and for the period from February 20, 1998 to January 31, 1999 were selected from the Fleet "A" Credit Card Portfolio. Commencing on January 31, 1999, Accounts added to the Trust have been selected from the Fleet "B" Credit Card Portfolio as well as the Fleet "A" Credit Card Portfolio. In each case, the Accounts selected must meet the requirements of Eligible Accounts in the Pooling and Servicing Agreement. See "Description of the Certificates--Representations, Warranties and Covenants" and "--Addition of Accounts" in the accompanying Prospectus. See also "The Receivables" in this Prospectus Supplement.

     The Trust Portfolio is only a portion of the Fleet Credit Card Portfolio; therefore, actual delinquency and gross charge-off experience with respect to the Receivables in the Trust may be different from that set forth in the following tables for the Fleet Credit Card Portfolio.

     There can be no assurance that the delinquency and loss experience for the Receivables will be similar to the historical experience set forth in the following tables.

                             DELINQUENCY EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                      AS OF DECEMBER 31,
                                    AS OF SEPTEMBER 30,    -----------------------------------------
                                           1999               1998           1997           1996
                                    -------------------    -----------    -----------    -----------
Receivables Outstanding(1)(2).....      $13,043,818        $14,524,541    $13,937,589    $15,347,191
Receivables Contractually
  Delinquent as a Percentage of
  Receivables Outstanding(1):
  30-59 days......................            1.71%              1.58%          1.77%          1.56%
  60-89 days......................            1.14%              1.07%          1.13%          1.03%
  90 or more days.................            2.30%              2.29%          2.39%          2.14%
                                        -----------        -----------    -----------    -----------
Total.............................            5.15%              4.94%          5.29%          4.73%
                                        ===========        ===========    ===========    ===========

------------
(1) Receivables Outstanding and Receivables Contractually Delinquent include the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Receivables Outstanding and Receivables Contractually Delinquent related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

(2) Receivables Outstanding consists of all amounts due from cardholders as posted to the accounts.

                                LOSS EXPERIENCE
                          FLEET CREDIT CARD PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                     NINE MONTHS
                                        ENDED                     YEAR ENDED DECEMBER 31,
                                    SEPTEMBER 30,        -----------------------------------------
                                        1999                1998           1997           1996
                                    -------------        -----------    -----------    -----------
Average Receivables
  Outstanding(1)(2)...............   $12,882,101         $14,380,316    $13,950,913    $14,266,600
Gross Losses(1)(3)................   $   748,736         $ 1,034,996    $ 1,052,527    $   572,511
Recoveries(1).....................   $    56,221         $    91,664    $    84,439    $    28,059
Net Losses........................   $   692,515         $   943,332    $   968,088    $   544,452
Net Losses as a Percentage of
  Average Receivables
  Outstanding.....................         7.17%(4)(5)         6.56%(5)       6.94%(5)       3.82%(5)

------------
(1) Average Receivables Outstanding, Gross Losses and Recoveries include the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Average Receivables Outstanding, Gross Losses and Recoveries related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

(2) Average Receivables Outstanding is the sum of receivables outstanding at the beginning and end of each month during the period indicated, divided by twice the number of months in the period indicated.

(3) Gross Losses are presented net of adjustments made pursuant to the Bank's normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of annual cardholder fees on cardholder accounts which have been closed. Losses do not include accrued finance charges that have been charged-off or fraud losses.

(4) Annualized.

(5) Beginning in August 1996, a new charge-off methodology related to bankrupt credit card accounts was adopted and, as of October 1, 1998, further changes to such methodology were adopted and commencing on October 1, 1998, the Bank revised its policy concerning the charge-off of delinquent accounts. See "The Bank's Credit Card Activities--Delinquencies" in the accompanying Prospectus.

     The causes of the increase in the charge-offs from 1996 to 1997 include the following factors: continuing increases in the level of consumer bankruptcies, the seasoning of the portfolio and a general trend in the credit card industry towards higher gross charge-offs. A number of initiatives have been undertaken to stem losses, including improving the collection process by further customizing collection methods, more quickly identifying and intervening on potentially troubled accounts by means of advanced computer-based behavior prediction programs and tightening underwriting standards. The increase in charge-offs during the first nine months of 1999 is the result of general seasoning of the portfolio.

     In February 1999, the Federal Financial Institutions Examination Council adopted a revised policy statement on the classifications of retail credit. The revised policy statement provides uniform guidelines for charge-off of loans to delinquent, bankrupt and deceased borrowers and for reaging, extending, deferring or rewriting of delinquent accounts. In order to comply with this policy, the Bank, as Servicer, is accelerating charge-off of some delinquent loans. Implementation began in April 1999 and will continue through December 1999. The Servicer does not expect this implementation to have an effect upon the payment of principal and interest on the Certificates. This statement is a forward-looking statement, subject to risks and uncertainties.

INTERCHANGE

     In respect of Interchange attributed to the cardholder charges for merchandise and services in the Accounts, the Bank will be required, pursuant to the terms of the Pooling and Servicing Agreement, to transfer to the Trust on the Business Day immediately preceding each Distribution Date an amount equal to one-twelfth of 1.25% of the outstanding balance of the Principal Receivables allocable to Series 1999-C at the end of the last day of the preceding Monthly Period.

YEAR 2000 READINESS

     The Year 2000 project for the Bank's holding company, is directed by a Year 2000 Executive Management Steering Committee consisting of its President and Vice Chairmen. They provide direct oversight of the Year 2000 initiative and are updated monthly on the project's progress. The Bank's Board of Directors receives project updates on a quarterly basis.

     The Bank has completed its assessment of Year 2000 issues and arranged for the required resources to complete the necessary remediation efforts. The Bank has utilized both internal and external resources to reprogram, or replace, and test the software and hardware for Year 2000 modifications.

     The Bank has remediated, tested and returned to service all of its internal systems. These systems can process dates and data into the year 2000 and beyond.

     The Bank relies on several third party service providers for key business processes. It continues to work closely with these companies to monitor the progress of their Year 2000 efforts. On behalf of the Bank, the Bank's holding company's executive management has conducted on-site visits with its most critical service providers to discuss and assess their Year 2000 readiness. In addition, the holding company is receiving written and verbal verification from its significant third party service providers and vendors as to their Year 2000 readiness.

     The Bank began Year 2000 testing with several of these key vendors in the third quarter of 1998 and completed testing by the end of the second quarter of 1999. Validation of Year 2000 readiness of all the Bank's vendors continues with a particular focus on their readiness and alternatives, where possible, for vendors that have been identified as critical.

     While the Bank continues to discuss these matters with, obtain written certification from and test the systems of such other companies as to the Year 2000 compliance, there can be no assurance that any potential impact associated with incompatible systems after December 31, 1999 would not have a material adverse effect on the Bank's business, financial condition or results of operations.

     The Bank and its holding company have established business continuity plans and have assessed these plans for the possible impact of Year 2000 anticipated failures. The holding company has adjusted its business continuity plans where appropriate and possible for those scenarios that may have the most severe impact on its operations. This activity was substantially completed by the end of the second quarter of 1999 and validation of these plans is complete.

LITIGATION

     On January 22, 1999, Fleet Financial Group, Inc. (the predecessor to Fleet Boston Corporation), Fleet National Bank, Fleet Bank (RI), National Association, Fleet Credit Card Services, L.P. and Fleet Credit Card Holdings, Inc. (collectively referred to as "FLEET") brought suit against Advanta Corp., and certain of its subsidiaries (collectively referred to as "ADVANTA"). The action arose out of a February 1998 transaction in which Fleet Financial Group, Inc. and Fleet Credit Card LLC, the predecessor in interest to Fleet Credit Card Services, L.P., acquired most of the consumer credit card business of Advanta National Bank. Advanta answered Fleet's complaint, denying the principal allegations and asserting a variety of counterclaims.

     The litigation is presently in the discovery process. Due to the nature of Advanta's pleadings, the limited discovery that has occurred to date concerning Advanta's claims, and the general unpredictability of the litigation process, it is impossible, at this time, to predict the ultimate outcome of the litigation. However, Fleet intends to vigorously pursue its claims and contest the claims asserted by Advanta. Fleet Boston Corporation does not expect this action to have any material adverse impact on its business.

                                THE RECEIVABLES

     The Receivables in the first Accounts designated to the Trust (the "INITIAL ACCOUNTS") were conveyed to the Trust on December 3, 1993 (the "INITIAL CLOSING DATE"). The Initial Accounts were selected from Advanta National Bank's consumer credit card portfolio satisfying criteria set forth in the Pooling and Servicing Agreement (the "CRITERIA") as applied on October 31, 1993 (the "INITIAL CUT-OFF DATE"). Receivables in accounts designated to the Trust after the Initial Accounts (the "ADDITIONAL ACCOUNTS") have been conveyed to the Trust from time to time since the Initial Closing Date as set forth in Annex II. Such Receivables were generated from Additional Accounts selected from the Advanta Consumer Credit Card Portfolio prior to February 20, 1998, and from the Fleet "A" Credit Card Portfolio from February 20, 1998 to January 31, 1999, and commencing on January 31, 1999, Additional Accounts have been selected from the entire Fleet Credit Card Portfolio, including both the Fleet "A" Credit Card Portfolio and the Fleet "B" Credit Card Portfolio. In each case such Additional Accounts are required to satisfy the Criteria as applied on the relevant cut-off date (the "RELEVANT CUT-OFF DATE"). The Bank has broad discretion in selecting accounts that will be designated as Additional Accounts. The Criteria are the requirements for an account to qualify as an "ELIGIBLE ACCOUNT" and are set forth in the accompanying Prospectus. In order to meet the Criteria, each Account must, on the Relevant Cut-Off Date, among other things, have been in existence and maintained by the Bank, have a cardholder with a billing address in the United States, its territories or possessions or a military address, and, except under certain circumstances, not be an account the credit card or cards with respect to which have been reported to the Bank as having been lost or stolen. See "Description of the Certificates--Representations, Warranties and Covenants" in the accompanying Prospectus.

     Cardholders whose accounts are included in the Fleet Credit Card Portfolio have billing addresses in all 50 states, the District of Columbia, Puerto Rico, Guam, the Virgin Islands and certain foreign countries. As noted above, Eligible Accounts must, as of the Relevant Cut-Off Date, have a billing address in the United States, its territories or possessions or a military address and, as shown in this section in the table captioned "Geographic Distribution of Accounts and Receivables--Trust Portfolio," as of September 30, 1999, 99.9% of the Accounts and 99.9% of the Receivables had billing addresses in one of the 50 states or the District of Columbia.

     Pursuant to the Pooling and Servicing Agreement, the Seller may be obligated (subject to certain limitations and conditions) to designate Additional Accounts to be included as Accounts and to convey to the Trust all Receivables of such Additional Accounts, or may elect to automatically designate Additional Accounts and convey the Receivables therein whether such Receivables are then existing or thereafter created. See "Description of the Certificates--General" and "--Addition of Accounts" in the accompanying Prospectus. These accounts must meet the Criteria as of the Relevant Cut-Off Date. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the existing MasterCard and VISA accounts designated by the Seller on the Relevant Cut-Off Date (plus any Additional Accounts subsequently designated as described above). In addition, as of the Relevant Cut-Off Date and on the date any new

Receivables are created, the Seller will represent and warrant to the Trust that the Receivables are Eligible Receivables. See "Description of the
Certificates--Representations, Warranties and Covenants" in the accompanying Prospectus.

     The Receivables (including receivables in the Additional Accounts the receivables of which have been or are expected to be conveyed to the Trust during the period from September 30, 1999 through the Closing Date), as of September 30, 1999, totaled $11,149,727,148 in 6,836,752 Accounts. The Accounts had an average credit limit of $6,767. The percentage of the aggregate total Receivables balance to the aggregate total credit limit was 24.1%. The average age of the Accounts was approximately 43.0 months.

     The Receivables balance in the Trust as of September 30, 1999 (not including receivables to be added to the Trust thereafter) totaled $10,849,207,920. The Receivables balance in the Trust as of October 18, 1999, totaled $11,063,213,652. As of October 18, 1999, the balance of Receivables in the Trust which were 30 days or more contractually delinquent was $493,494,518.

     The following tables summarize the Trust Portfolio (including receivables in the Additional Accounts the receivables of which have been or are expected to be conveyed to the Trust during the period from September 30, 1999 through the Closing Date) by various criteria as of the close of business on September 30, 1999. Because the future composition of the Trust Portfolio may change over time, these tables are not necessarily indicative of future results.

                         COMPOSITION BY ACCOUNT BALANCE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
ACCOUNT BALANCE RANGE                      ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------------                      ---------    ----------    ---------------    -----------
Credit balance...........................    141,806        2.1%      $   (12,349,476)       (0.1)%
$0.00....................................  2,984,122       43.6                     0         0.0
$0.01 to $1,000.00.......................  1,157,075       16.9           401,159,820         3.6
$1,000.01 to $2,500.00...................    739,941       10.8         1,267,716,495        11.4
$2,500.01 to $5,000.00...................  1,009,236       14.8         3,739,083,967        33.5
$5,000.01 to $7,500.00...................    525,098        7.7         3,202,738,753        28.7
Over $7,500.00...........................    279,474        4.1         2,551,377,589        22.9
                                           ---------      -----       ---------------       -----
Total....................................  6,836,752      100.0%      $11,149,727,148       100.0%
                                           =========      =====       ===============       =====

                          COMPOSITION BY CREDIT LIMIT
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
CREDIT LIMIT BALANCE                       ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
--------------------                       ---------    ----------    ---------------    -----------
$0.00 to $1,000.00.......................    105,189        1.5%      $    12,691,778         0.1%
$1,000.01 to $2,500.00...................    408,745        6.0           330,585,052         3.0
$2,500.01 to $5,000.00...................  1,835,568       26.8         2,333,260,749        20.9
$5,000.01 to $7,500.00...................  2,116,911       31.0         3,246,841,612        29.1
Over $7,500.00...........................  2,370,339       34.7         5,226,347,957        46.9
                                           ---------      -----       ---------------       -----
Total....................................  6,836,752      100.0%      $11,149,727,148       100.0%
                                           =========      =====       ===============       =====

                      COMPOSITION BY PERIOD OF DELINQUENCY
                                TRUST PORTFOLIO

                                                      PERCENTAGE
                                                       OF TOTAL                         PERCENTAGE
PERIOD OF DELINQUENCY                    NUMBER OF    NUMBER OF                          OF TOTAL
(DAYS CONTRACTUALLY DELINQUENT)          ACCOUNTS      ACCOUNTS       RECEIVABLES       RECEIVABLES
-------------------------------          ---------    ----------    ---------------    -------------
Not Delinquent.........................  6,579,418       96.2%      $10,107,623,746         90.7%
1 to 29 days...........................    147,291        2.1           548,023,708          4.9
30 to 59 days..........................     41,021        0.6           166,697,572          1.5
60 to 89 days..........................     24,217        0.4           109,402,865          1.0
90 to 119 days.........................     17,381        0.3            82,291,739          0.7
120 to 149 days........................     14,199        0.2            68,896,925          0.6
150 to 179 days........................     11,591        0.2            57,352,485          0.5
180 or more............................      1,634        0.0             9,438,108          0.1
                                         ---------      -----       ---------------        -----
Total..................................  6,836,752      100.0%      $11,149,727,148        100.0%
                                         =========      =====       ===============        =====

                           COMPOSITION BY ACCOUNT AGE
                                TRUST PORTFOLIO

                                                        PERCENTAGE
                                                         OF TOTAL                        PERCENTAGE
                                           NUMBER OF    NUMBER OF                         OF TOTAL
AGE (IN MONTHS)                            ACCOUNTS      ACCOUNTS       RECEIVABLES      RECEIVABLES
---------------                            ---------    ----------    ---------------    -----------
Not more than 6 Months...................    903,448       13.2%      $ 2,134,208,275        19.1%
Over 6 to 12 Months......................    491,678        7.2           858,513,076         7.7
Over 12 to 24 Months.....................  1,822,906       26.7         2,276,390,947        20.4
Over 24 to 36 Months.....................    658,233        9.6           915,440,761         8.2
Over 36 to 48 Months.....................    858,724       12.6         1,398,453,383        12.6
Over 48 to 60 Months.....................    737,801       10.8         1,238,432,129        11.1
Over 60 to 84 Months.....................    622,046        9.1         1,059,364,252         9.5
Over 84 Months...........................    741,916       10.8         1,268,924,325        11.4
                                           ---------      -----       ---------------       -----
Total....................................  6,836,752      100.0%      $11,149,727,148       100.0%
                                           =========      =====       ===============       =====

              GEOGRAPHIC DISTRIBUTION OF ACCOUNTS AND RECEIVABLES
                               TRUST PORTFOLIO(1)

                                                                PERCENTAGE
                                                                 OF TOTAL                         PERCENTAGE
                                                   NUMBER OF     NUMBER OF                         OF TOTAL
STATE                                              ACCOUNTS      ACCOUNTS        RECEIVABLES      RECEIVABLES
-----                                              ---------    -----------    ---------------    -----------
Alabama..........................................     73,982         1.1%      $   128,087,520         1.1%
Alaska...........................................     10,354         0.2            19,475,005         0.2
Arizona..........................................    101,809         1.5           172,426,530         1.5
Arkansas.........................................     55,277         0.8           101,078,966         0.9
California.......................................    891,879        13.0         1,460,541,732        13.1
Colorado.........................................    109,936         1.6           170,333,258         1.5
Connecticut......................................    158,900         2.3           266,408,053         2.4
Delaware.........................................     16,878         0.2            27,859,523         0.2
District of Columbia.............................     11,453         0.2            20,099,605         0.2
Florida..........................................    406,713         5.9           680,187,396         6.1
Georgia..........................................    136,964         2.0           233,468,468         2.1
Hawaii...........................................     23,163         0.3            42,157,212         0.4
Idaho............................................     26,472         0.4            41,992,633         0.4
Illinois.........................................    262,256         3.8           401,007,081         3.6
Indiana..........................................    122,744         1.8           196,843,799         1.8
Iowa.............................................     75,007         1.1           110,025,464         1.0
Kansas...........................................     65,555         1.0           109,468,428         1.0
Kentucky.........................................     75,724         1.1           124,775,440         1.1
Louisiana........................................     88,595         1.3           143,463,085         1.3
Maine............................................     25,111         0.4            47,853,674         0.4
Maryland.........................................    135,453         2.0           225,011,664         2.0
Massachusetts....................................    278,236         4.1           442,732,756         4.0
Michigan.........................................    210,038         3.1           336,533,201         3.0
Minnesota........................................    134,701         2.0           196,969,035         1.8
Mississippi......................................     38,300         0.6            64,310,772         0.6
Missouri.........................................    132,145         1.9           212,223,214         1.9
Montana..........................................     18,041         0.3            26,810,365         0.2
Nebraska.........................................     38,303         0.6            55,243,967         0.5
Nevada...........................................     53,819         0.8           100,892,422         0.9
New Hampshire....................................     46,313         0.7            80,118,716         0.7
New Jersey.......................................    276,429         4.0           419,599,454         3.8
New Mexico.......................................     31,223         0.5            53,618,398         0.5
New York.........................................    629,465         9.2         1,023,618,684         9.2
North Carolina...................................    136,144         2.0           233,959,191         2.1
North Dakota.....................................     13,051         0.2            20,042,238         0.2
Ohio.............................................    257,040         3.8           419,760,044         3.8
Oklahoma.........................................     74,867         1.1           128,347,972         1.2
Oregon...........................................     75,999         1.1           125,430,472         1.1
Pennsylvania.....................................    295,428         4.3           447,825,640         4.0
Rhode Island.....................................     52,656         0.8            84,765,631         0.8
South Carolina...................................     62,641         0.9           107,369,843         1.0
South Dakota.....................................     13,265         0.2            20,541,029         0.2
Tennessee........................................    106,028         1.5           182,277,276         1.6
Texas............................................    452,139         6.6           789,230,181         7.1
Utah.............................................     34,012         0.5            49,906,874         0.4
Vermont..........................................     14,196         0.2            23,520,540         0.2
Virginia.........................................    173,628         2.5           291,388,721         2.6
Washington.......................................    125,878         1.8           213,634,438         1.9
West Virginia....................................     30,771         0.4            49,611,623         0.4
Wisconsin........................................    137,582         2.0           193,148,932         1.7
Wyoming..........................................     11,034         0.2            17,940,724         0.2
All Others.......................................      9,155         0.1            15,790,259         0.1
                                                   ---------       -----       ---------------       -----
Total............................................  6,836,752       100.0%      $11,149,727,148       100.0%
                                                   =========       =====       ===============       =====

------------
(1) All data as of September 30, 1999 (including Receivables then in the Trust and Receivables in Additional Accounts to be added thereafter through the Closing Date).

                              MATURITY ASSUMPTIONS

     The Pooling and Servicing Agreement provides that the Class A Certificateholders will not receive payments of principal until the October 15, 2004 Distribution Date (the "CLASS A EXPECTED FINAL DISTRIBUTION DATE"), on which date it is expected that the full principal amount of the Class A Certificates will be paid; however, payment may begin prior to such date if a Pay Out Event occurs that results in the start of the Rapid Amortization Period. The Pooling and Servicing Agreement also provides that the Class B Certificateholders will not receive payments of principal until the October 15, 2004 Distribution Date (the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"), on which date it is expected that the full principal amount of the Class B Certificates will be paid; however, principal payments may begin prior to such date if a Pay Out Event occurs that results in the start of the Rapid Amortization Period. No principal payments will be made to the Class B Certificateholders unless the Class A Investor Amount is paid in full. Unless and until a Pay Out Event occurs, on each Distribution Date for the Accumulation Period, monthly deposits of principal equal to the least of (a) Available Investor Principal Collections, (b) the sum of (i) the Controlled Accumulation Amount for such Distribution Date and (ii) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date (such sum, the "CONTROLLED DEPOSIT AMOUNT") and (c) the Invested Amount will be made into the Principal Funding Account.

     Although it is anticipated that a single principal payment will be made to Class A Certificateholders in an amount equal to the Class A Investor Amount on the Class A Expected Final Distribution Date and that a single principal payment will also be made to Class B Certificateholders in an amount equal to the Class B Investor Amount on the Class B Expected Final Distribution Date, no assurance can be given in that regard.

     In addition to Pay Out Events which apply to all Series, other Pay Out Events may occur with respect to Series 1999-C only, either automatically or after specified notice, upon (a) failure of the Seller to make certain payments or transfers of funds for the benefit of the Certificateholders within the time periods stated in the Pooling and Servicing Agreement, (b) material breaches of certain representations, warranties or covenants of the Seller, (c)(i) if the Seller Amount is less than the Required Seller Amount on the last day of any Monthly Period (as determined on the third Business Day preceding the following Distribution Date (the "DETERMINATION DATE"), the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the Seller Amount is at least equal to the Required Seller Amount by the tenth Business Day following such Determination Date, or (ii) if the aggregate amount of Principal Receivables is less than the Required Principal Balance on the last day of any Monthly Period (as determined on the following Determination Date), the failure of the Seller to convey Receivables in Additional Accounts to the Trust such that the aggregate Principal Receivables in the Trust are at least equal to the Required Principal Balance by the tenth Business Day following such Determination Date, (d) the average of the Net Portfolio Yield for any three consecutive Monthly Periods being a rate which is less than the Base Rate averaged over such period, (e) the occurrence of a Servicer Default having a material adverse effect on the Certificateholders, or (f) failure to pay in full
(i) the Class A Investor Amount on the Class A Expected Final Distribution Date,
(ii) the Class B Investor Amount on the Class B Expected Final Distribution Date or (iii) the Collateral Invested Amount on the Collateral Expected Final Distribution Date.

     The term "NET PORTFOLIO YIELD" for any Monthly Period, means the annualized percentage equivalent of a fraction, the numerator of which is the sum of (a) the amount of collections of Finance Charge Receivables during such Monthly Period allocable to the Certificates and to the Collateral Interest, including any other amounts that are to be treated as collections of Finance Charge Receivables under the Pooling and Servicing Agreement, after subtracting therefrom the Investor Default Amount for such Monthly Period, plus (b) the amount of any Principal Funding Investment Proceeds for such Distribution Date, plus (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Series Supplement, are required to be included in Class A Available Funds with respect to such Distribution Date, and the denominator of which is the Investor Amount as of the last day of the prior Monthly Period.

     For any Monthly Period, the "BASE RATE" will be equal to the annualized percentage equivalent of a fraction, the numerator of which is equal to the sum of (i) the Class A Monthly Interest, (ii) the Class B Monthly Interest, (iii) the Collateral Minimum Monthly Interest and (iv) the Monthly Servicing Fee, each for the related Distribution Date and the denominator of which is the Investor Amount as of the last day of the preceding Monthly Period.

     A Pay Out Event occurs, with respect to Series 1999-C and all other Series, automatically upon (a) the occurrence of an Insolvency Event relating to the Seller (including any Additional Seller), (b) the Trust becoming an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (c) the inability of the Seller (including any Additional Seller) to transfer Receivables to the Trust in accordance with the Pooling and Servicing Agreement. There can be no assurance that a Pay Out Event will not occur. See "Description of the Certificates--Pay Out Events" in this Prospectus Supplement.

     Upon the occurrence of a Pay Out Event which applies to Series 1999-C or to all Series, a Rapid Amortization Period will begin. The "RAPID AMORTIZATION PERIOD" means the period beginning with the occurrence of a Pay Out Event and ending on the earlier of (i) the payment in full of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount and (ii) the Series 1999-C Termination Date. During the Rapid Amortization Period, first the Class A Certificateholders and then, following the payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive monthly payments of principal equal to the Available Investor Principal Collections received by the Trust during the related Monthly Period (plus the principal amount on deposit in the Principal Funding Account) until the Class A Investor Amount or Class B Investor Amount, as applicable, is paid in full. Allocations of Principal Receivables will be based on the Principal Allocation Percentage. See "Description of the Certificates--Allocation Percentages" in this Prospectus Supplement.

     The following table sets forth the highest and lowest cardholder monthly payment rates and the average of the cardholder monthly payment rates for the Fleet Credit Card Portfolio. Information prior to February 20, 1998 is pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. The rates are calculated as a percentage of the total opening monthly account balances during the periods shown. Payments shown in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables on the Accounts.

                             MONTHLY PAYMENT RATES
                         FLEET CREDIT CARD PORTFOLIO(1)

                                                 NINE MONTHS ENDED       YEAR ENDED DECEMBER 31,
                                                   SEPTEMBER 30,      -----------------------------
                                                      1999(1)         1998(1)    1997(1)    1996(1)
                                                 -----------------    -------    -------    -------
Lowest.........................................        11.20%          10.84%      9.93%      8.56%
Highest........................................        13.64%          12.36%     12.29%     10.28%
Monthly Average................................        12.19%          11.57%     11.09%      9.55%

---------------
(1) Payment rate calculations include collections of both the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Collections related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

     The amount of collections on Receivables may vary from month to month due to seasonal variations, general economic conditions, changes in tax law and payment habits of individual cardholders. There can be no assurance that collections of Principal Receivables from the Trust Portfolio, and thus the rate at which Certificateholders could expect to accumulate or receive payments of principal on their Certificates during the Accumulation Period or the Rapid Amortization Period, will be similar to the historical experience set forth above. In addition, the ability of the Certificateholders to be paid the applicable Class A Investor Amount or the Class B Investor Amount on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date, respectively, may be dependent upon the availability of Shared Principal Collections. Since the Trust, as a master trust, may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the terms of any additional Series might not have an impact on the timing of payments received by Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Series 1999-C Certificates could be significantly reduced.

                        RECEIVABLE YIELD CONSIDERATIONS

     The following table provides yield information for the nine months ended September 30, 1999 and each of the years ended December 31, 1998, 1997 and 1996. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996.

     The historical yield figures in the table are calculated on an accrual basis. Collections on the Receivables will be on a cash basis and may not reflect the historical yield experience in the table. For example, during periods of increasing delinquencies accrual yields may exceed cash yields as amounts collected on credit card receivables lag behind amounts accrued and billed to cardholders. Conversely, as delinquencies decrease, cash yields may exceed accrual yields as amounts collected in a current period may include amounts accrued during prior periods. Yield on both an accrual and a cash basis will be affected by numerous factors, including the finance charges on the Receivables, the amount of the annual cardholder fees and other fees and charges, changes in the delinquency rate on the Receivables, the percentage of cardholders who pay their balances in full each month and do not incur finance charges and any restrictions which may be imposed by future legislation or regulations. There can be no assurance that the revenue from finance charges and fees for the Receivables will be similar to the historical experience set forth below. See "Risk Factors" in the accompanying Prospectus.

                     REVENUE FROM FINANCE CHARGES AND FEES
                         FLEET CREDIT CARD PORTFOLIO(1)

                                               NINE MONTHS             YEAR ENDED DECEMBER 31,
                                           ENDED SEPTEMBER 30,      ------------------------------
                                                  1999               1998        1997        1996
                                           -------------------      ------      ------      ------
Average Monthly Accrued Fees and
  Charges(2)(3)(4).......................        $42.10(6)          $36.07(1)   $36.99(1)   $30.12(1)
Average Account Balance(2)(5)............         2,670              2,798       2,783       2,778
Yield From Fees and Charges(3)(4)........         18.92%(6)          15.47%(1)   15.95%(1)   13.01%(1)

---------------
(1) The amounts shown, except for the nine months ended September 30, 1999, do not include revenue attributed to Interchange.

(2) Average Monthly Accrued Fees and Charges and Average Account Balance include information from both the Fleet "A" Credit Card Portfolio and Fleet "B" Credit Card Portfolio beginning on February 20, 1998. Information prior to February 20, 1998 is shown pro forma as if the Bank had purchased the Advanta Consumer Credit Card Portfolio as of the beginning of 1996. Fees, charges and account balances related to the credit card portfolio acquired by FFG as a result of the purchase of NatWest Bank, N.A. are included beginning in June, 1997.

(3) Fees and Charges for each of the years ended December 31, 1996, 1997 and 1998 are comprised of finance charges, annual cardholder fees and certain other service charges. Fees and charges for the nine months ended September 30, 1999 are comprised of finance charges, annual cardholder fees and all other service charges plus revenue attributed to Interchange.

(4) Average Monthly Accrued Fees and Charges and Yield from Fees and Charges are presented net of adjustments made pursuant to normal servicing procedures, including removal of incorrect or disputed finance charges and reversal of finance charges accrued on charged-off accounts.

(5) Average Account Balance includes purchases, cash advances and billed and unpaid finance and other charges, and is calculated based on the average of the opening monthly account balances for accounts with balances during the periods shown.

(6) Beginning January 1, 1999 revenue from Interchange and fees not previously included have been included in fees and charges and in calculating the yield from fees and charges. For the nine months ended September 30, 1999, if fees and charges had not included revenue attributed to Interchange and the additional fees, the average monthly accrued fees and charges would have been $36.36 and the yield from fees and charges would have been 16.34%.

     The yields shown in the above table are comprised of three components: finance charges, annual cardholder fees and other service charges, such as late charges. In addition, for the nine months ended September 30, 1999 the yield includes Interchange and fees not previously included. The yield related to annual cardholder fees (on those accounts that assess such fees) and other service charges varies with the type and volume of activity in and the balance of each account. The Bank currently assesses annual cardholder fees of $10 to $50 for certain of its credit card accounts. Most accounts included in the Fleet Credit Card Portfolio and originated since March 1987 do not carry an annual cardholder fee. See "The Bank's Credit Card Activities" in the accompanying Prospectus. As account balances increase, an annual cardholder fee, which remains constant, represents a smaller percentage of the aggregate account balance.

     The increase in yields demonstrated in the above table from 1996 to 1997 is the result of actions taken by the Bank's predecessor as Seller and Servicer to improve the revenue produced by its credit card business. Several risk based repricing initiatives were implemented by Advanta National Bank in 1996 and 1997. During this period, the Bank did not implement risk based repricing initiatives in the Fleet "B" Credit Card Portfolio. In May 1997, the average percentage rate on a majority of receivables in the Advanta Consumer Credit Card Portfolio was increased on average from 200 to 300 basis points. In addition, late, overlimit and nonsufficient funds fees, cash advance fees, and certain other fees were either increased or added. Due to scaled down marketing efforts, there was also a lower percentage of teaser rate credit cards in the Advanta Consumer Credit Card Portfolio in 1997 as compared to prior years.

     The increase in yields demonstrated in the above table from December 31, 1998 to September 30, 1999 is the result of several changes implemented by the Bank. As of January 1, 1999, the Bank, in calculating fees and charges has included Interchange and service charges not previously included. Other factors affecting the increase include the Bank's continued use of risk based repricing.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Master Pooling and Servicing Agreement filed as an exhibit to the Registration Statement of which the Prospectus is a part. Pursuant to the Master Pooling and Servicing Agreement, the Seller and the Trustee may execute further supplements thereto in order to issue additional Series. See "Description of the Certificates--New Issuances" in the accompanying Prospectus. The Trustee will provide a copy of the Master Pooling and Servicing Agreement (without exhibits or schedules), including any relevant Series Supplement, to Certificateholders without charge upon written request. The following summary, together with information contained elsewhere in this Prospectus Supplement and the Prospectus, describes the material terms of the Certificates contained in the Pooling and Servicing Agreement. The following summary is qualified in its entirety by reference to the Pooling and Servicing Agreement.

GENERAL

     The Certificates and the Collateral Interest will represent undivided interests in the Trust Assets, including the right to a floating percentage (in the case of collections of Principal Receivables during the Revolving Period and in the case of collections of Finance Charge Receivables and Defaulted Receivables at all times) or a resettable fixed/floating percentage (in the case of collections of Principal Receivables during the Accumulation Period or the Rapid Amortization Period) (each, the "SERIES PERCENTAGE") of cardholder payments on the Receivables. See "--Allocation Percentages" in this Prospectus Supplement. For any Monthly Period, the portion of the Principal Receivables and any amounts on deposit in, credited to or held in the Excess Funding Account represented by the Certificates and the Collateral Interest will be equal to $300,000,000, which is the initial invested amount of the Certificates and the Collateral Interest on the Closing Date (the "INITIAL INVESTED AMOUNT"), minus the principal amount on deposit in the Principal Funding Account, minus the amount of principal payments paid to the Certificateholders and the Collateral Interest Holder and minus any unreimbursed reductions in the Invested Amount. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying Prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this Prospectus Supplement.

     Each Certificate represents the right to receive monthly payments of interest for each Interest Period at the applicable Certificate Rate from collections of Finance Charge Receivables and certain other amounts and, in certain circumstances, amounts withdrawn from the Reserve Account (provided that amounts withdrawn from the Reserve Account are only available to the Class A Certificates) and Reallocated Principal Collections, and deposits or payments of principal during the Accumulation Period or the Rapid

Amortization Period funded from Available Investor Principal Collections (including, during the Accumulation Period, certain collections of Principal Receivables otherwise allocable to other Series, to the extent such collections are not needed to make payments to or for the benefit of such other Series).

     The Seller holds the interest in the Principal Receivables and the amounts on deposit in, credited to or held in the Excess Funding Account, if any (the "SELLER AMOUNT"), not represented by the Certificates, the Collateral Interest and the certificates of and uncertificated interests in other Series, if any. The Seller holds an undivided interest in the Trust (the "SELLERS' INTEREST"), including the right to a percentage (the "SELLER PERCENTAGE") of all cardholder payments on the Receivables.

     During the Revolving Period, the Invested Amount will remain constant except in certain limited circumstances. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in the accompanying Prospectus and "Description of the Certificates--Allocation of Investor Default Amount" in this Prospectus Supplement. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Seller Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. During the Accumulation Period or the Rapid Amortization Period, the Invested Amount will decline for each Monthly Period as cardholder payments of Principal Receivables are collected and deposited in the Principal Funding Account or paid to the Certificateholders or the Collateral Interest Holder.

     The interest of the Certificateholders in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the Investor Amount is paid in full, (ii) the April 2007 Distribution Date and (iii) the termination of the Trust (the earliest of (i), (ii) and (iii) being the "SERIES 1999-C TERMINATION DATE"). All principal and interest will be due and payable no later than the Series 1999-C Termination Date. See "Description of the Certificates--Final Payment of Principal and Interest; Termination" in the accompanying Prospectus.

REGISTRATION OF CERTIFICATES

     The Certificates initially will be represented by certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). No person acquiring a beneficial interest in the Certificates (a "CERTIFICATE OWNER") will be entitled to receive a definitive certificate representing such person's interest (a "DEFINITIVE CERTIFICATE"), except in the event that Definitive Certificates are issued under the limited circumstances described in the Prospectus. Investor Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe). See "Description of the Certificates--Definitive Certificates" in the accompanying Prospectus.

INTEREST PAYMENTS

     Interest will accrue on the Certificates at the applicable Class A Certificate Rate or Class B Certificate Rate from the date of the initial issuance of the Certificates. Interest payments on the Certificates will be made on December 15, 1999 and on the 15th day of each month thereafter, or if any such day is not a Business Day, on the next succeeding Business Day (each a "DISTRIBUTION DATE"). Interest payments on the Certificates on any Distribution Date will be calculated on the outstanding principal amount of the Class A Certificates or the Class B Certificates, as applicable, as of the preceding Record Date (or, in the case of the first Distribution Date, as of the Closing
Date). Class A Monthly Interest and Class B Monthly Interest due but not paid on any Distribution Date will be payable on the next succeeding Distribution Date together with additional interest on such amount at the applicable Certificate Rate plus 2%.

     Interest on the Class A Certificates and the Class B Certificates will be calculated on the basis of a 360-day year of twelve months having 30 days in each month; provided, however that interest on the Class A Certificates for the
December 15, 1999 Distribution Date will be $          and interest on the Class
B Certificates for the December 15, 1999 Distribution Date with be $          .
The Class A Certificates will bear interest at the rate of      % per annum (the
"CLASS A CERTIFICATE RATE"). The Class B Certificates will bear interest at the
rate of      % per annum (the "CLASS B CERTIFICATE RATE").

     The "INTEREST PERIOD" for any Distribution Date will be the period from the previous Distribution Date through the day preceding such Distribution Date, except that the initial Interest Period will be the period from the Closing Date through December 14, 1999, the day preceding the initial Distribution Date. The term "BUSINESS DAY" means any day other than a Saturday, Sunday or day on which banking institutions in New York, New York, Providence, Rhode Island or any other state where the principal executive offices of the Bank or any Additional Seller or the Trustee are located, are authorized or obligated by law, executive order or governmental decree to be closed. The "MONTHLY PERIOD" for any Distribution Date will be the immediately preceding calendar month, except for the initial Monthly Period, which will begin on the Closing Date and end on November 30, 1999. The "RECORD DATE" for any Distribution Date will be the last Business Day of the month preceding such Distribution Date.

     On each Distribution Date, Class A Monthly Interest and Class A Monthly Interest previously due but not distributed to the Class A Certificateholders will be paid to the Class A Certificateholders from Class A Available Funds for the related Monthly Period. To the extent Class A Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread, and, if necessary, amounts designated by another Series for allocation to Series within Group One and which, pursuant to the Master Pooling and Servicing Agreement and any related supplement, are allocable to Series 1999-C ("EXCESS FINANCE CHARGES") and Reallocated Principal Collections allocable first to the Collateral Invested Amount and then to the Class B Invested Amount will be used to make such payments.

     On each Distribution Date, Class B Monthly Interest and Class B Monthly Interest previously due but not distributed to the Class B Certificateholders will be paid to the Class B Certificateholders from Class B Available Funds for the related Monthly Period. To the extent Class B Available Funds for such Monthly Period are insufficient to pay such interest, Excess Spread and Excess Finance Charges allocated to Series 1999-C and, if necessary, Reallocated Principal Collections allocable to the Collateral Invested Amount (in each case to the extent not used to make distributions for the Class A Certificates) will be used to make such payment.

     "CLASS A AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the sum of (a) the Class A Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1999-C Certificates for such Monthly Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement), (b) the amount of Principal Funding Investment Proceeds, if any, for such Distribution Date and (c) the amount of funds, if any, to be withdrawn from the Reserve Account that, pursuant to the Series Supplement, are required to be included in Class A Available Funds for such Distribution Date.

     "CLASS B AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the Class B Floating Percentage of collections of Finance Charge Receivables allocated to the Series 1999-C Certificates for such Monthly Period (including certain other amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "CLASS A MONTHLY INTEREST" means, for any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal amount of the Class A Certificates as of the preceding Record Date; provided, however, for the first Distribution Date, Class A Monthly
Interest will be equal to $          .

     "CLASS B MONTHLY INTEREST" means, for any Distribution Date, an amount equal to one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the outstanding principal amount of the Class B Certificates as of the preceding Record Date; provided, however, for the first Distribution Date, Class B Monthly
Interest will be equal to $          .

     "COLLATERAL AVAILABLE FUNDS" means, for any Monthly Period, an amount equal to the Collateral Floating Percentage of the collections of Finance Charge Receivables allocated to Series 1999-C (including any amounts that are to be treated as collections of Finance Charge Receivables in accordance with the Pooling and Servicing Agreement).

     "COLLATERAL MINIMUM MONTHLY INTEREST" means, with respect to any Distribution Date an amount equal to the product of (a) the Collateral Minimum Interest Rate, (b) the actual number of days in the related Interest Period divided by 360 and (c) the outstanding principal amount of the Collateral Interest.

     "COLLATERAL MINIMUM INTEREST RATE" means, the London interbank offered rate
for one-month United States dollar deposits plus      % per annum, or such less
amount as may be designated in the agreement between the Bank and the Collateral Interest Holder relating to the transfer of the Collateral Interest to the Collateral Interest Holder.

     The London interbank offered rate for one-month United States dollar deposits with respect to the Collateral Minimum Monthly Interest for each Interest Period will be determined on the second London business day prior to the Distribution Date on which such Interest Period commences (or, in the case
of the first Interest Period, on           , 1999 for the period from and
including the Closing Date through December 14, 1999).

PRINCIPAL PAYMENTS

     During the period (the "REVOLVING PERIOD") that begins on the Closing Date and ends on the day before the earlier of (i) the start of the Accumulation Period, or (ii) the start of the Rapid Amortization Period, no principal payments will be made to or for the benefit of the Certificateholders or deposited into an account to be accumulated and subsequently used to pay the Certificateholders. On each Distribution Date for the Revolving Period, collections of Principal Receivables allocable to the undivided interest in the assets of the Trust represented by the Certificates and the Collateral Interest will, subject to certain limitations, including the allocation of any Reallocated Principal Collections for the related Monthly Period to pay the Class A Required Amount or the Class B Required Amount, be treated as Shared Principal Collections. See "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

     The accumulation period for the Series 1999-C Interests (the "ACCUMULATION PERIOD") is scheduled to begin at the close of business on December 31, 2003. Subject to the conditions described in this Prospectus Supplement under "--Postponement of Accumulation Period," the beginning of the Accumulation Period may be delayed to no later than the close of business on August 31, 2004. The first principal payment will be made to the Class A Certificateholders on the earlier of the (i) October 2004 Distribution Date ("CLASS A EXPECTED FINAL DISTRIBUTION DATE") or (ii) the Distribution Date in the month following the month in which the Rapid Amortization Period begins. Principal is also expected to be paid to the Class B Certificateholders on the October 2004 Distribution Date (the "CLASS B EXPECTED FINAL DISTRIBUTION DATE"); however, if the amount on deposit in the Principal Funding Account is not sufficient to pay the Certificates in full, it will be applied first to pay the Class A Certificates. No principal will be payable to the Class B Certificateholders unless the Class A Investor Amount is paid in full or funds are available with which to make such payment in full.

     On each Distribution Date for the Accumulation Period prior to the date on which the Class A Investor Amount and the Class B Investor Amount are paid in full, an amount equal to the least of (a) Available Investor Principal Collections on deposit in the Collection Account for such Distribution Date, (b) the applicable Controlled Deposit Amount for such Distribution Date and (c) the sum of the Class A Invested Amount and the Class B Invested Amount, will be deposited in the Principal Funding Account for payment to the Class A Certificateholders and the Class B Certificateholders. Amounts deposited into the Principal Funding Account during the Accumulation Period to pay principal of the Certificates will be paid first to the Class A Certificateholders and then Class B Certificateholders, on the Class A Expected Final Distribution Date and the Class B Expected Final Distribution Date or, if earlier, the first Distribution Date in the Rapid Amortization Period.

     "AVAILABLE INVESTOR PRINCIPAL COLLECTIONS" means, for any Monthly Period, an amount equal to the sum of (a)(i) an amount equal to the Principal Allocation Percentage of all collections of Principal Receivables received during such Monthly Period, minus (ii) the amount of Reallocated Principal Collections for such Monthly Period used to fund the Class A Required Amount or the Class B Required Amount plus (b) any Shared Principal Collections from other Series in Group One that are allocated to Series 1999-C, plus

(c) any other amounts which pursuant to the Series Supplement are to be treated as Available Investor Principal Collections for the related Distribution Date.

     On each Distribution Date for the Rapid Amortization Period until the Class A Investor Amount has been paid in full or the Series 1999-C Termination Date occurs, the Class A Certificateholders will be entitled to receive Available Investor Principal Collections in an amount up to the Class A Investor Amount. After payment in full of the Class A Investor Amount, the Class B Certificateholders will be entitled to receive, on each such Distribution Date, Available Investor Principal Collections until the earlier of the date the Class B Investor Amount is paid in full and the Series 1999-C Termination Date.

     "CLASS A MONTHLY PRINCIPAL" for any Distribution Date for the Accumulation Period or the Rapid Amortization Period will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account for that Distribution Date, (ii) for each Distribution Date for the Accumulation Period (and on or prior to the Class A Expected Final Distribution Date), the Controlled Deposit Amount for such Distribution Date and (iii) the Class A Invested Amount on such Distribution Date.

     "CLASS B MONTHLY PRINCIPAL" for any Distribution Date, beginning with the first Distribution Date with respect to the Accumulation Period on which the full amount of the Class A Investor Amount is on deposit in the Principal Funding Account or has been paid to the Class A Certificateholders or, if earlier, the first Distribution Date in the Rapid Amortization Period, will equal the least of (i) the Available Investor Principal Collections on deposit in the Collection Account for that Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal on such Distribution Date), (ii) for each Distribution Date with respect to the Accumulation Period, the Controlled Deposit Amount for such Distribution Date (minus the portion of such Controlled Deposit Amount for such Distribution Date applied to Class A Monthly Principal on such Distribution Date) and (iii) the Class B Invested Amount on such Distribution Date.

     "COLLATERAL MONTHLY PRINCIPAL" means beginning with the later of the Collateral Expected Final Distribution Date and the Distribution Date on which the Class B Investor Amount is paid in full, or, if earlier, the first Distribution Date in the Rapid Amortization Period, an amount equal to the lesser of (x) Available Investor Principal Collections for that Distribution Date (minus the portion of such Available Investor Principal Collections applied to Class A Monthly Principal and Class B Monthly Principal on such Distribution
Date) and (y) the Collateral Invested Amount with respect to such Distribution Date.

     "CONTROLLED ACCUMULATION AMOUNT" means (a) for any Distribution Date for the Accumulation Period, the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount divided by nine (subject to adjustment in connection with the postponement of the Accumulation Period).

     "DEFICIT CONTROLLED ACCUMULATION AMOUNT" means (a) on the first Distribution Date for the Accumulation Period the excess, if any, of the Controlled Accumulation Amount for such Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal and Class B Monthly Principal for such Distribution Date and (b) on each subsequent Distribution Date for the Accumulation Period the excess, if any, of the Controlled Deposit Amount for such subsequent Distribution Date over the amount distributed from the Collection Account as Class A Monthly Principal and Class B Monthly Principal for such subsequent Distribution Date.

     "CONTROLLED DEPOSIT AMOUNT" means, for any Distribution Date relating to the Accumulation Period, an amount equal to the sum of (i) the Controlled Accumulation Amount on such Distribution Date and (ii) any Deficit Controlled Accumulation Amount for the immediately preceding Distribution Date.

POSTPONEMENT OF ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Servicer may elect to postpone the start of the Accumulation Period and extend the length of the Revolving Period, subject to certain conditions, including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than nine months. On each Determination Date, until the Accumulation Period begins, the Servicer will determine the "ACCUMULATION PERIOD LENGTH," which is the number of months expected to be required to fully fund the Principal Funding Account to pay the Class A Investor Amount no later than the Class A Expected Final Distribution Date and the Class B Investor Amount no later than the Class B Expected Final Distribution Date, based on (a) the monthly collections of Principal Receivables expected to be distributable to the Certificateholders of all Series, assuming a principal payment rate no greater than the lowest monthly principal payment rate on the Receivables for the preceding 12 months and (b) the amount of principal expected to be distributable to certificateholders of Series which are not expected to be in their revolving periods during the Accumulation Period. If the Accumulation Period Length is less than nine months, the Servicer may, at its option, postpone the start of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the investor interest of certain other Series that are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate occurring after the Closing Date. The length of the Accumulation Period will not be less than one month.

SUBORDINATION

     The Class B Certificateholders' Interest and the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. In addition, the Collateral Interest will be subordinated to the extent necessary to fund certain payments with respect to the Class B Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to the Class A Certificateholders and the Class B Invested Amount may be reduced. Similarly, certain principal payments allocable to the Collateral Interest may be reallocated to the Class A Certificateholders and the Class B Certificateholders and the Collateral Invested Amount may be reduced. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificateholders in subsequent Monthly Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "--Allocation Percentages," "--Reallocation of Cash Flows," and "--Application of Collections--Excess Spread; Excess Finance Charges" in this Prospectus Supplement.

ALLOCATION PERCENTAGES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate among the Class A Certificates, the Class B Certificates, the Collateral Interest, the certificateholders' interest for all other Series issued and outstanding and the Sellers' Interest, all collections of Finance Charge Receivables, Principal Receivables and the Defaulted Amount for each Monthly Period. Each "MONTHLY PERIOD" will be the period from and including the first day of a calendar month to and including the last day of the calendar month (other than the initial Monthly Period which will start on the Closing Date and end on November 30, 1999).

     Collections of Finance Charge Receivables and the Defaulted Amount with respect to any Monthly Period will be allocated to Series 1999-C based on the Floating Allocation Percentage. The "FLOATING ALLOCATION PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Invested Amount as of the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Initial Invested Amount) and the denominator of which is the greater of (1) the sum of (x) the total amount of the Principal Receivables in the Trust as of such day (or with respect to the first Monthly Period, the total amount of Principal Receivables in the Trust on the Closing Date) and (y) the principal amount on deposit in the Excess Funding Account as of such day and (2) the sum of the numerators used to calculate the Series Percentages for Finance Charge Receivables or Defaulted Receivables, as applicable, for all Series of certificates then outstanding; provided, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts. Such amounts so allocated will be further allocated among the Class A Certificateholders, the Class B Certificateholders and the Collateral Interest Holder in accordance with the Class A Floating Percentage, the Class B Floating Percentage and the Collateral Floating Percentage, respectively.

     The "CLASS A FLOATING PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class A Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

     The "CLASS B FLOATING PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Class B Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Class B Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

     The "COLLATERAL FLOATING PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is equal to the Collateral Invested Amount as of the close of business on the last day of the preceding Monthly Period (or with respect to the first Monthly Period, the Collateral Initial Invested Amount) and the denominator of which is equal to the Invested Amount as of the close of business on such day (or for the first Monthly Period, the Initial Invested Amount).

     Collections of Principal Receivables will be allocated to Series 1999-C based on the Principal Allocation Percentage. The "PRINCIPAL ALLOCATION PERCENTAGE" means, for any Monthly Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is (a) during the Revolving Period, the Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and (b) during the Accumulation Period or the Rapid Amortization Period, the Invested Amount as of the last day of the Revolving Period or if the numerator has been reduced as described below in this paragraph during an Accumulation Period and a Rapid Amortization Period begins, as of the last day of the Accumulation Period and the denominator of which is the greater of (i) the sum of the total amount of Principal Receivables in the Trust as of the last day of the immediately preceding Monthly Period and the principal amount on deposit in the Excess Funding Account as of such last day (or, in the case of the first Monthly Period, the Closing Date) and (ii) the sum of the numerators used to calculate the Series Percentages applicable to Principal Receivables for all Series outstanding as of the date as to which such determination is being made; provided, however, that during the Accumulation Period, on any date, at the option of the Servicer, the numerator of the Principal Allocation Percentage may be reduced below the numerator used in the previous Monthly Period, to an amount not less than the greater of (x) the Invested Amount as of the last day of the immediately preceding Monthly Period (less the amount of any distributions of principal deposited in the Principal Funding Account since the last day of the immediately preceding Monthly Period) and (y) an amount that if used as the numerator of the Principal Allocation Percentage for the reminder of the Accumulation Period, based on certain assumptions set forth in the Series Supplement, would assure that Available Investor Principal Collections for Series 1999-C would equal at least 125% of the Controlled Accumulation Amount for each Monthly Period for so long as the Invested Amount is greater than zero; provided further, however, that such ratio is subject to adjustment to give effect to designations of Additional Accounts.

     Such amounts allocated to Series 1999-C will be further allocated between the Class A Certificates, the Class B Certificates and the Collateral Interest based on the Class A Principal Percentage, the Class B Principal Percentage and the Collateral Interest Percentage.

     The "CLASS A PRINCIPAL PERCENTAGE" means, for any Monthly Period, (a) during the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is equal to the Class A Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date), and the denominator of which is equal to the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (b) after the Revolving Period, the percentage equivalent (which shall never exceed 100%) of a fraction, the numerator of which is the Class A Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     The "CLASS B PRINCIPAL PERCENTAGE" means, for any Monthly Period, (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the immediately preceding Monthly Period (or, in the case of the first Monthly Period, the Closing Date) and the denominator of which is the Invested Amount as of such day (or, in the case of the first Monthly Period, the Closing Date) and (ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Class B Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     "COLLATERAL PRINCIPAL PERCENTAGE" means, for any Monthly Period (i) during the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Invested Amount as of such day and (ii) after the Revolving Period, the percentage equivalent (which percentage shall never exceed 100%) of a fraction, the numerator of which is the Collateral Invested Amount as of the last day of the Revolving Period, and the denominator of which is the Invested Amount as of such last day.

     As used in this Prospectus Supplement, the following terms have the meanings indicated:

     "CLASS A INVESTED AMOUNT" for any date means an amount equal to (i) $252,750,000 (the "CLASS A INITIAL INVESTED AMOUNT"), minus (ii) the aggregate amount of principal payments made to the Class A Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates prior to such date, and minus (iv) the principal amount on deposit in the Principal Funding Account on such date (the "PRINCIPAL FUNDING ACCOUNT BALANCE"), but not in excess of the Class A Initial Invested Amount.

     "CLASS B INVESTED AMOUNT" for any date means an amount equal to (i) $20,250,000 (the "CLASS B INITIAL INVESTED AMOUNT"), minus (ii) the aggregate amount of principal payments made to Class B Certificateholders on or prior to such date, minus (iii) the excess, if any, of the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates over the aggregate amount of reimbursement of Class B Investor Charge-Offs for all Distribution Dates prior to such date, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates which have been used to fund the Class A Required Amount with respect to such Distribution Dates (excluding any Reallocated Principal Collections that have resulted in a reduction of the Collateral Invested Amount), minus (v) an amount equal to the amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "--Allocation of Investor Default Amount," in this Prospectus Supplement, and plus (vi) the aggregate amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C and applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and
(v) and minus (vii) the positive difference, if any, between the Principal Funding Account Balance and the Class A Investor Amount on such date; provided, however, that the Class B Invested Amount may not be reduced below zero.

     "COLLATERAL INVESTED AMOUNT" for any date means an amount equal to (i) $27,000,000 (the "COLLATERAL INITIAL INVESTED AMOUNT"), minus (ii) the aggregate amount of principal payments made with respect to the Collateral Interest prior to such date, minus (iii) the aggregate amount of Reallocated Principal Collections allocable to the Collateral Invested Amount for all prior Distribution Dates which have been used to fund the Class A Required Amount or the Class B Required Amount, minus, (iv) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced to fund the Class A Investor Default Amount and the Class B Investor Default Amount on all prior Distribution Dates as described under "--Allocation of Investor Default Amount" in this Prospectus Supplement, minus (v) an amount equal to the product of the Collateral Floating Percentage and the Investor Default Amount (the "COLLATERAL DEFAULT AMOUNT") with respect to any Distribution Date that is not funded out of Excess Spread and Excess Finance

Charges allocated to Series 1999-C and available for such purpose on such Distribution Date, and plus (iv) the aggregate amount of Excess Spread and Excess Finance Charges allocated and available to reimburse amounts deducted pursuant to the foregoing clause (iii), (iv) and (v); provided, however, that the Collateral Invested Amount may not be reduced below zero.

     "INVESTED AMOUNT," for any date means an amount equal to the sum of the Class A Invested Amount, the Class B Invested Amount and the Collateral Invested Amount.

     "CLASS A INVESTOR AMOUNT" for any date means an amount equal to the sum of the Class A Invested Amount plus the Principal Funding Account Balance (but not in excess of the Class A Initial Invested Amount).

     "CLASS B INVESTOR AMOUNT" for any date means an amount equal to the sum of the Class B Invested Amount plus the positive difference, if any, between the Principal Funding Account Balance and the Class A Investor Amount on such date (such sum not to exceed the Class B Initial Invested Amount).

     "INVESTOR AMOUNT," for any date means an amount equal to the sum of the Class A Investor Amount, the Class B Investor Amount and the Collateral Invested Amount.

     "SERIES INVESTOR AMOUNT" for any date means an amount equal to the numerator of the Principal Allocation Percentage on such date.

REALLOCATION OF CASH FLOWS

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "CLASS A REQUIRED AMOUNT"), which will be equal to the amount, if any, by which (a) the sum of (i) Class A Monthly Interest for such Distribution Date, (ii) any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iii) any Class A Additional Interest and any Class A Additional Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, (iv) the Class A Servicing Fee for such Distribution Date and any unpaid Class A Servicing Fee and (v) the Class A Investor Default Amount, if any, for such Distribution Date exceeds (b) the Class A Available Funds for such Distribution Date.

     If the Class A Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1999-C and available for such purpose will be used to fund the Class A Required Amount for such Distribution Date. If such Excess Spread and Excess Finance Charges are insufficient to fund the Class A Required Amount, collections of Principal Receivables allocable first to the Collateral Interest and then to the Class B Certificates for the related Monthly Period ("REALLOCATED PRINCIPAL COLLECTIONS") will then be used to fund the remaining Class A Required Amount. If Reallocated Principal Collections with respect to the related Monthly Period, together with Excess Spread and Excess Finance Charges allocated to Series 1999-C are insufficient to fund the Class A Required Amount for such related Monthly Period, then the Collateral Invested Amount will be reduced by the amount of such excess (but not by more than the Class A Investor Default Amount for such Distribution Date). In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount, if any, for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date). In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero (but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above). Any such reduction in the Class A Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class A Certificateholders. In such case, the Class A Certificateholders will bear directly the credit and other risks associated with their interest in the Trust. See "--Allocation of Investor Default Amount" in this Prospectus Supplement.

     With respect to each Distribution Date, on each Determination Date, the Servicer will determine the amount (the "CLASS B REQUIRED AMOUNT"), which will be equal to the sum of (a) the amount, if any, by which the sum of (i) Class B Monthly Interest for such Distribution Date, (ii) any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, (iii) any Class B Additional Interest and any Class B Additional Interest previously due but not paid to Class B Certificateholders on a prior Distribution Date and (iv) the Class B Servicing Fee for such Distribution Date and any unpaid Class B Servicing Fee, exceeds the Class B Available Funds for such Distribution Date and (b) the Class B Investor Default Amount for such Distribution Date.

     If the Class B Required Amount is greater than zero, Excess Spread and Excess Finance Charges allocated to Series 1999-C not required to pay the Class A Required Amount or reimburse Class A Investor Charge-Offs will be used to fund the Class B Required Amount with respect to such Distribution Date. If such Excess Spread and Excess Finance Charges available to fund the remaining Class B Required Amount with respect to such Distribution Date are insufficient to pay the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to pay the Class A Required Amount will then be used to fund the remaining Class B Required Amount. If such Reallocated Principal Collections allocable to the Collateral Interest are insufficient to fund the remaining Class B Required Amount, then the Collateral Invested Amount remaining after any adjustments made for the benefit of the Class A Certificateholders will be reduced by the amount of such insufficiency (but not by more than the Class B Investor Default Amount for such Distribution Date). In the event that such a reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction of the Collateral Invested Amount). Any such reduction in the Class B Invested Amount may have the effect of slowing or reducing the return of principal and interest to the Class B Certificateholders. In such case, the Class B Certificateholders will bear directly the credit and other risks associated with their interests in the Trust. See "--Allocation of Investor Default Amount" in this Prospectus Supplement.

     Reductions of the Class A Invested Amount or Class B Invested Amount will thereafter be reimbursed and the Class A Invested Amount or Class B Invested Amount increased to the extent of Excess Spread and Excess Finance Charges available for such purposes on each Distribution Date. See "--Application of Collections--Excess Spread; Excess Finance Charges" in this Prospectus Supplement. When such reductions of the Class A Invested Amount and Class B Invested Amount have been fully reimbursed, reductions of the Collateral Invested Amount will be reimbursed until reimbursed in full in a similar manner.

APPLICATION OF COLLECTIONS

     Application of Collections to the Collection Account. Except under the conditions described in the accompanying Prospectus under "Description of the Certificates--Application of Collections," the Servicer will apply, or will instruct the Trustee to apply, on or prior to the close of business on the second Business Day following the date of processing of any collections, all collections and other funds to be deposited into the Collection Account that are allocated to the Certificates and the Collateral Interest as follows:

        (1) during the Revolving Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Series 1999-C Holders, and of that allocation, the following amounts will be deposited and retained in the Collection Account: the difference between (x) Monthly Interest for the related Distribution Date (plus, if the Bank is not the Servicer, the Monthly Servicing Fee for such Monthly Period) and (y) the amounts previously deposited in the Collection Account for such Monthly Period pursuant to this clause (1);

        (2) during the Accumulation Period or Rapid Amortization Period, an amount equal to the Floating Allocation Percentage of the collections of Finance Charge Receivables processed on such date will be allocated to the Series 1999-C Holders and deposited and retained in the Collection Account;

        (3) during the Revolving Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date will be allocated to the Series 1999-C Holders and first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates; provided that such amount will be paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates;

        (4) during the Accumulation Period, an amount equal to the Principal Allocation Percentage of collections of Principal Receivables processed on such date (for any such date, a "PERCENTAGE ALLOCATION") will be allocated to the Series 1999-C Holders and deposited and retained in the Collection Account; provided, however, that if the sum of such Percentage Allocations with respect to the same Monthly Period exceeds the Controlled Deposit Amount for the related Distribution Date (or the Collateral Invested Amount on the Collateral Expected Final Distribution Date), then such excess shall not be treated as a Percentage Allocation and shall be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates only if the Seller Amount on such Date of Processing is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates; and

        (5) during the Rapid Amortization Period, an amount equal to the Principal Allocation Percentage of the collections of Principal Receivables processed on such date will be allocated to the Series 1999-C Holders and deposited and retained in the Collection Account; provided, however, that after the date on which an amount of such collections equal to the Invested Amount has been deposited into the Collection Account and allocated to the Series 1999-C Holders, such amount in excess of the Invested Amount will be first, if any other Principal Sharing Series in Group One is outstanding and in its amortization period or accumulation period, retained in the Collection Account for application, to the extent necessary, as Shared Principal Collections to other Series in Group One on the related Distribution Date, and second paid to the holders of the Seller Certificates only if the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and otherwise will be deposited in the Excess Funding Account until the Seller Amount is greater than the Required Seller Amount and the aggregate amount of Principal Receivables is greater than the Required Principal Balance and the remainder will be paid to the holders of the Seller Certificates.

     Withdrawals from Series Accounts. On or before each Distribution Date, the Servicer will direct the Trustee to make the following withdrawals from the following Series Accounts:

        (1) on each Distribution Date all Principal Funding Investment Proceeds then on deposit in the Principal Funding Account will be withdrawn from the Principal Funding Account and deposited into the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date;

        (2) on each Distribution Date after the Reserve Account Funding Date, all net investment income accrued since the preceding Distribution Date on funds on deposit in the Reserve Account will be retained in the Reserve Account (to the extent that the amount on deposit in the Reserve Account is less than the Required Reserve Account Amount) and the balance, if any, will be deposited in the Collection Account for distribution as collections of Finance Charge Receivables allocable to the Certificateholders and the Collateral Interest Holder; and

        (3) on or before each Distribution Date for the Accumulation Period and on the first Distribution Date for the Rapid Amortization Period, if applicable, an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Series Supplement over the Principal Funding Investment Proceeds for such Distribution Date (provided, that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date) will be withdrawn from the Reserve Account and deposited in the Collection Account for distribution as a portion of Class A Available Funds for such Distribution Date.

     Payment of Interest, Fees and Other Items. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply the Class A Available Funds, Class B Available Funds and Collateral Available Funds (see "--Interest Payments" above) in the following priority:

        (A) On each Distribution Date, an amount equal to the Class A Available Funds for such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to the Class A Certificateholders on a prior Distribution Date, plus any additional interest with respect to Class A Monthly Interest that was due but not paid to the Class A Certificateholders on a prior Distribution Date at a rate equal to the Class A Certificate Rate plus 2% per annum ("CLASS A ADDITIONAL INTEREST"), and any Class A Additional Interest previously due but not distributed to the Class A Certificateholders on a prior Distribution Date will be distributed to the Class A Certificateholders;

           (2) an amount equal to the Class A Servicing Fee for such Distribution Date, plus the amount of any Class A Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer;

           (3) an amount equal to the Class A Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date; and

           (4) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (B) On each Distribution Date, an amount equal to the Class B Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest with respect to Class B Monthly Interest that was due but not paid to the Class B Certificateholders on a prior Distribution Date at a rate equal to the Class B Certificate Rate plus 2% per annum ("CLASS B ADDITIONAL INTEREST"), and any Class B Additional Interest previously due but not distributed to the Class B Certificateholders on a prior Distribution Date will be distributed to the Class B Certificateholders;

           (2) an amount equal to the Class B Servicing Fee for such Distribution Date, plus the amount of any Class B Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

           (3) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

        (C) On each Distribution Date, an amount equal to the Collateral Available Funds with respect to such Distribution Date will be withdrawn from the Collection Account and distributed in the following priority:

           (1) if the Bank or the Trustee is no longer the Servicer, an amount equal to the Collateral Servicing Fee for such Distribution Date, plus the amount of any Collateral Servicing Fee previously due but not distributed to the Servicer on a prior Distribution Date, will be distributed to the Servicer; and

           (2) the balance, if any, shall constitute Excess Spread and shall be allocated and distributed as described under "--Excess Spread; Excess Finance Charges" below.

     "EXCESS SPREAD" means, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (A)(4) above, clause (B)(3) above and clause (C)(2) immediately above.

     Excess Spread; Excess Finance Charges. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1999-C with respect to the related Monthly Period to make the following distributions in the following priority:

        (1) an amount equal to any deficiency pursuant to clauses (A)(1), (2) and (3) above under "--Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided, that in the event such deficiency exceeds the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C, such Excess Spread and Excess Finance Charges shall be applied first to pay amounts due on such Distribution Date pursuant to clause (A)(1) above under "--Payment of Interest, Fees and Other Items," second to pay the Class A Servicing Fee pursuant to clause (A)(2) above under "--Payment of Interest, Fees and Other Items" and third to pay the Class A Investor Default Amount for such Distribution Date pursuant to clause (A)(3) above under "--Payment of Interest, Fees and Other Items;"

        (2) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

        (3) an amount equal to any deficiency pursuant to clauses (B)(1) and 2) above under "--Payment of Interest, Fees and Other Items" will be used to fund such deficiency, provided, that in the event such deficiency for such Distribution Date exceeds the remaining amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C, such Excess Spread and Excess Finance Charges will be applied first to pay amounts due with respect to such Distribution Date pursuant to clause (B)(1) above under "--Payment of Interest, Fees and Other Items," and second to pay the Class B Servicing Fee pursuant to clause (B)(2) above under "--Payment of Interest, Fees and Other Items";

        (4) an amount equal to the Class B Investor Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date as described under "--Payments of Principal" below;

        (5) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Class B Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (6) an amount equal to Collateral Minimum Monthly Interest for such Distribution Date, plus the amount of any Collateral Minimum Monthly Interest previously due but not paid to the Collateral Interest Holder on a prior Distribution Date, plus any additional interest with respect to Collateral Minimum Monthly Interest that was due but not paid to the Collateral Interest Holder on a prior

     Distribution Date at a rate equal to the Collateral Minimum Interest Rate ("COLLATERAL ADDITIONAL INTEREST"), and any Collateral Additional Interest previously due but not distributed to the Collateral Interest Holder on a prior Distribution Date will be distributed to the Collateral Interest Holder;

        (7) an amount equal to the Collateral Servicing Fee for such Distribution Date (or if neither the Bank nor the Trustee is the Servicer, the amount of any Collateral Servicing Fee due but not paid from Collateral Available Funds) and the amount of any Collateral Servicing Fee due but not paid to the Servicer on a prior Distribution Date will be paid to the Servicer;

        (8) an amount equal to the Collateral Default Amount for such Distribution Date will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (9) an amount equal to the aggregate amount by which the Collateral Invested Amount has been reduced pursuant to clauses (iii), (iv) and (v) of the definition of "Collateral Invested Amount" under "--Allocation Percentages" above (but not in excess of the aggregate amount of such reductions which have not been previously reimbursed) will be treated as a portion of Available Investor Principal Collections for such Distribution Date;

        (10) an amount up to the excess, if any, of the Required Reserve Account Amount over the principal amount on deposit in the Reserve Account will be deposited in the Reserve Account; and

        (11) the balance, if any, will be distributed to the Collateral Interest Holder.

     Reallocated Principal Collections. On or before each Distribution Date after giving effect to the distributions above under "--Excess Spread; Excess Finance Charges," the Trustee, acting pursuant to the Servicer's instructions, will apply Reallocated Principal Collections for the related Monthly Period to make the following distributions in the following priority:

        (1) if the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C for the related Monthly Period is less than the Class A Required Amount, Reallocated Principal Collections, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clause (1) above under "--Excess Spread; Excess Finance Charges";

        (2) if the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C for the related Monthly Period and not required to fund the Class A Required Amount or reimburse Class A Investor Charge-Offs is less than the Class B Required Amount, Reallocated Principal Collections allocable to the Collateral Interest not required to fund the Class A Required Amount, up to the amount of such deficiency, will be withdrawn from the Collection Account and distributed to fund such deficiency in the order of priority set forth in clauses (3) and (4) above under "--Excess Spread; Excess Finance Charges."

     Payments of Principal. On each Distribution Date, the Trustee, acting pursuant to the Servicer's instructions, will distribute Available Investor Principal Collections (see "--Principal Payments" above) in the following priority:

        (1) on each Distribution Date for the Revolving Period, all the Available Investor Principal Collections, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus;

        (2) on each Distribution Date for the Accumulation Period or the Rapid Amortization Period, all such Available Investor Principal Collections will be distributed or deposited in the following priority:

           (i) an amount equal to Class A Monthly Principal will, during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class A Certificateholders on each Distribution Date beginning on the earlier to occur of the Class A Expected Final Distribution Date or the first Distribution Date for the Rapid Amortization Period and, will, during the Revolving Period, be paid to the Class A Certificateholders;

           (ii) after giving effect to the distribution referred to in clause
        (i) above, an amount equal to the Class B Monthly Principal will, during the Accumulation Period, be deposited in the Principal Funding Account for payment to the Class B Certificateholders on each Distribution Date beginning on the earlier to occur of the Class B Expected Final Payment Date (but only if the Class A Investor Amount is paid in full on such date) and the first Distribution Date for the Rapid Amortization Period on which the Class A Investor Amount is paid in full and, will during the Revolving Period, be paid to the Class B Certificateholders;

           (iii) after giving effect to the distributions referred to in clauses
        (i) and (ii) above, an amount equal to Collateral Monthly Principal will be paid to the Collateral Interest Holder on each Distribution Date beginning on the earlier to occur of the Collateral Expected Final Distribution Date (but only if the Class B Investor Amount is paid in full on or prior to such date) and the first Distribution Date for the Rapid Amortization Period on which the Class B Investor Amount is paid in full; and

           (iv) the balance, if any, will be treated as Shared Principal Collections and applied as described under "Description of the Certificates--Shared Principal Collections" in the accompanying Prospectus.

     The "COLLATERAL EXPECTED FINAL DISTRIBUTION DATE" is November 15, 2004.

PRINCIPAL FUNDING ACCOUNT

     Pursuant to the Series Supplement, the Servicer will establish and maintain the principal funding account as a segregated trust account held for the benefit of the Class A Certificateholders and the Class B Certificateholders (the "PRINCIPAL FUNDING ACCOUNT"). During the Accumulation Period the Trustee at the direction of the Servicer will transfer Available Investor Principal Collections to the Principal Funding Account as described under "--Application of Collections--Payments of Principal" in this Prospectus Supplement.

     Funds on deposit in the Principal Funding Account will be invested by the Trustee at the direction of the Servicer in Eligible Investments. Investment earnings (net of investment losses and expenses) on funds on deposit in the Principal Funding Account (the "PRINCIPAL FUNDING INVESTMENT PROCEEDS") will be included in Class A Available Funds for each Distribution Date.

RESERVE ACCOUNT

     Pursuant to the Series Supplement, the Servicer will establish and maintain the reserve account as a segregated trust account held for the benefit of the Class A Certificateholders (the "RESERVE ACCOUNT"). The Reserve Account is established to assist with the subsequent distribution of interest on the Class A Certificates during the Accumulation Period. With respect to each Distribution Date from and after the Reserve Account Funding Date, but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread and Excess Finance Charges allocated to Series 1999-C (to the extent described above under "--Application of Collections--Excess Spread; Excess Finance Charges") to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount).

     The "RESERVE ACCOUNT FUNDING DATE" will be the Distribution Date for the Monthly Period which begins no later than three months prior to the Monthly Period in which, as of the related Determination Date, the Accumulation Period is scheduled to begin.

     The "REQUIRED RESERVE ACCOUNT AMOUNT" for any Distribution Date on or after the Reserve Account Funding Date will be equal to (a) the product of (i) 0.5% of the Class A Investor Amount as of the preceding Distribution Date (after giving effect to all changes therein on such date) and (ii) a fraction, the numerator of which is the number of Monthly Periods scheduled to be included in the Accumulation Period as of such date, and the denominator of which is nine, provided, that if such numerator is one, the Required Reserve Account Amount will be zero, or (b) any other amount designated by the Seller, provided, that if such designation is of a lesser amount, the Seller shall have provided the Servicer and the Trustee with evidence that the Rating Agency Condition has been satisfied and the Seller shall have delivered to the Trustee a certificate of an authorized officer to the effect that, based on the facts known to such officer at such time, in the reasonable belief of the Seller, such designation will not cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would cause a Pay Out Event to occur.

     On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and will pay such amount to the Collateral Interest Holder.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account with respect to any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments will be retained in the Reserve Account (to the extent the amount on deposit is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as collections of Finance Charge Receivables allocable to Series 1999-C.

     On the Determination Date before each Distribution Date for the Accumulation Period and on the first Distribution Date for the Rapid Amortization Period, a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and included in Class A Available Funds in an amount equal to the lesser of (a) the Available Reserve Account Amount for such Distribution Date and (b) the excess, if any, of a portion of the Class A Monthly Interest determined in accordance with the Pooling and Servicing Agreement over the Principal Funding Investment Proceeds for such Distribution Date; provided, that the amount of such withdrawal shall be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the "AVAILABLE RESERVE ACCOUNT AMOUNT") will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earliest to occur of
(a) the termination of the Trust pursuant to the Pooling and Servicing Agreement, (b) the date on which the Class A Investor Amount is paid in full and
(c) if the Accumulation Period has not begun, the occurrence of a Pay Out Event or, if the Accumulation Period has begun, the earlier of the first Distribution Date with respect to the Rapid Amortization Period and the Class A Expected Final Distribution Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Collateral Interest Holder. Any amounts withdrawn from the Reserve Account and distributed to the Collateral Interest Holder as described above will not be available for distribution to the Certificateholders.

PAIRED SERIES

     The Series 1999-C Certificates are subject to being paired with one or more later issued Series (each, a "PAIRED SERIES") on or after the commencement of the Accumulation Period or the Rapid Amortization Period. A Paired Series may be pre-funded with an initial deposit to a funding account or may have a variable principal amount. Any such funding account will be held for the benefit of such Paired Series and not for the benefit of the holders of the Series 1999-C Certificates. Upon payment in full of the Series 1999-C Certificates, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate investor amount of such Paired Series will have been increased by an amount up to an aggregate amount equal to the Investor Amount. The issuance of a Paired Series will be subject to the conditions described under "Description of the Certificates--New Issuances" in the accompanying Prospectus.

     There can be no assurance that the terms of any Paired Series might not have an impact on the calculation of the Series Percentage or the timing or amount of payments received by a Certificateholder. The full extent by which the timing or amount of payments received by a holder of a Series 1999-C Certificate may be affected will be dependent on a number of factors and will not be readily determinable by the change that may occur in the Series Percentage.

SHARED COLLECTIONS OF PRINCIPAL RECEIVABLES

     To the extent that collections of Principal Receivables allocated to the Series 1999-C are not needed to make payments to or for the benefit of the Certificateholders or the Collateral Interest Holder, such collections may be applied to cover principal payments due to or for the benefit of other Principal Sharing Series in Group One. Any such application of collections will not result in a reduction of the Invested Amount of the Series 1999-C Certificates or the Collateral Interest.

     Similarly, certain collections of Principal Receivables allocated to other Principal Sharing Series in Group One, to the extent such collections are not needed to make payments to or for the benefit of the holders of the certificates and other interests of such other Series ("SHARED PRINCIPAL COLLECTIONS"), will be applied, if necessary, to cover payments of principal due to holders of the Series 1999-C Certificates during the Accumulation Period. There can be no assurance that such Shared Principal Collections will be available to cover payments of principal or deposits due on any Distribution Date for the Accumulation Period. If no such Shared Principal Collections were available to the Certificates, the Class A Investor Amount might not be paid in full by the Class A Expected Final Distribution Date and the Class B Investor Amount might not be paid in full by the Class B Expected Final Distribution Date. Such Shared Principal Collections may also be allocated to other Series either currently outstanding or to be issued by the Trust in the future. To the extent such Shared Principal Collections are allocated to other Series, the pro rata share of such Shared Principal Collections allocated to Series 1999-C will be reduced.

ALLOCATION OF INVESTOR DEFAULT AMOUNT

     On each Determination Date, the Servicer will calculate the Investor Default Amount for the preceding Monthly Period. The term "INVESTOR DEFAULT AMOUNT" means, for any Distribution Date an amount equal to the product of (i) the Defaulted Amount for the related Monthly Period and (ii) the Floating Allocation Percentage for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class A Certificateholders (the "CLASS A INVESTOR DEFAULT AMOUNT") on each Distribution Date in an amount equal to the product of the Class A Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Class B Certificateholders (the "CLASS B INVESTOR DEFAULT AMOUNT") in an amount equal to the product of the Class B Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period. A portion of the Investor Default Amount will be allocated to the Collateral Interest Holder (the "COLLATERAL DEFAULT AMOUNT") on each Distribution Date in an amount equal to the product of the Collateral Floating Percentage applicable during the related Monthly Period and the Investor Default Amount for such Monthly Period.

     An amount equal to the Class A Investor Default Amount for each Monthly Period will be paid from Class A Available Funds, Excess Spread and Excess Finance Charges allocated to Series 1999-C and Reallocated Principal Collections and applied as described above under "--Application of Collections--Payment of Interest, Fees and Other Items," "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Class B Investor Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1999-C and Reallocated Principal Collections allocable to the Collateral Invested Amount and applied as described above under "--Application of Collections--Excess Spread; Excess Finance Charges" and "--Reallocation of Cash Flows."

     An amount equal to the Collateral Default Amount for each Monthly Period will be paid from Excess Spread and Excess Finance Charges allocated to Series 1999-C as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each Distribution Date, if the Class A Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1999-C and Reallocated Principal Collections, the Collateral Invested Amount will be reduced by the amount of such excess, but not by more than the Class A Investor Default Amount for such Distribution Date. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date. In the event that such reduction would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class A Investor Default Amount for such Distribution Date over the amount of the reductions, if any, of the Collateral Invested Amount and the Class B Invested Amount with respect to such Distribution Date as described above (a "CLASS A INVESTOR CHARGE-OFF"), which may have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

     On each Distribution Date, if the Class B Required Amount for such Distribution Date exceeds the sum of Excess Spread and Excess Finance Charges allocable to Series 1999-C and not required to pay the Class A Required Amount and Reallocated Principal Collections allocable to the Collateral Interest and not required to pay the Class A Required Amount, then the Collateral Invested Amount will be reduced by the amount of such excess. In the event that such reduction would cause the Collateral Invested Amount to be a negative number, the Collateral Invested Amount will be reduced to zero, and the Class B Invested Amount will be reduced by the amount by which the Collateral Invested Amount would have been reduced below zero, but not by more than the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Collateral Invested Amount with respect to such Distribution Date (a "CLASS B INVESTOR CHARGE-OFF"), which may have the effect of slowing or reducing the return of principal to the Class B Certificateholders. If the Class B Invested Amount has been reduced by the amount of any Class B Investor Charge-Offs, it will thereafter be increased on any Distribution Date (but not by an amount in excess of the aggregate Class B Investor Charge-Offs) by the amount of Excess Spread and Excess Finance Charges allocated to Series 1999-C and available for such purpose as described above under "--Application of Collections--Excess Spread; Excess Finance Charges."

OPTIONAL REPURCHASE

     On any date occurring on or after the date that the Investor Amount is reduced to 5% or less of the Initial Invested Amount, the Seller will have the option (to be exercised in its sole discretion) to repurchase the Certificates. The purchase price of the Certificates and the Collateral Interest will be equal to the Invested Amount on such Distribution Date on which such purchase occurs (if the purchase is on a Distribution Date and, if not, the Invested Amount for the Distribution Date following such repurchase) plus, in each case, accrued and unpaid interest on the Certificates plus accrued and unpaid interest on the Collateral Interest. Following any such repurchase, the Certificateholders will have no further rights with respect to the Receivables; provided, however, that such repurchase in no way impacts the Certificateholders' rights under the federal securities law.

     Any such optional repurchase may result in an early repayment of the Certificateholders' investment without any prepayment penalty and there can be no assurance that a Certificateholder will be able to invest such early repayment amount at a similar rate of return.

PAY OUT EVENTS

     The Revolving Period will continue through the close of business on December 31, 2003 (or such later date resulting from postponement of the Accumulation Period), unless a Pay Out Event occurs prior to such date. A "PAY OUT EVENT" for Series 1999-C refers to any of the following events, which are applicable only to Series 1999-C (although other Series may have similar or identical pay out events):

        (a) failure on the part of the Seller (i) to make any payment or deposit on the date required under the Pooling and Servicing Agreement on or before the date occurring five Business Days after the date such payment or deposit is required to be made; or (ii) duly to observe or perform in any material respect any other covenants or agreements of the Seller in the Pooling and Servicing Agreement, which failure has a material adverse effect on the Series 1999-C Holders (which determination will be made without reference to whether any funds are available pursuant to any credit enhancement) and continues unremedied for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by Series 1999-C Holders aggregating not less than 50% of the outstanding principal balance of the Series 1999-C Interests;

        (b) any representation or warranty made by the Seller in the Pooling and Servicing Agreement or any information required to be given by the Servicer on behalf of the Seller to identify the Accounts proves to have been incorrect in any material respect when made or delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure shall have been given to the Seller by the Trustee, or to the Seller and the Trustee by holders of the Certificates aggregating not less than 50% of the outstanding principal balance of the Certificates and as a result the interests of the Certificateholders are materially and adversely affected (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero without reference to whether any funds are available pursuant to any credit enhancement); provided, however, that a Pay Out Event shall not be deemed to have occurred with respect to this subparagraph (b) if the Seller has accepted reassignment of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Pooling and Servicing Agreement;

        (c) with respect to the end of any Monthly Period (i) with respect to which the Seller Amount is less than the Required Seller Amount, the failure of the Seller to convey Receivables in Additional Accounts to the Trust on or prior to the tenth Business Day following the related Determination Date such that the Seller Amount is at least equal to the Required Seller Amount or (ii) with respect to which the aggregate Principal Receivables are less than the Required Principal Balance, the failure of the Seller to convey Receivables in Additional Accounts to the Trust on or prior to the tenth Business Day following the related Determination Date such that the aggregate Principal Receivables are at least equal to the Required Principal Balance;

        (d) the Net Portfolio Yield averaged over three consecutive Monthly Periods is less than the Base Rate averaged over such period;

        (e) any Servicer Default occurs which would have a material adverse effect on the Certificateholders (which determination shall be made, for so long as the Collateral Invested Amount is greater than zero, without reference to whether any funds are available pursuant to any credit enhancement); or

        (f) the Class A Investor Amount is not paid in full on the Class A Expected Final Distribution Date or the Class B Investor Amount is not paid in full on the Class B Expected Final Distribution Date or the Collateral Invested Amount shall not be paid in full on the Collateral Expected Final Distribution Date.

     A Pay Out Event for all Series refers to any of the following events, which are applicable to Series 1999-C and other Series:

        (g) an Insolvency Event relating to any Seller (including any Additional Seller);

        (h) the Trust becomes an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (i) the inability of any Seller (including any Additional Seller) for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

     In the case of any event described in subparagraphs (a), (b) or (e), a Pay Out Event will be deemed to have occurred only if, after any applicable grace period described in such clauses, the Trustee or Series 1999-C Holders evidencing undivided interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 1999-C Interests, by written notice to the Seller and the Servicer (and to the Trustee if given by the Series 1999-C Holders), declare that a Pay Out Event has occurred with respect to Series 1999-C and in the case of any event described in subparagraphs (c), (d), (f), (g), (h), or
(i), a Pay Out Event will be deemed to have occurred without any notice or other action on the part of the Trustee, or the Series 1999-C Holders immediately upon the occurrence of such event. Upon the occurrence of a Pay Out Event, the Rapid Amortization Period will commence. In such event, distributions of principal to the Certificateholders in the priority provided for above will begin on the first Distribution Date following the month in which the Pay Out Event occurred.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The share of the Servicing Fee allocable to the Series 1999-C Interests for any Distribution Date (the "MONTHLY SERVICING FEE") will be equal to one-twelfth of the product of (a) 2.0% (the "SERVICING FEE RATE") and (b) the Invested Amount as of the last day of the Monthly Period preceding such Distribution Date (the amount calculated pursuant to this clause (b) is referred to as the "SERVICING BASE AMOUNT"); provided, however, with respect to the first
Distribution Date, the Monthly Servicing Fee will be $          .

     The share of the Monthly Servicing Fee allocable to the Class A Certificateholders for any Distribution Date (the "CLASS A SERVICING FEE") will be equal to one-twelfth of the product of (a) the Class A Floating Percentage,
(b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that for the first Distribution Date, the Class A Servicing Fee will be
$          . The share of the Monthly Servicing Fee allocable to the Class B
Certificateholders for any Distribution Date (the "CLASS B SERVICING FEE") will be equal to one-twelfth of the product of (a) the Class B Floating Percentage,
(b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that for the first Distribution Date, the Class B Servicing Fee will be
$          . The share of the Servicing Fee allocable to the Collateral Interest
Holder for any Distribution Date (the "COLLATERAL SERVICING FEE") will be equal to one-twelfth of the product of (a) the Collateral Floating Percentage, (b) the Servicing Fee Rate and (c) the Servicing Base Amount; provided, however, that for the first Distribution Date, the Collateral Servicing Fee will be
$          . The Class A Servicing Fee, the Class B Servicing Fee and the
Collateral Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for distribution as described under "--Application of Collections--Payment of Interest, Fees and Other Items" and "--Excess Spread; Excess Finance Charges" in this Prospectus Supplement.

                        FEDERAL INCOME TAX CONSEQUENCES

     Based on the application of existing law to the facts as set forth in the Pooling and Servicing Agreement and other relevant documents, Orrick, Herrington & Sutcliffe LLP, special counsel to the Bank ("SPECIAL TAX COUNSEL"), is of the opinion that the Certificates will properly be treated as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in the accompanying Prospectus.

                              ERISA CONSIDERATIONS

GENERAL

     Subject to the considerations described below and in the accompanying Prospectus, the Class A Certificates may be purchased by, on behalf of, or with "plan assets" of any employee benefit or other plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE")(each, a "PLAN"). Any Plan fiduciary that proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the accompanying Prospectus.

     Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

CLASS A CERTIFICATES

     The U.S. Department of Labor (the "DOL") has issued an individual exemption, Prohibited Transaction Exemption 99-39 (Exemption Application No. D-10643), 64 Fed. Reg. 191 (October 4, 1999), to the Seller (the "EXEMPTION") relating to (1) the initial purchase, the holding and the subsequent resale by Plans of senior certificates representing an undivided interest in a credit card trust with respect to which the Seller is the sponsor; and (2) the servicing, operation and management of such trust, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by, on behalf of, or with "plan assets" of a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

        (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for such Class A Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition in one of the two highest generic rating categories from a Rating Agency, provided that, notwithstanding such rating, credit support is provided to the Class A Certificates through a senior-subordinated structure or other form of third-party credit support which, at a minimum, represents 5% of the outstanding principal balance of the Class A Certificates at the time of such acquisition;

        (4) The Trustee is not an affiliate of the Underwriters, the Seller, the Servicer, any obligor whose receivables constitute more than 0.5% of the fair market value of the aggregate undivided interest in the Trust allocated to Series 1999-C, or any of their respective affiliates (the "RESTRICTED GROUP");

        (5) The sum of all payments made to and retained by the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting such Class A Certificates; the consideration received by the Seller as a consequence of the assignment of Receivables to the Trust, to the extent allocable to the Class A Certificates, represents not more than the fair market value of such Receivables; and the sum of all payments made to and retained by the Servicer, to the extent allocable to the Class A Certificates, represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

        (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

        (7) The Trustee is a substantial financial institution or trust company experienced in trust activities, is familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA and, as the legal owner of (or holder of a perfected security interest in) the Receivables, enforces all the rights created in favor of the Certificateholders, including Plans;

        (8) Prior to the issuance of any new Series, confirmation is received from the Rating Agencies that such issuance will not result in the reduction or withdrawal of the then current rating of the Class A Certificates held by any Plan pursuant to the Exemption;

        (9) To protect against fraud, chargebacks or other dilution of the Receivables, the Pooling and Servicing Agreement and the Rating Agencies require the Seller to maintain a Sellers' Interest of not less than 2% of the principal balance of the receivables contained in the Trust;

        (10) Each Receivable is an Eligible Receivable, based on criteria of the Rating Agencies and as specified in the Pooling and Servicing Agreement, and the Pooling and Servicing Agreement requires that any change in the terms of the cardholder agreements must be made applicable to the comparable segment of accounts owned or serviced by the Seller which are part of the same program or have the same or substantially similar characteristics;

        (11) The Pooling and Servicing Agreement limits the number of newly originated Accounts to be designated to the Trust, unless the Rating Agencies otherwise consent in writing, to the following: (a) with respect to any three-month period commencing in January, April, July and October of each calendar year, 15% of the number of existing Accounts designated to the Trust as of the first day of the calendar year during which such monthly period commenced, and (b) with respect to any calendar year, 20% of the number of existing Accounts designated to the Trust as of the first day of such calendar year;

        (12) The Pooling and Servicing Agreement requires the Seller to deliver an opinion of counsel confirming the validity and perfection of the transfer of Receivables in newly originated Accounts to the Trust for each interim addition; and

        (13) The Pooling and Servicing Agreement requires the Seller and the Trustee to receive confirmation from each Rating Agency that such Rating Agency will not reduce or withdraw its then current rating of the Class A Certificates as a result of (a) an addition of Accounts that is required to be made because either the Seller Amount is less than the Required Seller Amount or the Principal Receivables are less than the Required Principal Balance, and such addition exceeds the limits set forth in paragraph 11 above, or (b) a restricted addition of Accounts made at the discretion of the Seller as described in the accompanying Prospectus under the caption "Description of the Certificates--Addition of Accounts--Conditions to Required and Restricted Additions."

     The Trust also must meet the following requirements:

        (a) The corpus of the Trust must consist only of Receivables of the type which have been included in other investment pools;

        (b) Certificates evidencing interests in such other investment pools have been rated in one of the two highest generic rating categories by at least one of the Rating Agencies for at least one year prior to the Plan's acquisition of the Class A Certificates; and

        (c) Certificates evidencing an interest in such other investment pools have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Class A Certificates.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire the Class A Certificates if the fiduciary (or its affiliate) is an obligor on the Receivables held in the Trust, provided that, among other requirements: (a) in the case of an acquisition in connection with the initial issuance of the Class A Certificates, at least 50% of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group; (b) such fiduciary (or its affiliate) is an obligor with respect to 0.5% or less of the fair market value of the obligations contained in the Trust; (c) the plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding after the acquisition; and (d) no more than 25% of the asset of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The Seller believes that the Exemption will apply to the acquisition and holding of the Class A Certificates by Plans and that all conditions of the Exemption, other than those within the control of the investors, will be met.

CLASS B CERTIFICATES

     The DOL has designated the Exemption an "underwriter exemption." As a result, an insurance company investing solely assets of its general account may be able to acquire and hold the Class B Certificates, provided that (i) Class A Certificates are eligible for relief under the Exemption and (ii) such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60. Accordingly, the Class B Certificates may not be acquired or held by, on behalf of, or with "plan assets" of any Plan, other than an insurance company investing assets of its general account. By its acceptance of a Class B Certificate, each Class B Certificateholder will be deemed to have represented and warranted that either (i) it is not and will not be a Plan or
(ii) it is an insurance company, it acquired and will hold the Class B Certificates solely with assets of its general account, and such acquisition and holding satisfies the conditions applicable under Sections I and III of PTCE 95-60. See "--Class A Certificates" above and "ERISA Considerations" in the accompanying Prospectus.

CONSULTATION WITH COUNSEL

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf of or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules, in the case of the Class A Certificates, under the Exemption or, in the case of the Class B Certificates and only with respect to an insurance company general account investor, the Exemption and Sections I and III of PTCE 95-60.

     Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in the accompanying Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates and the Class B Certificates, the "UNDERWRITING AGREEMENT," the Bank has agreed to sell to the underwriters named below (the "CLASS A UNDERWRITERS"), and each of the Class A Underwriters has agreed to purchase from the Bank, the principal amount of Class A Certificates set forth opposite its name below:

                                                              PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                                          CLASS A CERTIFICATES
--------------------                                          --------------------
Salomon Smith Barney Inc. ..................................      $
Credit Suisse First Boston Corporation .....................      $
Lehman Brothers Inc. .......................................      $
Merrill Lynch, Pierce, Fenner & Smith
             Incorporated...................................      $
                                                                  ------------
          Total.............................................      $
                                                                  ============

     The Seller has been advised by the Class A Underwriters that the Class A Underwriters propose initially to offer the Class A Certificates to the public at the price set forth on the cover page of this Prospectus Supplement and to
certain dealers at such price less a concession not in excess of      % of the
principal amount of the Class A Certificates. The Class A Underwriters may allow
and such dealers may reallow a concession not in excess of      % of the
principal amount of the Class A Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Bank has agreed to sell to the underwriters named below (the "CLASS B UNDERWRITERS" and together with the Class A Underwriters, the "UNDERWRITERS"), and each of the Class B Underwriters has agreed to purchase from the Bank, the principal amount of Class B Certificates set forth opposite its name below:

                                                              PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                                          CLASS B CERTIFICATES
--------------------                                          --------------------
Salomon Smith Barney Inc. ..................................      $
Lehman Brothers Inc. .......................................      $
                                                                  ------------
          Total.............................................      $
                                                                  ============

     The Seller has been advised by the Class B Underwriters that the Class B Underwriters propose initially to offer the Class B Certificates to the public at the price set forth on the cover page of this Prospectus Supplement and to
certain dealers at such price less a concession not in excess of      % of the
principal amount of the Class B Certificates. The Class B Underwriters may allow
and such dealers may reallow a concession not in excess of      % of the
principal amount of the Class B Certificates to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     The Underwriters will be compensated as set forth in the following table:

                                                 UNDERWRITERS'       AMOUNT
                                                 DISCOUNTS AND     PER $1,000       TOTAL
                                                  COMMISSIONS     OF PRINCIPAL      AMOUNT
                                                 -------------    ------------    ----------
Class A Certificates...........................           %          $            $
Class B Certificates...........................           %          $            $
                                                                     -----        ----------
                                                                     $            $
                                                                     =====        ==========

     Additional offering expenses are estimated to be $650,000. The Underwriters have agreed to reimburse the Seller for certain expenses of the issuance and distribution of the Certificates.

     The Seller has agreed that it will indemnify the Underwriters against certain liabilities, including liabilities under the Act, or contribute to payments the Underwriters may be required to make in respect thereof.

     Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act of 1986 and the Public Offers of Securities Regulations 1995 (the "REGULATIONS") with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on; and (c) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is of a kind described either in
Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

     The Underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the Certificates in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the Certificates so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Certificates originally sold by such syndicate member are purchased in a syndicate covering transaction. Such over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Certificates to be higher than they would otherwise be in the absence of such transactions. Neither the Bank nor the Underwriters represents that the Underwriters will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice at any time.

                                 LEGAL MATTERS

     Certain legal matters relating to the issuance of the Certificates will be passed upon for the Seller by Linda Morris, Esq., Vice President, Secretary and General Counsel, Fleet Bank (RI), National Association, and by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., special counsel to the Seller. In addition certain legal matters, including matters related to Rhode Island law, will be passed upon for the Seller by Edwards & Angell, Boston, Massachusetts. Certain legal matters relating to the federal tax consequences of such issuance will be passed upon for the Seller by Orrick, Herrington & Sutcliffe LLP, Washington, D.C. Certain matters relating to the issuance of the Certificates will be passed upon for the Underwriters by Mayer, Brown & Platt, Chicago, Illinois.

                            INDEX OF PRINCIPAL TERMS

Accumulation Period...............     S-25
Accumulation Period Length........     S-26
Act...............................     S-11
Additional Accounts...............     S-15
Advanta...........................     S-15
Available Investor Principal
  Collections.....................     S-25
Available Reserve Account
  Amount..........................     S-37
Bank..............................     S-11
Base Rate.........................     S-19
Business Day......................     S-24
Certificate Owner.................     S-23
Certificateholders................     S-11
Certificates......................     S-11
Class A Additional Interest.......     S-33
Class A Available Funds...........     S-24
Class A Certificate Rate..........     S-23
Class A Certificateholders........     S-11
Class A Certificates..............     S-11
Class A Expected Final
  Distribution Date...............  S-19, S-25
Class A Floating Percentage.......     S-28
Class A Initial Invested Amount...     S-29
Class A Invested Amount...........     S-29
Class A Investor Amount...........     S-30
Class A Investor Charge-Off.......     S-39
Class A Investor Default Amount...     S-38
Class A Monthly Interest..........     S-24
Class A Monthly Principal.........     S-26
Class A Principal Percentage......     S-28
Class A Required Amount...........     S-30
Class A Servicing Fee.............     S-41
Class A Underwriters..............     S-45
Class B Additional Interest.......     S-33
Class B Available Funds...........     S-24
Class B Certificate Rate..........     S-23
Class B Certificateholders........     S-11
Class B Certificates..............     S-11
Class B Expected Final
  Distribution Date...............  S-19, S-25
Class B Floating Percentage.......     S-28
Class B Initial Invested Amount...     S-29
Class B Invested Amount...........     S-29
Class B Investor Amount...........     S-30
Class B Investor Charge-Off.......     S-39
Class B Investor Default Amount...     S-38
Class B Monthly Interest..........     S-24
Class B Monthly Principal.........     S-26
Class B Principal Percentage......     S-29
Class B Required Amount...........     S-31
Class B Servicing Fee.............     S-41
Class B Underwriters..............     S-45
Closing Date......................     S-11
Code..............................     S-42
Collateral Additional Interest....     S-34
Collateral Available Funds........     S-24
Collateral Default Amount.........  S-29, S-38
Collateral Expected Final
  Distribution Date...............     S-36
Collateral Floating Percentage....     S-28
Collateral Initial Invested
  Amount..........................     S-29
Collateral Interest...............     S-11
Collateral Interest Holder........     S-11
Collateral Invested Amount........     S-29
Collateral Minimum Interest
  Rate............................     S-25
Collateral Minimum Monthly
  Interest........................     S-25
Collateral Monthly Principal......     S-26
Collateral Principal Percentage...     S-29
Collateral Servicing Fee..........     S-41
Controlled Accumulation Amount....     S-26
Controlled Deposit Amount.........  S-19, S-26
Criteria..........................     S-15
Deficit Controlled Accumulation
  Amount..........................     S-26
Definitive Certificate............     S-23
Determination Date................     S-19
Distribution Date.................     S-23
DOL...............................     S-42
DTC...............................     S-23
Eligible Account..................     S-15
ERISA.............................     S-42
Excess Finance Charges............     S-24
Excess Spread.....................     S-34
Exemption.........................     S-42
FBC...............................     S-11
FFG...............................     S-11
Fleet.............................     S-15
Fleet "A" Credit Card Portfolio...     S-12
Fleet "B" Credit Card Portfolio...     S-12
Fleet Credit Card Portfolio.......     S-12
Floating Allocation Percentage....     S-27
Group One.........................     S-11
Initial Accounts..................     S-15
Initial Closing Date..............     S-15
Initial Cut-Off Date..............     S-15

Initial Invested Amount...........     S-22
Interest Period...................     S-24
Invested Amount...................     S-30
Investor Amount...................     S-30
Investor Default Amount...........     S-38
Master Pooling and Servicing
  Agreement.......................     S-11
Monthly Period....................  S-24, S-27
Monthly Servicing Fee.............     S-41
Net Portfolio Yield...............     S-19
Paired Series.....................     S-37
Parties in Interest...............     S-42
Pay Out Event.....................     S-40
Percentage Allocation.............     S-32
Plan..............................     S-42
Pooling and Servicing Agreement...     S-11
Principal Allocation Percentage...     S-28
Principal Funding Account.........     S-36
Principal Funding Account
  Balance.........................     S-29
Principal Funding Investment
  Proceeds........................     S-36
Rapid Amortization Period.........     S-20
Reallocated Principal
  Collections.....................     S-30
Record Date.......................     S-24
Regulations.......................     S-46
Relevant Cut-Off Date.............     S-15
Required Reserve Account Amount...     S-36
Reserve Account...................     S-36
Reserve Account Funding Date......     S-36
Restricted Group..................     S-42
Revolving Period..................     S-25
Seller............................     S-11
Seller Amount.....................     S-23
Seller Percentage.................     S-23
Sellers' Interest.................     S-23
Series 1999-C.....................     S-11
Series 1999-C Certificates........     S-11
Series 1999-C Holders.............     S-11
Series 1999-C Interests...........     S-11
Series 1999-C Termination Date....     S-23
Series Investor Amount............     S-30
Series Percentage.................     S-22
Series Supplement.................     S-11
Servicer..........................     S-11
Servicing Base Amount.............     S-41
Servicing Fee Rate................     S-41
Shared Principal Collections......     S-38
Special Tax Counsel...............     S-41
Trust.............................     S-11
Trust Portfolio...................     S-12
Trustee...........................     S-11
Underwriters......................     S-45
Underwriting Agreement............     S-45

                                                                         ANNEX I

                              OTHER SERIES ISSUED

     The Certificates will be the twenty-first Series to be issued by the Trust. The table below sets forth the principal characteristics of the fourteen other Series heretofore issued by the Trust and currently outstanding. Such Series are the Series 1994-B Certificates, the Series 1995-A Certificates, the Series 1995-C Certificates, the Series 1995-D Certificates, the Series 1995-F Certificates, the Series 1995-G Certificates, the Series 1996-A Certificates, the Series 1996-B Certificates, the Series 1996-C Certificates, the Series 1996-D Certificates, the Series 1996-E Certificates, the Series 1998-A Certificates, the Series 1999-A Certificate and the Series 1999-B Certificates. In addition, the table below sets forth certain of the principal characteristics of Series 1999-D anticipated to be issued substantially concurrently with this Series 1999-C. Solely for purposes of this Annex I, "LIBOR" shall mean London interbank offered quotations for United States dollar deposits determined as set forth in the related Series Supplements.

SERIES 1994-B
Initial Invested Amount.........................    $450,000,000
Initial Pre-Funded Amount.......................    $300,000,000
Invested Amount as of September 30, 1999........    $262,016,460
Class A Certificate Rate........................    One Month LIBOR plus .28% per annum (capped at
                                                      12% per annum)
Class B Certificate Rate........................    One Month LIBOR plus .53% per annum (capped at
                                                      12% per annum)
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $75,000,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1994-B Termination Date...........    October 1, 2001
Series Issuance Date............................    July 19, 1994
SERIES 1995-A
Initial Invested Amount.........................    $600,000,000
Initial Pre-Funded Amount.......................    $100,000,000
Invested Amount as of September 30, 1999........    $700,000,000
Class A Certificate Rate........................    One Month LIBOR plus .180% per annum
Class B Certificate Rate........................    One Month LIBOR plus .375% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $73,500,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1995-A Termination Date...........    January 1, 2003
Series Issuance Date............................    January 18, 1995
SERIES 1995-C
Initial Invested Amount.........................    $375,000,000
Initial Pre-Funded Amount.......................    $200,000,000
Investor Amount as of September 30, 1999........    $575,000,000
Class A Certificate Rate........................    Three Month LIBOR plus .20% per annum
Class B Certificate Rate........................    Three Month LIBOR plus .34% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $60,375,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1995-C Termination Date...........    January 1, 2005
Series Issuance Date............................    April 27, 1995

SERIES 1995-D
Initial Invested Amount.........................    $450,000,000
Initial Pre-Funded Amount.......................    $150,000,000
Investor Amount as of September 30, 1999........    $600,000,000
Class A Certificate Rate........................    One Month LIBOR plus .19% per annum
Class B Certificate Rate........................    One Month LIBOR plus .32% per annum
Initial Enhancement Amount......................    $63,000,000
Series Servicing Fee Rate.......................    2% per annum
Stated Series 1995-D Termination Date...........    February 1, 2004
Series Issuance Date............................    July 25, 1995
SERIES 1995-F
Initial Invested Amount.........................    $750,000,000
Initial Pre-Funded Amount.......................    $100,000,000
Investor Amount as of September 30, 1999........    $850,000,000
Class A-1 Certificate Rate......................    6.05% per annum
Class A-2 Certificate Rate......................    One Month LIBOR plus .19% per annum
Class B Certificate Rate........................    One Month LIBOR plus .30% per annum
Initial Enhancement Amount......................    $65,875,000
Series Servicing Fee Rate.......................    2% per annum
Series 1995-F Termination Date..................    August 1, 2003
Series Issuance Date............................    November 21, 1995
SERIES 1995-G
Initial Invested Amount.........................    $500,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A Certificate Rate........................    One Month LIBOR plus .14% per annum
Class B Certificate Rate........................    One Month LIBOR plus .29% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $50,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1995-G Termination Date..................    June 2002 Distribution Date
Series Issuance Date............................    December 15, 1995
SERIES 1996-A
Initial Invested Amount.........................    $400,000,000
Initial Pre-Funded Amount.......................    $100,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A-1 Certificate Rate......................    6.0% per annum
Class A-2 Certificate Rate......................    One Month LIBOR plus .23% per annum
Class B Certificate Rate........................    One Month LIBOR plus .35% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $43,750,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-A Termination Date..................    November 2005 Distribution Date
Series Issuance Date............................    January 18, 1996

SERIES 1996-B
Initial Invested Amount.........................    $750,000,000
Investor Amount as of September 30, 1999........    $750,000,000
Class A Certificate Rate........................    Three Month LIBOR plus .230% per annum
Class B Certificate Rate........................    Three Month LIBOR plus .375% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $75,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-B Termination Date..................    January 2007 Distribution Date
Series Issuance Date............................    March 26, 1996
SERIES 1996-C
Initial Invested Amount.........................    $700,000,000
Investor Amount as of September 30, 1999........    $700,000,000
Class A Certificate Rate........................    Three Month LIBOR plus .120% per annum
Class B Certificate Rate........................    Three Month LIBOR plus .250% per annum
Collateral Rate.................................    No higher than Three Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $70,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-C Termination Date..................    November 2003 Distribution Date
Series Issuance Date............................    May 13, 1996
SERIES 1996-D
Initial Invested Amount.........................    $575,000,000
Initial Pre-Funded Amount.......................    $125,000,000
Investor Amount as of September 30, 1999........    $700,000,000
Class A Certificate Rate........................    One Month LIBOR plus .15% per annum
Class B Certificate Rate........................    One Month LIBOR plus .30% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $70,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1996-D Termination Date..................    June 2005 Distribution Date
Series Issuance Date............................    June 18, 1996
SERIES 1996-E
Initial Invested Amount.........................    $450,000,000
Initial Pre-Funded Amount.......................    $50,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A Certificate Rate........................    One Month LIBOR plus .10% per annum
Class B Certificate Rate........................    One Month LIBOR plus .33% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $50,000,000
Series Servicing Fee rate.......................    2% per annum
Series 1996-E Termination Date..................    May 2004 Distribution Date
Series Issuance Date............................    November 1, 1996

SERIES 1998-A
Initial Invested Amount.........................    $862,500,000
Initial Pre-Funded Amount.......................    $287,500,000
Investor Amount as of September 30, 1999........    $1,150,000,000
Class A Certificate Rate........................    One Month LIBOR plus .04% per annum
Class B Certificate Rate........................    One Month LIBOR plus .24% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 1.00% per
                                                      annum
Initial Enhancement Amount......................    $120,750,000
Series Servicing Fee Rate.......................    2% per annum
Series 1998-A Termination Date..................    July 2003 Distribution Date
Series Issuance Date............................    February 6, 1998
SERIES 1999-A
Initial Invested Amount.........................    $600,000,000
Investor Amount as of September 30, 1999........    $600,000,000
Class A Certificate Rate........................    One Month LIBOR plus .11% per annum
Class B Certificate Rate........................    One Month LIBOR plus .33% per annum
Class C Interest................................    No higher than One Month LIBOR plus 2.00% per
                                                      annum
Initial Enhancement Amount......................    $66,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1999-A Termination Date..................    September 2004 Distribution Date
Series Issuance Date............................    March 23, 1999
SERIES 1999-B
Initial Invested Amount.........................    $500,000,000
Investor Amount as of September 30, 1999........    $500,000,000
Class A Certificate Rate........................    One Month LIBOR plus .20% per annum
Class B Certificate Rate........................    One Month LIBOR plus .39% per annum
Collateral Rate.................................    No higher than One Month LIBOR plus 2.00% per
                                                      annum
Initial Enhancement Amount......................    $55,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1999-B Termination Date..................    January 2007 Distribution Date
Series Issuance Date............................    July 22, 1999
SERIES 1999-D
Initial Invested Amount.........................    $500,000,000
Class A Certificate Rate........................    One Month LIBOR plus   % per annum
Class B Certificate Rate........................    One Month LIBOR plus   % per annum
Collateral Minimum Interest Rate................    Not to exceed   % per annum
Initial Enhancement Amount......................    $55,000,000
Series Servicing Fee Rate.......................    2% per annum
Series 1999-D Termination Date..................    April 2007 Distribution Date
Series Issuance Date............................    , 1999

                                                                        ANNEX II

                       RECEIVABLES IN ADDITIONAL ACCOUNTS
                             CONVEYED TO THE TRUST

                                                             NUMBER OF     RECEIVABLES
ASSIGNMENT     DATE RECEIVABLES                             ADDITIONAL    IN ADDITIONAL
  NUMBER     TRANSFERRED TO TRUST   RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   --------------------   ---------------------   -----------   -------------
     1       May 16, 1994           March 31, 1994            276,371     $367,091,261
     2       July 1, 1994           May 31, 1994              157,629     $202,859,562
     3       August 17, 1994        July 31, 1994             226,342     $351,961,171
     4       September 23, 1994     August 31, 1994           192,815     $299,924,106
     5       November 18, 1994      October 31, 1994          332,866     $406,625,727
     6       January 6, 1995        November 30, 1994         217,320     $316,458,944
     7       March 15, 1995         February 28, 1995         291,057     $348,693,399
     8       April 18, 1995         March 31, 1995            143,714     $168,739,171
     9       May 23, 1995           April 30, 1995             98,330     $137,485,579
    10       July 18, 1995          June 30, 1995             322,271     $432,984,240
    11       August 15, 1995        July 31, 1995             126,338     $188,302,827
    12       August 31, 1995        August 11, 1995            67,968     $ 94,548,321
    13       November 21, 1995      October 25, 1995          285,122     $491,863,655
    14       December 15, 1995      November 26, 1995         265,376     $369,389,253
    15       January 18, 1996       December 26, 1995         182,985     $330,263,251
    16       February 19, 1996      January 31, 1996          269,467     $560,543,656
    17       March 26, 1996         February 29, 1996         150,460     $330,531,723
    18       May 1, 1996            March 31, 1996             68,056     $251,797,517
    19       May 13, 1996           March 31, 1996            219,150     $499,241,938
    20       June 18, 1996          April 30, 1996            244,770     $636,632,670
    21       June 30, 1996          May 31, 1996               73,771     $200,155,226
    22       September 1, 1996      July 31, 1996             217,130     $640,152,919
    23       November 1, 1996       September 30, 1996        151,051     $500,113,079
    24       November 1, 1996       September 30, 1996         30,631     $100,564,456
    25       November 15, 1996      October 31, 1996          100,603     $250,370,356
    26       January 17, 1997       December 31, 1996         118,232     $368,278,729
    27       February 14, 1997      January 31, 1997          111,777     $307,635,708
    28       March 14, 1997         February 28, 1997         169,598     $400,826,266
    29       April 18, 1997         March 31, 1997            204,546     $450,500,767
    30       May 14, 1997           April 30, 1997            155,299     $450,053,037
    31       June 13, 1997          May 31, 1997              148,940     $241,091,790
    32       June 29, 1997          May 31, 1997                5,757     $ 10,065,454
    33       September 12, 1997     August 31, 1997           250,570     $499,607,860
    34       September 30, 1997     August 31, 1997           218,401     $301,830,170
    35       November 14, 1997      October 31, 1997          167,351     $322,443,973
    36       December 12, 1997      November 30, 1997         228,234     $203,845,007
    37       January 30, 1998       December 31, 1997         492,821     $729,961,299
    38       February 13, 1998      January 31, 1998          246,990     $363,909,199
    39       April 14, 1998         March 31, 1998            227,285     $907,447,235
    40       May 14, 1998           April 30, 1998            249,490     $602,772,032
    41       July 1, 1998           May 31, 1998              284,855     $582,539,789
    42       September 1, 1998      July 31, 1998             209,559     $500,442,550

                                                             NUMBER OF     RECEIVABLES
ASSIGNMENT     DATE RECEIVABLES                             ADDITIONAL    IN ADDITIONAL
  NUMBER     TRANSFERRED TO TRUST   RELEVANT CUT-OFF DATE   ACCOUNTS(1)    ACCOUNTS(1)
----------   --------------------   ---------------------   -----------   -------------
    43       October 1, 1998        August 31, 1998           126,098     $364,789,653
    44       November 13, 1998      October 31, 1998          276,577     $648,197,959
    45       December 14, 1998      November 30, 1998          65,326     $166,800,025
    46       December 31, 1998      November 30, 1998          79,855     $210,815,757
    47       January 28, 1999       December 31, 1998          77,427     $197,913,305
    48       January 31, 1999       December 31, 1998         312,662     $704,718,352
    49       February 16, 1999      January 31, 1999          189,409     $393,818,299
    50       March 10, 1999         January 31, 1999          145,162     $248,815,264
    51       March 24, 1999         February 28, 1999         152,894     $206,886,377
    52       April 14, 1999         March 31, 1999             56,776     $105,666,192
    53       April 16, 1999         March 31, 1999            124,643     $304,064,904
    54       May 14, 1999           April 30, 1999             95,437     $123,248,542
    55       June 1, 1999           April 30, 1999            400,682     $925,598,651
    56       July 19, 1999          May 31, 1999               89,208     $118,401,838
    57       July 23, 1999          June 30, 1999             182,395     $332,801,715
    58       September 21, 1999     August 31, 1999           399,265     $920,892,601
    59       October 15, 1999       September 30, 1999        147,493     $300,519,356

------------
(1) The amounts shown are as of the Relevant Cut-Off Date.

                                   Prospectus

                              --------------------
                                  [FLEET LOGO]

                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                           ASSET-BACKED CERTIFICATES

THE TRUST--

- may periodically issue asset-backed certificates in one or more series with one or more classes; and
- will own--
     - receivables in a portfolio of revolving credit card accounts;
     - payments due on those receivables; and
     - other property described in this prospectus and in the accompanying prospectus supplement.

THE CERTIFICATES--

- will represent interests in the trust and will be paid only from the trust assets;
- offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
- may have one or more forms of enhancement; and
- will be issued as part of a designated series which may include one or more classes of certificates and enhancement.

THE CERTIFICATEHOLDERS--

- will receive interest and principal payments from a varying percentage of credit card account collections.

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 8 IN THIS PROSPECTUS.

A certificate is not a deposit and neither the certificates nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The certificates will represent interests in the trust only and will not represent interests in or obligations of Fleet Bank (RI), National Association or any of its affiliates.

This prospectus may be used to offer and sell certificates of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                OCTOBER 19, 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to particular series of certificates, including your series, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

     - the terms, including interest rates, for each class;
     - the timing of interest and principal payments;
     - information about the receivables;
     - information about credit enhancement, if any, for each class; and
     - the method for selling the certificates.

     IF THE DESCRIPTION OF THE TERMS OF A PARTICULAR SERIES OF CERTIFICATES VARIES BETWEEN THE DESCRIPTION CONTAINED IN THIS PROSPECTUS AND THE DESCRIPTION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

     We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

     You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Principal Terms," beginning on page 66 in this prospectus.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
PROSPECTUS SUMMARY......................   5
  The Trust.............................   5
  Trust Assets..........................   5
  Information About The Receivables.....   5
  Servicer..............................   6
  Allocation Of Trust Assets............   6
  Interest Payments On The
     Certificates.......................   6
  Principal Payments On The
     Certificates.......................   6
     Revolving Period...................   6
     Accumulation and Amortization
       Periods..........................   6
     Rapid Amortization Period..........   7
  Shared Excess Finance Charge
     Collections .......................   7
  Shared Principal Collections..........   7
  Credit Enhancement....................   7
  Certificate Ratings...................   7

RISK FACTORS............................   8
  Competition in the Credit Card
     Industry Could Lead to Early
     Payment of Your Certificates.......   8
  A Change in the Terms of the
     Receivables May Adversely Affect
     the Amount or Timing of Collections
     and May Cause an Early Payment of
     Your Certificates or a Downgrade...   8
  If the Transfer of Receivables Were
     Held to Be Merely a Grant of a
     Security Interest, Other Interests
     May Have Priority Over Your
     Certificates.......................   8
  If a Conservator or Receiver Is
     Appointed for the Bank, Assets
     Could Be Sold at a Loss, Payment
     May Be Accelerated, Delayed or
     Reduced and Protections Provided to
     Certificateholders May Be
     Overridden.........................   9
  Consumer Protection Laws May Restrict
     the Bank's Ability to Collect
     Receivables and Maintain Yield on
     the Portfolio and Lead to an Early
     Pay Out or Inability to Pay
     Certificates in Full...............  10
  Principal May Be Paid Earlier Than
     Expected Creating a Reinvestment
     Risk to Certificateholders or Later
     Than Expected Resulting in a
     Failure to Receive Payment When
     Expected...........................  11
  Social, Economic and Geographic
     Factors Affect Credit Card Payments
     and Are Unpredictable and May Cause
     a Delay or Default in Payment......  11
  Credit Ratings Assigned to Your
     Certificates Are Limited in
     Nature.............................  12
  Credit Quality of Trust Assets May Be
     Eroded By the Addition of New
     Assets.............................  12

                                         PAGE
                                         ----
  Credit Card Rates May Decline Without
     a Corresponding Change in Amounts
     Needed to Pay Certificates.........  12
  Issuance of Additional Series by the
     Trust May Adversely Affect Your
     Payments or Rights.................  13
  If Optional Repurchase Occurs, it Will
     Result in an Early Return of
     Principal and a Reinvestment Risk..  13
  If Credit Card Account Holders Are
     Concentrated in One State or
     Geographic Location, Laws, Economic
     Downturn or Natural Disasters in
     that Area May Adversely Affect
     Collections of Receivables.........  13
  If the Bank Elects to Treat a Portion
     of Principal Receivables as Finance
     Charge Receivables, Principal
     Payments Could Be Delayed..........  13
  Amounts in Prefunding Account Not
     Invested in Receivables May Result
     in Early Return of Principal and
     Reinvestment Risk..................  14
  You Will Not Be Recognized as the
     Owner of Certificates on the
     Records of the Trustee and Will Not
     Be Able to Exercise Rights Directly
     as a Certificateholder.............  14
  Trust Assets May Be Allocated to One
     or More Specific Series or Groups
     and Not Be Available to Your
     Series.............................  14

FORMATION OF THE TRUST..................  15

TRANSFER AND ASSIGNMENT.................  16
  The Transfer..........................  16
  Amendment to Pooling and Servicing
     Agreement..........................  16
  Assignment and Assumption Agreement...  16
  Rights Agreement......................  17

THE BANK'S CREDIT CARD ACTIVITIES.......  17
  General...............................  17
  Acquisition and Use of Credit Cards...  18
  Billing and Payments..................  20
  Description of FDR....................  21
  Delinquencies.........................  21
  Interchange...........................  22
  Competition...........................  22

USE OF PROCEEDS.........................  23

THE BANK AND FLEET BOSTON CORPORATION...  23

                                         PAGE
                                         ----
MATERIAL LEGAL ASPECTS OF THE
  RECEIVABLES...........................  23
  Transfer of Receivables...............  23
  Matters Relating to Receivership......  24
  Consumer Protection Laws..............  25

DESCRIPTION OF THE CERTIFICATES           25
  General...............................  26
  Book-Entry Registration...............  28
  Definitive Certificates...............  31
  The Bank Certificate; Additional
     Sellers............................  32
  Interest Payments.....................  33
  Principal Payments....................  33
  Shared Principal Collections..........  34
  Sharing of Excess Finance Charge
     Collections........................  34
  Companion Series......................  34
  New Issuances.........................  34
  Transfer and Assignment of
     Receivables........................  36
  Liquidation of Receivables............  36
  Representations, Warranties and
     Covenants..........................  37
  Addition of Accounts..................  41
  Acquisition of Participation
     Interest...........................  42
  Automatic Account Additions...........  42
  Removal of Accounts...................  43
  Servicing Procedures..................  44
  Discount Option.......................  44
  Trust Accounts........................  45
  Series Percentage and Seller
     Percentage.........................  46
  Application of Collections............  46
  Operation of Excess Funding Account...  46
  Defaulted Receivables; Rebates and
     Fraudulent Charges.................  47
  Final Payment of Principal and
     Interest; Termination..............  47
  Trust Pay Out Events..................  48
  Servicing Compensation and Payment of
     Expenses...........................  49
  Matters Regarding the Servicer........  50
  Indemnification.......................  50
  Servicer Default......................  51

                                         PAGE
                                         ----
  Report to Certificateholders..........  52
  Evidence as to Compliance.............  53
  Amendments............................  53
  Defeasance............................  54
  List of Certificateholders............  54
  The Trustee...........................  54

ENHANCEMENT.............................  55
  General...............................  55
  Subordination.........................  55
  Letter of Credit......................  56
  Cash Collateral Guaranty or Account...  56
  Collateral Interest...................  56
  Surety Bond or Insurance Policy.......  56
  Spread Account........................  56

CERTIFICATE RATING......................  56

FEDERAL INCOME TAX CONSEQUENCES.........  57
  General...............................  57
  Treatment of the Certificate as Debt..  57
  Treatment of the Trust................  58
  Taxation of Interest Income of U.S.
     Certificate Owners.................  59
  Sale or Exchange of Certificates......  60
  Non-U.S. Certificate Owners...........  60
  Information Reporting and Backup
     Withholding........................  61
  State and Local Taxation..............  62

ERISA CONSIDERATIONS....................  62

PLAN OF DISTRIBUTION....................  64

UNDERWRITING............................  64

LEGAL MATTERS...........................  65

REPORTS TO CERTIFICATEHOLDERS...........  65

WHERE YOU CAN FIND MORE INFORMATION.....  65

INDEX OF PRINCIPAL TERMS................  66

GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION
  PROCEDURES..............................A-1

                               PROSPECTUS SUMMARY

- THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF THE CERTIFICATES, READ CAREFULLY THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

- THIS SUMMARY PROVIDES AN OVERVIEW OF THE TRUST ASSETS INCLUDING, IN PARTICULAR, THE RECEIVABLES AND HOW SUCH RECEIVABLES WILL BE ALLOCATED AND OTHER INFORMATION TO AID YOUR UNDERSTANDING AND IS QUALIFIED BY THE FULL DESCRIPTION OF SUCH INFORMATION IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

THE TRUST

Fleet Credit Card Master Trust II was formed in 1993 pursuant to a pooling and servicing agreement. The pooling and servicing agreement is between Fleet Bank
(RI), National Association, as seller and servicer, and Bankers Trust Company, as trustee.

Prior to February 20, 1998, the trust was known as ADVANTA Credit Card Master Trust II and the seller and servicer under the pooling and servicing agreement was Advanta National Bank. On February 20, 1998, Advanta National Bank transferred its rights, interests and obligations under the pooling and servicing agreement to Fleet Bank (RI), National Association and the bank has, since that date, served as seller and servicer.

- The trust is a master trust in which multiple series of certificates may be issued. Each series is issued pursuant to a supplement to the pooling and servicing agreement. The terms of a series are set forth in the series supplement.

- Some classes or series may not be offered by this prospectus; for example, they may be offered in a private placement.

See "Formation of the Trust" and "Transfer and Assignment" in this prospectus.

TRUST ASSETS

The bank and its predecessors have transferred to the trust the receivables in certain MasterCard(R) and VISA(R)(1) revolving credit card accounts. All new receivables generated in those accounts will be transferred automatically to the trust. The receivables transferred to the trust are the primary trust assets. The bank will periodically designate additional accounts to the trust. Receivables in such additional accounts will be transferred to the trust and receivables generated in the new accounts will be transferred automatically to the trust. The total amount of receivables in the trust will fluctuate daily as new receivables are generated and payments are received on accounts. Additional assets may be transferred to the trust.

See "The Bank's Credit Card Activities" and "Description of the
Certificates--Addition of Accounts" in this prospectus.

Additional trust assets may include:

- monies and investments in the trust's bank accounts;

- revolving credit card accounts affiliated with programs other than MasterCard and VISA or credit card accounts in programs created for a specific company;

- participations in other pools of revolving credit card receivables or consumer loan receivables, secured and unsecured arising as a result of advances made on bank cards, private label cards, corporate cards and unsecured revolving lines of credit; and

- instruments and rights providing credit enhancement to a series or class.

INFORMATION ABOUT THE RECEIVABLES

The receivables arise in accounts selected and assigned to the trust from the bank's credit card portfolio. The selection is based on criteria established in the pooling and servicing agreement.

The bank's credit card portfolio is a combined portfolio. The portfolio includes
(1) credit card

---------------

1 MasterCard(R) and VISA(R) are federally registered servicemarks of MasterCard
  International Inc. and VISA U.S.A., Inc., respectively.

accounts owned by Advanta National Bank on February 20, 1998, (2) credit card accounts owned by the bank on February 20, 1998 and (3) credit card accounts originated or acquired by the bank after February 20, 1998.

See "The Bank's Credit Card Activities" in this prospectus.

SERVICER

The bank services the receivables under the terms of the pooling and servicing agreement. In limited cases, the bank may resign or be removed and either the trustee or a third party may be appointed as the new servicer. The servicer receives a servicing fee from the trust. Each series is obligated to pay a portion of the servicing fee.

See "Description of the Certificates--Servicing Compensation and Payment of Expenses" and "--Matters Regarding the Servicer" in this prospectus.

ALLOCATION OF TRUST ASSETS

The trust assets are allocated among the series of certificates outstanding and the interest of the bank represented by the seller certificates. The seller certificates represent the remaining interest in the assets of the trust not represented by the certificates and other interests issued by the trust to investors.

Certificateholders are only entitled to amounts allocated to their series equal to the interest and principal payments on their certificates.

See "Description of the Certificates--Series Percentage and Seller Percentage" in this prospectus.

INTEREST PAYMENTS ON THE
CERTIFICATES

Each certificate of a series will represent the right to receive payments of interest as described in the prospectus supplement for such series. If a series of certificates consists of more than one class, each class may differ in, among other things, priority of payments, payment dates, interest rates, method for computing interest and rights to credit enhancement.

Each class of certificates may have fixed, floating or any other type of interest rate. Generally, interest will be paid monthly, quarterly or on other scheduled dates over the life of the certificates.

See "Description of the Certificates--Interest Payments" and "Enhancement" in this prospectus.

PRINCIPAL PAYMENTS ON THE
CERTIFICATES

Each certificate of a series will represent the right to receive payments of principal as described in the prospectus supplement prepared in connection with such series. If a series of certificates consists of more than one class, each class may differ in, among other things, the amounts allocated for principal payments, priority of payments, payment dates, maturity, and rights to series enhancement.

REVOLVING PERIOD

Each series of certificates will begin with a period during which the trust will not pay or accumulate principal for payment to the certificateholders. The period when no principal is paid or accumulated is known as the revolving period. The trust, during the revolving period, will usually pay available principal to the bank as holder of the sellers' interest, but may pay amounts due to holders of certificates of other series.

ACCUMULATION AND AMORTIZATION PERIODS

Following the revolving period, each class of certificates will have one or a combination of the following periods in which:

- principal is accumulated in specified amounts per month and paid on a scheduled date;

- principal is paid in fixed amounts at scheduled intervals;

- principal is paid in varying amounts at scheduled intervals;

- principal is paid, at the option of the bank, in amounts and on dates designated by the bank; or

- principal is paid in varying amounts each month based on the amount of principal receivables collected following certain adverse events.

The time at which principal payments will begin and the period over which principal payments will be made will vary from one series to another and within a series from one class to another. The principal payment provisions for each series and class will be included in the prospectus supplement prepared for such series.

RAPID AMORTIZATION PERIOD

If a pay out event has occurred with respect to a series, a rapid amortization period begins and the trust will pay all available principal to the certificateholders of that series on each distribution date. If the series has more than one class, each class may have a different priority for payment.

A pay out event may affect one or more series.

See "Description of Certificates--Trust Pay Out Events" in this prospectus for a discussion of the events that might lead to a rapid amortization period.

SHARED EXCESS FINANCE CHARGE
COLLECTIONS

Any series may be included in a group of series. If specified in the related prospectus supplement, amounts designated as excess spread for a series and not needed for that series, will be excess finance collections which may be applied to cover shortfalls of other series in the same group.

See "Description of the Certificates--Sharing of Excess Finance Charge Collections" "--Applications of Collections" and "--Defaulted Receivables; Rebates and Fraudulent Charges" in this prospectus.

SHARED PRINCIPAL COLLECTIONS

If specified in the accompanying prospectus supplement, to the extent that collections of principal receivables allocated to any series are not needed for that series, those collections may be applied to cover principal payments for other series in the same group.

See "Description of the Certificates--Shared Principal Collections" in this prospectus.

CREDIT ENHANCEMENT

Each class of a series may be entitled to credit enhancement.

Credit enhancement for the certificates of any class may take the form of one or more of the following:

- subordination
- collateral interest
- insurance policy
- cash collateral guaranty or account
- letter of credit
- surety bond
- spread account
- reserve account
- swap arrangements

The type, characteristics and amount of any credit enhancement will be:

- based on several factors, including the characteristics of the receivables and accounts at the time a series of certificates is issued, and

- established based on the requirements of the rating agencies.

See "Enhancement" in this prospectus.

CERTIFICATE RATINGS

Any certificate offered by this prospectus and an accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating organization.

A rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning agency. Each rating should be evaluated independently of any other rating.

See "Risk Factors--Credit Ratings Assigned to Your Certificates Are Limited in Nature" in this prospectus.

                                  RISK FACTORS

YOU SHOULD CONSIDER THE FOLLOWING FACTORS BEFORE YOU DECIDE WHETHER OR NOT TO PURCHASE THE CERTIFICATES.

COMPETITION IN THE CREDIT
CARD INDUSTRY COULD LEAD
TO EARLY PAYMENT OF
YOUR CERTIFICATES              The bank credit card industry is highly
                               competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market and compete for customers. As a result of this competition, certain major credit card issuers offer credit cards to selected customers at interest rates lower than the rates assessed on the credit card accounts assigned to the trust. Since 1987, Advanta National Bank, the bank's predecessor, and the bank have responded to this increased competition by marketing cards to customers without an annual fee and by attempting to offer lower interest rates than those available from other competitors.
                               Historically, Advanta National Bank and the bank used and the bank continues to use direct mail solicitation to acquire accounts.

                               The competitive nature of the credit card industry, resulting in lower interest rates on credit cards, may result in a reduced amount of finance charge receivables collected and available to pay interest on the certificates and the competitive environment may affect the bank's ability to originate new accounts and generate new receivables. Such events could cause a pay out event to occur and an early amortization of the certificates.

                               See "The Bank's Credit Card
                               Activities--Competition" in this prospectus.

A CHANGE IN THE TERMS OF THE
RECEIVABLES MAY ADVERSELY
AFFECT THE AMOUNT OR TIMING OF
COLLECTIONS AND MAY CAUSE AN
EARLY PAYMENT OF YOUR
CERTIFICATES OR A DOWNGRADE    As owner of the accounts, the bank retains the
                               right to change various account terms including finance charges, other fees and the required monthly minimum payment. Such changes may be voluntary on the part of the bank or may be forced by law or market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early amortization of your certificates. Changes could also cause a reduction in the credit ratings on your certificates.

                               See "Description of the
                               Certificates--Representations, Warranties and
                               Covenants" in this prospectus.

IF THE TRANSFER OF
RECEIVABLES WERE HELD TO
BE MERELY A GRANT OF A
SECURITY INTEREST, OTHER
INTERESTS MAY HAVE PRIORITY
OVER YOUR CERTIFICATES         The seller has represented in the pooling and
                               servicing agreement that the transfer of the receivables to the trust is either a sale or the grant of a pledge of the receivables. In order to protect the purchasers of the certificates, the bank has taken and will take the necessary actions to ensure that if the transfer is determined by a court to be a grant of a security interest and not a transfer of the receivables to the trust, the trust will have a "first priority perfected security interest" in the receivables.
                               However, there are circumstances where,
                               regardless of the first priority perfected security interest, other creditors may take priority over your interests:

                               - a tax, government or other nonconsensual lien
                                 on the bank's property arising before new receivables come into existence may have priority over the trust's interests in the receivables,

                               - if the FDIC were appointed conservator or
                                 receiver of the bank, the FDIC's administrative expenses may be paid before the certificateholders are paid,

                               - if there is an insolvency of the bank, the
                                 operation of insolvency laws and procedures could cause delays in payment on your certificates,

                               - the bank, as servicer, is permitted to collect
                                 receivables and hold such collections for a period of time before depositing such amounts into the collection account; if the bank were to become insolvent, or, in certain circumstances, if certain time periods were to pass, the trust may not have a perfected claim on amounts held by the bank and not deposited into the collection account, which may result in a loss to the certificateholders.

                               See "Material Legal Aspects of the
                                 Receivables--Transfer of Receivables" in this prospectus.

IF A CONSERVATOR OR RECEIVER
IS APPOINTED FOR THE BANK,
ASSETS COULD BE SOLD AT A LOSS,
PAYMENT MAY BE ACCELERATED,
DELAYED OR REDUCED AND
PROTECTIONS PROVIDED TO
CERTIFICATEHOLDERS MAY
BE OVERRIDDEN                  The Federal Deposit Insurance Act, as amended by
                               the Financial Institutions Reform, Recovery and
                               Enforcement Act of 1989, and policy statements issued by the FDIC, provide that the FDIC should respect a security interest granted by a bank where the security interest (a) is validly perfected before the bank's insolvency and (b) was not taken in contemplation of the bank's insolvency or with the intent to hinder, delay or defraud the bank or its creditors.

                               FDIC staff positions taken prior to the passage of FIRREA do not suggest that the FDIC would interrupt the timely transfer to the trust of payments collected on the receivables.

                               If the FDIC were to assert a different position, payments of principal and interest on your certificates could be delayed and possibly reduced. For example, under the FDIA, the FDIC could--

                               - require the trustee to go through an
                                 administrative claims procedure to establish its right to those payments;

                               - request a stay of proceedings with respect to
                                 the bank; or

                               - reject the bank's sales contract and limit the
                                 trust's resulting claim to "actual direct compensatory damages."

                               If a conservator or receiver were appointed for the bank, this could cause an early amortization of principal on all outstanding series. Under the terms of the pooling and servicing agreement, new principal receivables would not be transferred to the trust. The trustee would sell the receivables unless a sufficient amount of the holders of certificates, and anyone else authorized to vote on those matters, gave the trustee other instructions. The trust would then terminate earlier than was planned and you could have a loss if the sale of the receivables produced insufficient amounts to pay you in full. However, the conservator or receiver may have the power--

                               - regardless of the terms of the pooling and
                                 servicing agreement, (a) to prevent the early amortization, (b) to prevent the early sale of the receivables and termination of the trust or
                                 (c) to require
                                 new principal receivables to continue being transferred to the trust; or

                               - regardless of the instructions of those
                                 authorized to direct the trustee's actions under the pooling and servicing agreement, (a) to require the early sale of the receivables,
                                 (b) to require termination of the trust and retirement of the certificates or (c) to prohibit the continued transfer of principal receivables to the trust.

                               In addition, if a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the certificateholders from appointing a new servicer.

                               See "Material Legal Aspects of the
                               Receivables--Matters Relating to Receivership."

CONSUMER PROTECTION LAWS MAY
RESTRICT THE BANK'S ABILITY
TO COLLECT RECEIVABLES AND
MAINTAIN YIELD ON THE
PORTFOLIO AND LEAD TO
AN EARLY PAY OUT OR
INABILITY TO PAY
CERTIFICATES IN FULL           Federal and state consumer protection laws
                               regulate the creation and enforcement of consumer loans. The trust may be liable for violations of such laws that apply to the receivables, either as assignee of the bank with respect to the obligations arising before the transfer of the receivables to the trust or as a party directly responsible for obligations arising after the transfer. In addition, Congress, the states and regulatory agencies could further regulate the credit card industry in ways that would make it more difficult for the servicer to collect payments on the receivables or that would restrict the finance charges and other fees that the bank can charge to the accounts. For example, if the bank were required to reduce its finance charges and other fees, resulting in a corresponding decrease of the effective yield on the accounts designated to the trust, this could lead to a pay out event, resulting in the payment of principal sooner than expected. One bill currently pending before Congress, for example, would, if it were to be enacted in its current form, among other things, reduce the bank's ability to impose overlimit fees.

                               The bank makes representations and warranties relating to compliance with the requirements of law. The bank also makes certain representations and warranties in the pooling and servicing agreement relating to the validity and enforceability of the accounts and the receivables and agrees to indemnify the trust for, among other things, any liability arising from the violation of such laws. However, the trustee will not make any examination of the receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the seller or the servicer must accept the transfer and reassignment of receivables affected by the violation.

                               See "Description of the
                               Certificates--Representation, Warranties and
                               Covenants" and "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

                               Receivables may also be written off as
                               uncollectible if a debtor seeks relief under federal or state bankruptcy laws. This could result in a loss of available funds to pay the certificateholders.

                               See "Description of the Certificates--Receivables in Defaulted Accounts; Rebates and Fraudulent Charges" in this prospectus.

PRINCIPAL MAY BE PAID EARLIER
THAN EXPECTED CREATING A
REINVESTMENT RISK TO
CERTIFICATEHOLDERS OR LATER
THAN EXPECTED RESULTING IN A
FAILURE TO RECEIVE PAYMENT
WHEN EXPECTED                  The receivables in the trust may be paid at any
                               time and there is no assurance that new
                               receivables will be generated or will be generated at levels needed to maintain the trust.
                               To prevent the early amortization of the certificates, new receivables must be generated and added to the trust. The trust is required to maintain a certain minimum amount of receivables.
                               Such generation of new receivables is affected in part, by the bank's ability to compete in the current industry environment and by customers changing borrowing and payment patterns. If there is a decline in the generation of new receivables you may be repaid your principal prior to the expected date.

                               One development which affects the level of finance charge collections is the increased convenience use of credit cards. Convenience use means that the customers pay their account balances in full on or prior to the due date. The customer, therefore, avoids all finance charges on his account. This decreases the effective yield on the accounts and could cause an early amortization of certificates. Convenience use is more common among cardholders who are not assessed an annual fee than among those who pay such fees. A substantial majority of the cardholders on the accounts designated to the trust are not charged an annual cardholder fee.

                               The pooling and servicing agreement requires that the balance of principal receivables in the trust not fall below a specified level. If the level of principal receivables does fall below the required level, an early amortization of certificates will occur. To maintain the level of principal receivables in the trust, the bank periodically adds receivables through the designation of additional accounts for inclusion in the trust. If the bank is not able to add additional accounts when required, an early amortization will occur.

                               See "Description of the Certificates--Trust Pay Out Events" in this prospectus and "Description of the Certificates--Pay Out Events" in the accompanying prospectus supplement.

                               Changes in finance charges also will affect payment patterns on the receivables and thus may result in a decline in yield. During the amortization periods, this may adversely affect the repayment of principal.

                               See "Receivable Yield Considerations" in the accompanying prospectus supplement.

SOCIAL, ECONOMIC AND
GEOGRAPHIC FACTORS AFFECT
CREDIT CARD PAYMENTS AND ARE
UNPREDICTABLE AND MAY CAUSE
A DELAY OR DEFAULT
IN PAYMENT                     Changes in credit card use, payment patterns and
                               the rate of defaults by cardholders may result from a variety of social, economic and geographic factors. Social factors include changes in consumer confidence levels and attitude toward incurring debt, the public's perception of the use of credit cards and changing attitudes regarding the stigma of personal bankruptcy.
                               Economic factors include the rate of inflation, the unemployment rates and relative interest rates offered for various types of loans.
                               Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on the certificates of any series.

                               See "The Bank's Credit Card Activities" in this prospectus and the accompanying prospectus supplement.

CREDIT RATINGS ASSIGNED TO
YOUR CERTIFICATES ARE
LIMITED IN NATURE              Each credit rating assigned to your certificates
                               reflects the rating agency's assessment only of the likelihood that interest and principal will be paid when required under the pooling and servicing agreement, not when expected. These ratings are based on the rating agencies' determination of the value of receivables in the trust and the availability of any credit enhancement.

                               The ratings do not address the following:

                               - the likelihood that the principal or interest
                                 on your certificate will be prepaid, paid on a scheduled date or paid on any particular date before the termination date of your series,

                               - the possibility that your certificates will be
                                 paid early or the possibility of the imposition of United States withholding tax for non-U.S. Certificateholders,

                               - the marketability of the certificates, or any
                                 market price, or

                               - that an investment in the certificates is a
                                 suitable investment for you.

                               A rating is not a recommendation to purchase, hold or sell certificates of a series or class of a series.

CREDIT QUALITY OF TRUST
ASSETS MAY BE ERODED BY THE
ADDITION OF NEW ASSETS         The bank expects that it will periodically add
                               additional accounts to the trust and may, at times be obligated to add additional accounts.
                               Additional accounts may include accounts which were originated using criteria that are different than those applicable to the accounts currently designated to the trust. There are many reasons which could cause such differences, including the fact that the additional accounts were originated at a different date or were acquired from an institution which used different underwriting standards or procedures. Consequently, there is no assurance that future additional accounts will have the same credit quality as those currently designated to the trust.

                               In addition, the pooling and servicing agreement allows the bank to add participation interests in other assets to the trust. The addition of such participation interests and of additional accounts will be subject to the satisfaction of certain conditions described in this prospectus under "Description of the Certificates--Addition of Accounts" and "--Automatic Account Additions."

CREDIT CARD RATES MAY DECLINE
WITHOUT A CORRESPONDING
CHANGE IN AMOUNTS NEEDED TO
PAY CERTIFICATES               The majority of accounts have finance charges set
                               at a rate above the London interbank offered rate or the prime rate. Certificates may bear interest at a fixed-rate or at a floating-rate based on another specified index. Thus, if the London interbank offered rate or other specified rate declines, finance charge collections will decline; however, there may not be a corresponding decrease in the interest rates on the certificates. The effect of lower finance charges without a corresponding reduction in the rates on the certificates could cause certificates to be paid early.

ISSUANCE OF ADDITIONAL SERIES
BY THE TRUST MAY ADVERSELY
AFFECT YOUR PAYMENTS
OR RIGHTS                      The trust is a master trust and has issued other
                               series of certificates and is expected to issue additional series from time to time. All of such certificates are payable from the receivables in the trust. The trust may issue additional series with terms that are different from your series without the prior review or consent of any certificateholders. It is a condition to the issuance of each new series that each rating agency that has rated an outstanding series, confirms in writing that the issuance of the new series will not result in a reduction or withdrawal of its rating. However, the terms of a new series could affect the timing and amounts of payments on any other outstanding series, including your series. The owners of the certificates of any new series will have voting rights which will reduce the percentage interest represented by your series. Such voting rights may relate to the ability to approve waivers and give consents. The actions which may be affected include directing the appointment of a successor servicer following a servicer default, amending the pooling and servicing agreement and directing a reassignment of the entire portfolio of accounts.

                               See "Description of the Certificates--New
                               Issuances" in this prospectus.

IF OPTIONAL REPURCHASE
OCCURS, IT WILL RESULT IN
AN EARLY RETURN OF PRINCIPAL
AND A REINVESTMENT RISK        When the amount of certificates of a series is
                               reduced to a stated percentage of such series' original amount, the bank may repurchase the remaining certificates of such series. It is possible, if so provided in the applicable series supplement, that the repurchase option could be exercised when 10% or more of the principal amount of such series remains outstanding. Such repurchase may result in an early return of your investment. It is not expected that any premium will be paid in the event of the exercise of the repurchase option and there can be no assurance that you will be able to invest such early repayment amount at a similar rate of return.

IF CREDIT CARD ACCOUNT
HOLDERS ARE CONCENTRATED IN
ONE STATE OR GEOGRAPHIC
LOCATION, LAWS, ECONOMIC
DOWNTURN OR NATURAL DISASTERS
IN THAT AREA MAY ADVERSELY
AFFECT COLLECTIONS
OF RECEIVABLES                 If the trust contains a high concentration of
                               receivables relating to cardholders located within a single state or region of the United
                               States, events in that state or region may have a magnified effect on the trust due to such concentration. The prospectus supplement of a series will contain a then-current detailed geographic breakdown of the number of accounts and the amount of receivables relating to cardholders with addresses in each applicable state.

                               See "The Receivables--Geographic Distribution of Accounts and Receivables" in the accompanying prospectus supplement.

                               The bank has no way of predicting how a future geographic event or a change in the geographic distribution of the receivables may affect the certificates.

IF THE BANK ELECTS TO TREAT A
PORTION OF PRINCIPAL
RECEIVABLES AS FINANCE CHARGE
RECEIVABLES, PRINCIPAL
PAYMENTS COULD BE DELAYED      The documents relating to the certificates permit
                               the bank to cause a percentage of principal receivables to be treated as finance charge receivables. The bank may elect to use such a discount and may decide, without notice to or the consent of any holders of certificates, to reduce the discount or discontinue the use of the discount. Any election by the bank to discount the principal receivables will result in an increase in the amount of finance charge receivables and a reduction in the amount of principal receivables and the collection of principal receivables from that which would otherwise occur. This may result in delayed principal payments on the certificates. Use of the discount will also reduce the sellers' interest in the trust, thereby making certain pay out events based in part on the amount of collections of finance charge receivables less likely to occur and increasing the likelihood that the bank will have to designate more accounts to the trust or that a pay out event will occur based on the sellers' interest or the amount of principal receivables in the trust. Any subsequent reduction or withdrawal of the percent used in discounting the principal receivables would have the opposite effect.

AMOUNTS IN PREFUNDING ACCOUNT
NOT INVESTED IN RECEIVABLES
MAY RESULT IN EARLY RETURN
OF PRINCIPAL AND
REINVESTMENT RISK              The bank may, in connection with any series,
                               create a prefunding account and deposit a portion of the proceeds of the series into the account.
                               Moneys in the account will be invested in additional principal receivables. However, any money in the prefunding account not used by a specific date must be paid to the holders of the certificates of that series. This will result in an early return of principal. The bank does not expect to pay a prepayment penalty or premium in such event. If you receive an early payment you may not be able to reinvest at a rate equivalent to the rate on the certificates which were paid early.

YOU WILL NOT BE RECOGNIZED AS
THE OWNER OF CERTIFICATES ON
THE RECORDS OF THE TRUSTEE AND
WILL NOT BE ABLE TO EXERCISE
RIGHTS DIRECTLY AS A
CERTIFICATEHOLDER              If so stated in the accompanying prospectus
                               supplement, the certificates of each series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the certificate owners or their nominees. Unless definitive certificates are issued for a series, certificate owners relating to such series will not be recognized by the trustee as certificateholders, as that term is used in the governing documents. As a result you will only be able to exercise the rights of certificateholders indirectly through DTC,
                               Cedelbank or Euroclear and their participating organizations.

                               See "Description of Certificates--Book-Entry
                               Registration" and "--Definitive Certificates" in this prospectus.

TRUST ASSETS MAY BE ALLOCATED
TO ONE OR MORE SPECIFIC SERIES
OR GROUPS AND NOT BE AVAILABLE
TO YOUR SERIES                 A series supplement or an amendment to the
                               pooling and servicing agreement may provide that portions of the receivables or participation interests in the trust be allocated to one or more series or groups. If such an allocation were to occur, and if the allocation was not to your series or a group in which your series is included, your series would not be able to benefit from such receivables or participation interests. Such an allocation is dependent upon:

                               - satisfying the rating agency condition, and

                               - delivering an officer's certificate of the
                                 trustee by the servicer that states that the servicer reasonably believes that the allocation will not have an adverse effect.

                             FORMATION OF THE TRUST

     Fleet Credit Card Master Trust II (formerly known as ADVANTA Credit Card Master Trust II)(the "TRUST") was formed, in accordance with the laws of the State of New York, pursuant to a pooling and servicing agreement dated as of December 1, 1993, as amended and restated on May 23, 1994, and as subsequently amended (the "POOLING AND SERVICING AGREEMENT"). The Pooling and Servicing Agreement is between Fleet Bank (RI), National Association, (the "BANK") as Seller and Servicer, and Bankers Trust Company, as Trustee (together with any successors thereto, the "TRUSTEE"). The Pooling and Servicing Agreement, as originally executed, was between Colonial National Bank USA and the Trustee. Colonial National Bank USA subsequently changed its name to Advanta National Bank USA and following a merger into it by Advanta National Bank, Advanta National Bank USA changed its name to Advanta National Bank ("ADVANTA NATIONAL BANK").

     The Trust from time to time issues, in series (each a "SERIES"), asset backed securities. Each Series is issued pursuant to the terms of a supplement (each a "SERIES SUPPLEMENT") to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement and any Series Supplement are sometimes referred to as the "POOLING AND SERVICING AGREEMENT."

     At the time of the creation of the Trust, Advanta National Bank transferred to the Trust, without recourse, all of its right, title and ownership interest in and to a portfolio of credit card receivables arising under selected consumer revolving credit card Accounts (the "INITIAL ACCOUNTS") and, with respect to all Additional Accounts designated by Advanta National Bank prior to the Transfer described below, Advanta National Bank transferred to the Trust, without recourse, all of its right, title and ownership interest in and to all receivables in such Additional Accounts. Since the Transfer, the Bank has transferred and will transfer to the Trust, without recourse, all of its right, title and ownership interest in and to all receivables arising and created from time to time in the ordinary course of business in the accounts which have been designated to the Trust. The Initial Accounts together with accounts thereafter designated to the Trust (the "ADDITIONAL ACCOUNTS") are collectively referred to as the "ACCOUNTS." The Accounts are MasterCard and VISA credit card accounts or other consumer revolving credit card accounts in portfolios of consumer revolving credit card accounts originated or acquired by the Bank. The amounts owed by the obligors on such accounts are the "RECEIVABLES" and constitute the primary assets of the Trust. Such Receivables have been and will be transferred to the Trust in exchange for the certificates of Series already outstanding and other Series to be issued plus the Seller Certificates representing the Sellers' Interest and other certificated or uncertificated interests in the Trust.

     The Receivables consist of amounts charged by cardholders for merchandise and services and cash advances (the "PRINCIPAL RECEIVABLES"), plus the related periodic finance charges, annual membership fees and annual service charges, late fees, overlimit fees, cash advances fees, all other fees and charges with respect to Accounts designated by the Seller to be included as Finance Charge Receivables and Recoveries with respect to Defaulted Receivables (collectively, the "FINANCE CHARGE RECEIVABLES").

     The Trust assets consist and will consist of (1) the Receivables, (2) all monies due or to become due thereunder and all amounts received with respect thereto and all proceeds of the Receivables, (3) amounts recovered with respect to Receivables which had been charged-off ("RECOVERIES"), (4) the right to receive certain fees ("INTERCHANGE") received by the Bank, as a creditor participating in the VISA and MasterCard International associations as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing, attributed to charges for merchandise and services in the Accounts, (5) proceeds of credit insurance policies relating to the Receivables, (6) all monies and other property constituting Eligible Investments on deposit in, credited to or held in bank accounts of the Trust and (7) the benefits of any Series Enhancements issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of the Series to which such Series Enhancement relates). The Trust assets may also include participations (including 100% participations) representing undivided interests in a pool of assets consisting of revolving credit card receivables or consumer loan receivables (secured or unsecured) arising as a result of advances made on bank cards, private label cards, corporate cards and unsecured revolving lines of credit.

     The investor certificates and interests in the trust which are treated as investor certificates, including the investor certificates offered pursuant to this Prospectus and the accompanying Prospectus Supplement (the "CERTIFICATES") represent undivided interests in the Trust. Certificates of a Series represent the right to receive, to the extent necessary to make the required payments on the Certificates, a portion of collections allocable to the Certificateholders of such Series, funds on deposit in the Collection Account and in the Excess Funding Account allocable to Certificateholders of such Series, funds on deposit in any deposit, trust, escrow or similar account maintained for the benefit of such Series or any Class of such Series (each a "SERIES ACCOUNT") and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "CERTIFICATEHOLDERS' INTEREST"). The term "CERTIFICATEHOLDER" refers to the registered owners of the Certificates or, with respect to any Certificates in bearer form, if any, the bearer thereof. See "Description of the Certificates" in this Prospectus.

     The Trust has not and will not engage in any activity other than acquiring and holding the Receivables, issuing Certificates and certain uncertificated interests with respect to each Series issued by the Trust, the Bank Certificate and Supplemental Certificates, making payments thereon, obtaining Series Enhancement applicable to any Series and activities related thereto. As a consequence, the Trust is not expected to have any need for, or sources of, capital resources other than the assets of the Trust.

                            TRANSFER AND ASSIGNMENT

     The Trust was created in 1993 and from such formation until February 20, 1998 was known as ADVANTA Credit Card Master Trust II and Advanta National Bank was Seller and Servicer under the Pooling and Servicing Agreement.

THE TRANSFER

     On October 28, 1997, Advanta Corp. and Fleet Financial Group, Inc. ("FLEET FINANCIAL GROUP") entered into a Contribution Agreement (the "CONTRIBUTION AGREEMENT") pursuant to which they agreed that Advanta Corp. and certain of its subsidiaries, including Advanta National Bank (the "ADVANTA CONTRIBUTORS"), and Fleet Financial Group and certain of its subsidiaries (the "FLEET CONTRIBUTORS"), would contribute certain of the assets and liabilities relating to their respective consumer credit card businesses to a newly created Rhode Island limited liability company, Fleet Credit Card, LLC (the "LLC"), initially in exchange for a 4.99% membership interest in the LLC to the Advanta Contributors and 95.01% membership interest to the Fleet Contributors and the assumption of certain liabilities, and, prior to such contribution, the LLC would direct the Fleet Contributors and the Advanta Contributors to transfer to the Bank certain of those assets and liabilities, including their credit card accounts and the assets and liabilities of Advanta National Bank relating to the ADVANTA Credit Card Master Trust II. On February 20, 1998 the Advanta Contributors and the Fleet Contributors transferred to the Bank those assets and liabilities (collectively, the "TRANSFER").

AMENDMENT TO POOLING AND SERVICING AGREEMENT

     Immediately prior to the Transfer, Advanta National Bank and the Trustee entered into Amendment Number 3 to Amended and Restated Pooling and Servicing Agreement ("AMENDMENT NUMBER 3") pursuant to which the Pooling and Servicing Agreement was amended to provide, among other things, that (1) the Bank Certificate could be transferred to a member of the affiliated group of which Fleet Financial Group is the common parent or to the Bank in connection with a servicing transfer to the Bank, (2) Advanta National Bank could assign and delegate to the Bank all of Advanta National Bank's rights and obligations under the Pooling and Servicing Agreement and each Series Supplement as Seller and as Servicer and (3) the name of the Trust would be changed to Fleet Credit Card Master Trust II upon the assignment and delegation to the Bank.

ASSIGNMENT AND ASSUMPTION AGREEMENT

     Also on February 20, 1998, immediately after the effectiveness of Amendment Number 3, Advanta National Bank, the Bank, the LLC and the Trustee entered into an Assignment and Assumption Agreement

(the "ASSIGNMENT AGREEMENT") pursuant to which Advanta National Bank assigned and transferred to the Bank all of Advanta National Bank's rights and interests as Seller and Servicer under the Pooling and Servicing Agreement and each Series Supplement thereto and delegated to the Bank all of Advanta National Bank's duties and obligations as Seller and Servicer under the Pooling and Servicing Agreement and under each of the outstanding Series Supplements. Pursuant to the Assignment Agreement, the Bank accepted all of Advanta National Bank's rights and interests as Seller and Servicer and accepted and assumed all of Advanta National Bank's liabilities under and assumed and agreed to perform each and every covenant and obligation of the Seller and of the Servicer contained in the Pooling and Servicing Agreement and the Series Supplements. Pursuant to the Assignment Agreement, the Bank Certificate was assigned and transferred to the Bank. Pursuant to the Assignment Agreement, Advanta National Bank was released as Seller and Servicer and has no further obligations or liabilities under the Pooling and Servicing Agreement or the Series Supplements and the Bank has become the sole Seller and Servicer.

     In addition, ownership of the Accounts has been transferred to the Bank, and, pursuant to the Assignment Agreement, the Bank has sold, transferred, assigned, set over and otherwise conveyed to the Trustee on behalf of the Trust, for the benefit of the Certificateholders, all of the Bank's right, title and interest in and to the Receivables in the Accounts. The Bank has also granted to the Trustee on behalf of the Trust for the benefit of the Certificateholders, a first priority perfected security interest in all of the Bank's right, title and interest in and to the Receivables in the Accounts.

RIGHTS AGREEMENT

     In connection with the transfer, the Bank and the LLC entered into a Rights Agreement dated as of February 20, 1998 pursuant to which the Bank assigned and transferred to the LLC all economic rights and interests in the assets of the Bank acquired as a result of the Transfer, and the Bank assigned and transferred to the LLC an economic interest in all liabilities assumed by the Bank as a result of the Transfer. The Rights Agreement states that the economic interests thereby transferred is the transfer of contractual rights between the Bank and the LLC to receive payments or to pay obligations and not an ownership interest in or a lien on any of the assets of the Trust and that the transfer of economic interests is subject to any and all rights, liens and security interests granted to the Trustee pursuant to the Pooling and Servicing Agreement.

     Subsequent to the Transfer, the LLC converted into a limited partnership which is known as the Fleet Credit Card Services, L.P. (the "CREDIT CARD LP"). A subsidiary of the Bank is the general partner of Credit Card LP.

                       THE BANK'S CREDIT CARD ACTIVITIES

GENERAL

     The Bank currently is the seller and the servicer under the Pooling and Servicing Agreement. The Bank, as seller, together with any successor thereto and any Additional Sellers, is the "SELLER." The Bank, as servicer together with any successor thereto, is the "SERVICER."

     The Receivables which have been conveyed or will be conveyed to the Trust pursuant to the Pooling and Servicing Agreement have been or will be, except as otherwise described in the Prospectus Supplement, generated from transactions made by holders of selected MasterCard and VISA credit card accounts, which accounts, prior to February 20, 1998 were part of a portfolio of accounts owned by Advanta National Bank (the "ADVANTA CONSUMER CREDIT CARD PORTFOLIO") and which on and after February 20, 1998 are part of a portfolio of accounts owned by the Bank (the "FLEET CREDIT CARD PORTFOLIO"). The Bank, as a result of a merger on November 14, 1997 with Fleet Bank (Delaware), National Association, was the owner of a portfolio of credit card accounts originated or acquired by the Bank or its predecessor (herein referred to as the "FLEET "B" CREDIT CARD PORTFOLIO"). On February 20, 1998, Advanta National Bank transferred to the Bank an ownership interest in substantially all of the accounts, which, as of such date, constituted the Advanta Consumer Credit Card Portfolio. As a result, the Fleet Credit Card Portfolio is a combined portfolio consisting of (i) the Fleet "B" Credit Card Portfolio and (ii) the "FLEET "A" CREDIT CARD PORTFOLIO" consisting of substantially all of the Advanta Consumer Credit Card Portfolio as it existed on February 20, 1998 plus accounts originated or acquired by the Bank on or after February 20, 1998.

     Since the Transfer, the Bank has undertaken a program to review and conform the policies and practices which apply to the Fleet "A" Credit Card Portfolio and the Fleet "B" Credit Card Portfolio. Beginning in October 1998, while certain differences in policies and practices continued to exist, the Bank began to manage the Fleet "A" Credit Card Portfolio and the Fleet "B" Credit Card Portfolio using common policies and practices. The accounts in the Fleet "B" Credit Card Portfolio were originated or acquired under policies and practices that were, in certain respects, different from those applicable to the Fleet "A" Credit Card Portfolio and certain administrative and operational policies relating to the Fleet "B" Credit Card Portfolio were also different from those applicable to the Fleet "A" Credit Card Portfolio. Certain of those differences are described below under the caption "--Acquisition and Use of Credit Cards--Fleet "B" Credit Card Portfolio."

     The accounts in the Advanta Consumer Credit Card Portfolio included and the accounts in the Fleet Credit Card Portfolio include premium and standard accounts. Both premium and standard accounts undergo the same credit analysis, but premium accounts have higher initial credit limits because of the higher incomes and better credit quality of the cardholders. In addition, premium accounts generally offer a wider variety of services to the cardholders and those that charge annual cardholder fees generally have higher annual cardholder fees than standard accounts that have annual cardholder fees.

     Servicing of the Fleet Credit Card Portfolio is performed primarily by the Bank through its subsidiary Credit Card LP; however, certain data processing and administrative functions associated with the servicing of the Fleet Credit Card Portfolio are currently performed on behalf of the Bank by First Data Resources, Inc. ("FDR"). See "--Description of FDR" in this Prospectus. If FDR were to fail or become insolvent, delays in processing and recovery of information with respect to charges incurred by cardholders could occur, and the replacement of the services that FDR currently provides to the Bank could be time-consuming. As a result, delays in payments to Certificateholders of any Series outstanding at such time could occur.

     Set forth below is certain information relating to the activities of the Bank. The accompanying Prospectus Supplement may update or supplement such information.

     To the extent the Trust assets include any Participation Interests or Receivables other than those of the type described herein, the accompanying Prospectus Supplement will describe the nature and characteristics of such Participation Interests or Receivables.

ACQUISITION AND USE OF CREDIT CARDS

     The information under this caption "--Acquisition and Use of Credit Cards" applies generally to practices which were used by Advanta National Bank in the administration of the Advanta Consumer Credit Card Portfolio and which continue to be the practices used by the Bank in the management of the Fleet Credit Card Portfolio except that certain information which applies specifically to the Fleet "B" Credit Card Portfolio is described below under the caption "--Acquisition and Use of Credit Cards--Fleet "B" Credit Card Portfolio."

     Substantially all new accounts are generated through direct mail and telemarketing solicitation of potential cardholders. Solicitations are either prequalified or non-prequalified. All of the credit cards originated are unsecured. For prequalified solicitations, the Bank engages a third-party service to identify those individuals who meet the Bank's credit and demographic criteria. Once a list of such individuals is obtained, the Bank delivers the list to third party vendors who prepare the solicitation materials. If an individual responds to a prequalified solicitation, the Bank obtains a second credit bureau report and offers a credit card to the applicant only if such report confirms the applicant's eligibility. For responses to non-prequalified solicitations, credit bureau reports are obtained for all applicants.

     Growth Strategy and Origination. The Bank acquires credit card accounts through several programs such as balance transfer programs, value added programs and acquiring credit card portfolios from other financial institutions. These programs, excluding portfolio acquisitions, emphasize segmentation and use direct mail, telemarketing and the internet as channels to market the Bank's products. The Bank's products include standard and premium credit cards with either the VISA or MasterCard affiliation. Management believes that these account origination programs and varied products help to create and maintain a balanced portfolio and provide a process to sustain growth for the Bank.

     Advanta National Bank historically emphasized direct solicitation as a source of new accounts as its expertise increased through experience and the benefit of numerous marketing, credit and risk management tests. Currently, the Bank conducts national direct mail, telemarketing and internet solicitations. The Bank carefully targets consumers through various data-mining methods and targeting models in its direct mail and telemarketing solicitations. The Bank aligns the product offering with the target customer segment along with the number and sequence of offers in order to maximize market penetration, response rates and usage.

     Underwriting Procedures. The Bank uses internally developed credit scoring models as well as proprietary scoring models developed by the Fair, Isaacs Companies, an independent firm experienced in developing credit scoring models, in evaluating the credit risk of each applicant. Credit scoring models are developed by statistically evaluating common characteristics and their correlation with credit risk. Application of a credit scoring system is intended to provide a general indication, based on the information available, of an applicant's willingness and ability to repay his or her obligations, and an estimate of the credit risk associated with such applicant. The Bank uses proprietary scoring models as a supplement to the credit scoring models. Most applications are scored on the basis of information received from an independent credit reporting agency. In certain cases, in accordance with criteria established by Bank management, employment and earnings are verified by telephone. Credit limits are determined from various credit and profitability models.

     For prequalified solicitations, the Bank generally purchases the names of potential cardholders who meet established credit criteria from credit bureaus. These lists are matched against internal and external sources and edited to ensure optimal quality and accuracy. The Bank then mails prequalified solicitation packages requiring only the signature and brief amount of information from the potential cardholder. Notwithstanding the prequalifications, some applications are rejected upon receipt of information from the applicant and the results of the applicant's credit scores.

     For non-prequalified solicitations, the Bank purchases the names of potential cardholders from a variety of sources and then edits the list utilizing internal and external sources to ensure quality and accuracy. The potential cardholders on the final list are mailed solicitation packages which include full applications. Respondents to such solicitations are approved or declined based on criteria which are substantially similar to the criteria used to approve or decline respondents to prequalified solicitations.

     Potential cardholders must meet minimum credit standards established by the Bank to receive a specific credit limit. Cardholders not meeting the minimum standards for the initial product offering are offered a reduced credit limit for which they qualify. The Bank generally offers an initial credit line of $3,500 for standard cards and $7,500 for premium cards although higher and lower limits are also offered for such cards. Since 1997, substantially higher credit lines have been offered for platinum card accounts. Generally, platinum card accounts have credit lines which are not significantly different than the credit lines offered on other premium accounts with similar credit quality. Cardholders may request to have their credit line increased upon completion of a full application. After a review of the full application and credit bureau report, the Bank decides whether to extend additional credit. Also, the Bank may initiate credit line increases for cardholders meeting minimum standards for usage and payment history established by the Bank. Credit line increases are granted to accountholders who have demonstrated good credit behavior and appropriate usage patterns.

     Accounts are opened with an initial term of one to two years. At the anniversary date, accounts which meet certain criteria for usage and payment history are reissued for one- to three-year terms.

     Terms and Uses of Credit Cards. Each cardholder is subject to an agreement governing the terms and conditions of the related MasterCard or VISA account. Pursuant to each such agreement, the Bank reserves the right, upon advance notice to the cardholder, to change or terminate any terms, conditions, services or features of its MasterCard and VISA accounts at any time, including increasing or decreasing finance charges, other fees and charges or minimum payment terms. The agreement with each cardholder provides that the Bank may apply such changes, when applicable, to current outstanding balances as well as to future transactions. See "Risk Factors--Consumer Protection Laws May Restrict the Bank's Ability to Collect Receivables and Maintain Yield on the Portfolio and Lead to an Early Pay Out or Inability to Pay Certificates in Full" and "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this Prospectus.

     A cardholder may use the credit card for purchases, balance transfers and cash advances. Cardholders make purchases when using the credit card to buy goods or services. Balance transfers result when cardholders request to move balances from other credit cards or loans to the credit card account held with the Bank. A cash advance is made when a credit card is used to obtain cash from a financial institution or an automated teller machine or when the cardholder uses special drafts issued by the Bank to draw against the cardholder's credit line. The Bank generally limits the amount of credit available for cash advances on new accounts to 30% to 50% of the total credit line.

     Fleet "B" Credit Card Portfolio. The accounts in the Fleet "B" Credit Card Portfolio were originated or acquired by the Bank or its predecessor or another affiliate of Fleet Financial Group prior to the Transfer. Prior to the Transfer, new accounts were originated primarily through direct mail solicitation or by "take-one" applications available at the various offices of the Bank and other Fleet Financial Group affiliates. Direct mail solicitation was focused primarily on the northeastern region of the United States. The lists of persons to whom mailed solicitations were sent were purchased from various marketing sources and derived from internal banking and mortgage customer lists. Substantially all of such solicitations were prequalified. The underwriting process for the Fleet "B" Credit Card Portfolio used the proprietary scoring models developed by the Fair, Isaacs Companies and, in addition, the Bank or its predecessor originating the accounts used internally generated models using risk and bankruptcy scores. Credit limits were determined from credit models in conjunction with income levels and debt repayment scenarios.

     In addition to accounts originated through the solicitation method described above, accounts included in the Fleet "B" Credit Card Portfolio were added to the portfolio by acquisition from other institutions.

     Prior to the Transfer, the Bank and its predecessor offered standard cards, gold cards and other premium cards. The standard cards generally offered credit limits up to $5,000, gold cards generally were offered with credit limits up to $12,500 and certain platinum cards were offered with substantially higher credit limits. Credit limit increases were not granted until behavioral scores and delinquency histories were reviewed. If the cardholder did not meet the criteria the credit increase request would be denied until either the cardholder's income increased or the cardholder's profile improved. There were no repricing initiatives. Pricing was based on risk profiles, not repricing strategies. Accounts were opened with an initial term of from one to three years.

     Historically, with respect to accounts in the Fleet "B" Credit Card Portfolio, 100% of the credit line was available for cash advances. The majority of the accounts in the Fleet "B" Credit Card Portfolio have no annual fee.

     Beginning in the fourth quarter of 1998, the accounts in the Fleet "B" Credit Card Portfolio adopted the terms and policies of the Fleet "A" Credit Card Portfolio. Credit limits for standard cards, gold cards and platinum cards from the Fleet "B" Credit Card Portfolio now are as described above under "The Bank's Credit Card Activities -- Acquisition and Use of Credit
Cards -- Underwriting Procedures." Some of the accounts have since been repriced based on the pricing strategies of the Fleet "A" Credit Card Portfolio.

BILLING AND PAYMENTS

     The Bank, using FDR as its service bureau, generates and mails to cardholders monthly statements summarizing account activity. For the majority of accounts, cardholders receive a 25-day grace period on purchases. For monthly statements from April 5, 1995, through June 1997, Advanta National Bank required that its cardholders make a minimum monthly payment equal to finance charges and other charges, plus 1/100th of their principal balance. In addition, the stated minimum monthly payment was reduced from $20 to $10. From June 1997, to the present, most cardholders have been required to make a monthly payment equal to 2% of their total balance.

     All fees, charges and credit insurance premiums assessed by the Bank are automatically charged to an account and are included in the account balance at the end of each billing cycle. The accrued and unpaid finance charges assessed by the Bank are calculated by multiplying the average daily balances of cash advances and previously billed unpaid purchases in an account by the applicable daily periodic rate, then multiplying the resulting product by the number of days in the billing cycle. Finance charges are not assessed in most circumstances on purchases if all balances shown in the billing statement are paid by the Due Date. Under certain conditions related to customer performance, the Bank may immediately convert the annual percentage rate applicable to existing and future balances to a higher rate.

     The Bank primarily offers cards to customers without an annual fee. The Bank assesses miscellaneous transaction fees, including cash advance and draft fees, late and overlimit charges, and returned check, returned draft, and draft stop payment charges. Prior to June 1997, with respect to accounts in the Advanta Consumer Credit Card Portfolio, miscellaneous fees did not constitute a material portion of Finance Charge Receivables. However, since June 1997, such fees have represented a greater portion of Finance Charge Receivables.

DESCRIPTION OF FDR

     Certain data processing and administrative functions associated with the servicing of the Fleet Credit Card Portfolio are currently being performed on behalf of the Bank by FDR. FDR was established in 1969 as the data processing unit of Mid-America Bankcard Association. In 1980, American Express acquired FDR and in 1992, FDR became an independent company as a subsidiary of First Data Corp. According to FDR, it is a leading global provider of comprehensive transaction processing products and services to credit, debit, commercial, private label and oil card issuers.

     FDR's home office in the United States is located in Omaha, Nebraska.

DELINQUENCIES

     The discussion set forth in this paragraph and the following paragraph relates to the policies currently in effect with respect to Accounts designated to the Trust and provides some discussion of some of the changes which have occurred over time. The Bank may, from time to time, further revise its policies relating to the Accounts including its policies with respect to delinquencies. Currently, with respect to Accounts designated to the Trust, each account is billed monthly on or about the same day of the month. An account is "contractually delinquent" if the minimum payment indicated on the cardholder's statement is not received by the Due Date. For purposes of determining the delinquency of an account, the period from one monthly billing statement to the next is considered a period of 30 days, regardless of the actual number of days elapsed. Efforts to collect contractually delinquent credit card receivables currently are made by the Bank's service center personnel or the Bank's designees. Collections activities include statement messages, formal collection letters and telephone calls. The intensity at which collection activity is pursued depends on the risk the account presents to the Bank, which is determined by behavioral scoring and adaptive control techniques. In the event that initial telephone contact fails to resolve the delinquency, the Bank continues to contact the cardholder by telephone and by mail. Although such arrangements are made infrequently, the Bank may also enter into arrangements with cardholders to extend or otherwise change payment schedules. Delinquency levels are monitored by management of both the collections and credit policy departments of the Bank and information is reported daily to senior management. Prior to October 1, 1998, accounts in the Fleet "A" Credit Card Portfolio were charged-off when they became 186 days contractually delinquent. Beginning on October 1, 1998, the Bank revised such policy and as of October 1, 1998 commenced charging-off such accounts when they become 180 days delinquent. When accounts are charged-off as delinquent, such accounts which are non-bankrupt accounts are generally sold to outside third parties. The Bank charges-off accounts within 30 days after receipt of any notice that the customer has died, and within 90 days after receipt of any notice of fraudulent charges within such account. In August 1996, Advanta National Bank changed its charge-off methodology related to bankrupt credit card accounts and such methodology was used by the Bank for the Fleet "A" Credit Card Portfolio until October 1, 1998, when further changes to the policy became effective. Under the methodology used prior to August 1996, when notification was received that a cardholder had filed a bankruptcy petition, the account was written off within 30 days of notification. Under the methodology used from August 1996, to October 1, 1998, the Bank after the Transfer and Advanta National Bank prior to the Transfer used an investigative period of up to 90 days from the date of such notification. The receivable, if not paid during such investigative period, was charged-off unless the investigation showed that the cardholder's obligation should not be discharged as the result of the bankruptcy proceeding. Effective October 1, 1998, accounts are charged-off within 60 days from the date of notification that the cardholder has filed a bankruptcy petition. This policy with respect to the Fleet "A" Credit Card Portfolio was implemented over a period of three months with the charge-off period being 80 days during October 1998, 70 days during November 1998, and 60 days as of December 1, 1998.

     The Bank, as servicer of the Fleet "B" Credit Card Portfolio, used a charge-off policy under which accounts were charged-off when they became 180 days contractually delinquent and were charged-off within 60 days from the date of notification that the cardholder had filed a bankruptcy petition.

     The credit evaluation, servicing and charge-off policies and collection practices of the Bank may change from time to time in accordance with the Bank's business judgment and applicable laws and regulations.

     Information with respect to the delinquency and loss experience of the Fleet Credit Card Portfolio, is contained in the accompanying Prospectus Supplement. Such information sets forth delinquencies grouped by the number of days receivables are delinquent and the percentage of the portfolio which is delinquent. The loss experience information shows the receivables outstanding, the charge-offs in dollars and as a percentage of the receivables outstanding. In addition, the accompanying Prospectus Supplement will include information on the composition of the Trust Portfolio by period of delinquency.

INTERCHANGE

     Creditors participating in the VISA and MasterCard International associations receive certain fees ("INTERCHANGE") as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of the Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange approximates 1.4% of the transaction amount. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. Collections of Finance Charge Receivables will be deemed to include Interchange attributed to the cardholder charges for merchandise and services in the Accounts, as calculated pursuant to the related Series Supplement for any Series.

COMPETITION

     The bank credit card industry is highly competitive. There is increased competitive use of advertising, target marketing and pricing competition in interest rates and annual cardholder fees as both traditional and new credit card issuers seek to expand or to enter the market. The Bank issues MasterCard and VISA credit cards to customers nationwide competing with certain money center banks and other large nationwide issuers, as well as with regional and local banks, savings and loan associations, and other depository institutions, many of which have sizable branch systems through which credit cards are marketed to the institutions' customer bases. Certain major credit card issuers assess finance charges for selected portions of their portfolios at rates significantly lower than the rates currently being assessed on the Accounts. Advanta National Bank, as predecessor to the Bank, primarily responded to the increased competition by marketing cards to customers without an annual fee and the Bank has continued that practice.

     The Trust will be dependent upon the Bank's continued ability to generate new Receivables. The Bank's ability to compete in the credit card industry will directly affect its ability to generate new Receivables. Under limited circumstances, if the rate at which new Receivables are generated declines significantly, a Pay Out Event with respect to a Series could occur and the Rapid Amortization Period with respect to such Series could commence.

                                USE OF PROCEEDS

     The net proceeds from the sale of each Series offered by this Prospectus and the related Prospectus Supplement will be paid to the Seller. The Seller will use such proceeds for general corporate purposes which will include making more credit card loans.

                     THE BANK AND FLEET BOSTON CORPORATION

     The Bank is the surviving bank of a merger consummated on November 14, 1997, between the Bank and Fleet Bank (Delaware), National Association. The Bank is a limited purpose credit card bank chartered under the laws of the United States. The Bank is wholly-owned subsidiary of Fleet National Bank. Fleet National Bank is wholly-owned subsidiary of Fleet Boston Corporation ("FBC"). FBC is the bank holding company which came into existence on October 1, 1999 as a result of the merger of Fleet Financial Group, Inc. ("FFG") and BankBoston Corporation. Prior to the merger of FFG and the BankBoston Corporation, the Bank was an indirect wholly-owned subsidiary of FFG.

     The Bank is subject to the supervision and regulation of the Office of the Comptroller of the Currency. The Bank's deposits are insured by FDIC and the Bank is a member of the Federal Reserve Bank of Boston.

     Fleet Boston Corporation is a $190 billion diversified financial services company. The company's lines of business include commercial and consumer banking, institutional and investment banking, cash management, trade services, export finance, mortgage banking, commercial finance, asset-based lending, commercial real estate lending, equipment leasing, government banking, investment management services, private equity investments, credit cards, discount brokerage services, student loan processing, and full-service banking in Latin America. Through 5,750 outlets, FBC serves approximately 20 million customers. Fleet Boston Corporation is headquartered in Boston and listed on the New York Stock Exchange (NYSE: FLT).

     The principal executive office of the Bank is located at 111 Westminster Street, Providence, Rhode Island 02093.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     The Seller represents and warrants in the Pooling and Servicing Agreement that the transfer of the Receivables to the Trust constituted either a sale to the Trust of all right, title and interest of the Seller in and to the Receivables or a pledge of the Receivables, which pledge is a first priority, perfected security interest free and clear from liens arising from or through the Seller, except for certain potential tax and governmental liens and other nonconsensual liens, the interest of the holders of the Bank Certificate and any Supplemental Certificates and the Seller's right to receive interest and investment earnings (net of losses and investment expenses) in respect of the Collection Account or any Series Account. See "Description of the Certificates--Representations, Warranties and Covenants" for a discussion of the Trust's rights arising from a breach of these warranties.

     The Seller represents and warrants that the Receivables are "accounts" or "general intangibles" for purposes of the Uniform Commercial Code (the "UCC"). Both the sale of accounts and the transfer of accounts as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, and the filing of appropriate financing statements is required to perfect the security interest of the Trust. If a transfer of general intangibles is deemed to create a security interest, the UCC applies and the filing of an appropriate financing statement is also required in order to perfect the Trust's security interest in the Receivables. Financing statements covering the Receivables have been and will be filed with the appropriate governmental authority to protect the interests of the Trust in the Receivables. If a transfer of general intangibles is deemed not to create a security interest, the filing of a financing statement is not required to protect the Trust's interest from third parties, although some other action under applicable state law may be required.

     There are certain limited circumstances in which a prior or subsequent transferee of Receivables coming into existence after the date on which such Receivables are transferred to the Trust could have an interest in such Receivables with priority over the Trust's interest. Under the Pooling and Servicing Agreement, however, the Seller warrants that the Receivables were transferred to the Trust free and clear of the lien of any third party, except for certain tax and governmental liens and other nonconsensual liens. In addition, the Seller covenants that, except as permitted by the Pooling and Servicing Agreement, it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust. A tax or other government lien or other nonconsensual lien on property of the Seller arising prior to the time a Receivable comes into existence may have priority over the interest of the Trust in such Receivable. In addition, through fraud or negligence of the Seller, a subsequent transferee of the Receivables may also have priority over the interests of the Trust. Furthermore, if the FDIC were appointed as receiver or conservator of the Seller, certain administrative expenses of the receiver or conservator may also have priority over the interest of the Trust in the Receivables arising from the Accounts owned by the Seller.

MATTERS RELATING TO RECEIVERSHIP

     The Seller is chartered as a national banking association and is subject to regulation and supervision by the Office of the Comptroller of the Currency, which is authorized to appoint the FDIC as conservator or receiver of the Seller upon the occurrence of certain events relating to the Seller's financial condition.

     The Federal Deposit Insurance Act ("FDIA"), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended ("FIRREA"), sets forth certain powers that the FDIC could exercise if it were appointed as receiver or conservator of the Seller. Positions taken by the FDIC staff prior to the passage of FIRREA do not suggest that the FDIC, as conservator or receiver for the Seller, would interfere with the timely transfer to the Trust of payments collected on the Receivables. If, however, the FDIC were to assert a contrary position, such as requiring the Trustee to establish its right to those payments by submitting to and completing the administrative claims procedure under the FDIA, or the conservator or receiver were to request a stay of proceedings with respect to the Seller as provided under the FDIA, delays in payments on the Certificates and possible reductions in the amount of those payments could occur. In addition, the FDIC, if appointed as conservator or receiver for the Seller, has the power under the FDIA to repudiate contracts, including secured contracts of the Seller. The FDIA provides that a claim for damages arising from the repudiation of a contract is limited to "actual direct compensatory damages." In the event the FDIC were to be appointed as conservator or receiver of the Seller and were to repudiate the Pooling and Servicing Agreement, then the amount payable out of available collateral to the Certificateholders could be lower than the outstanding principal and accrued interest on the Certificates.

     In addition, while the Seller is the Servicer, cash collections held by the Seller may, subject to certain conditions, be commingled and used for the benefit of the Seller prior to the date on which such collections are required to be deposited in the Collection Account. In the event of the conservatorship or receivership of the Seller or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such collections and, in such event, the Trust may suffer a loss of all or part of such collections, which may result in a loss to Certificateholders.

     The Pooling and Servicing Agreement provides that, upon the commencement of an Insolvency Event with respect to the Seller, the Seller will promptly give notice thereof to the Trustee, and a Trust Pay Out Event will occur. Under the Pooling and Servicing Agreement, no new Principal Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of Certificates evidencing more than 50% of the Investor Amount of each Series (or if any such Series has more than one Class, of each Class of such Series) and, if at such time there is more than one Seller, any Seller which is not the subject of such Insolvency Event, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, or unless otherwise prohibited by law, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as collections on the Receivables. This procedure could be delayed as described above. If a conservator or receiver is appointed for the Seller and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables and the commencement of a Rapid Amortization Period, and may have the power to require that new Receivables continue to be purchased by the Trust. In addition, a conservator or receiver for the Seller may have the power to cause the early sale of the Receivables and the early payment of the Certificates or to prohibit the continued transfer of Principal Receivables to the Trust.

     In the event of a Servicer Default, if a conservator or receiver is appointed for the Servicer, and no Servicer Default other than such conservatorship or receivership or insolvency of the Servicer exists, the conservator or receiver may have the power to prevent either the Trustee or Certificateholders from effecting a transfer of servicing to a successor Servicer.

CONSUMER PROTECTION LAWS

     The relationship of the cardholder and credit card issuer is extensively regulated by Federal and state consumer protection laws. With respect to credit cards issued by the Bank, the most significant of these laws include the Federal Truth-in-Lending Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Fair Debt Collection Practice Act, Electronic Funds Transfer Act and National Bank Act, as well as any relevant Rhode Island laws and comparable statutes in the states in which cardholders reside. These statutes impose disclosure requirements when a credit card account is advertised, when it is opened, at the end of monthly billing cycles, upon account renewal for accounts on which annual fees are assessed and at year end and, in addition, limit cardholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit and impose certain limitations on the type of account-related charges that may be assessed. Federal legislation requires credit card issuers to disclose to consumers the interest rates, annual cardholder fees, grace periods and balance calculation methods associated with their credit card accounts. Cardholders are entitled under current law to have payments and credits applied to the credit card account promptly, to receive prescribed notices and to have billing errors resolved promptly.

     The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee of the Seller with respect to obligations arising before transfer of the Receivables to the Trust or as a party directly responsible for obligations arising after the transfer. In addition, a cardholder may be entitled to assert such violations by way of set-off against his obligation to pay the amount of Receivables owing. The Seller covenants in the Pooling and Servicing Agreement to accept the transfer of all Receivables in an Account, under certain circumstances, if any Receivable in such Account has not been created in compliance with the requirements of such laws. The Seller has also agreed in the Pooling and Servicing Agreement to indemnify the Trust for, among other things, any liability arising from such violations. See "Description of the Certificates--Representations, Warranties and Covenants" in this Prospectus.

     Application of federal and state bankruptcy and debtor relief laws would adversely affect the interests of the Certificateholders if such laws result in any Receivables being charged-off as uncollectible. See "Description of the Certificates--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued in Series pursuant to the Pooling and Servicing Agreement (as supplemented by a Series Supplement thereto with respect to each Series) between the Bank, as Seller of interests in the Receivables and as Servicer of the Accounts and the Receivables, and Bankers Trust Company, as Trustee for the Certificateholders of each Series. Pursuant to the Pooling and Servicing Agreement, the Seller may execute further Series Supplements thereto among the Seller, the Servicer and the Trustee in order to issue additional Series. See "--New Issuances" in this Prospectus. The Trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits or schedules), including any series supplement with respect to a Series (each, a "SERIES SUPPLEMENT"), to Certificateholders of any Series without charge upon written request. A copy of the form of Pooling and Servicing Agreement has been filed with the Securities and Exchange Commission (the "SEC") as an exhibit to the Registration Statement of which this Prospectus forms a part.

     The following summaries describe certain provisions common to all Series. Information specific to a Series will be contained in the related Prospectus Supplement. The following summaries together with information included elsewhere in this Prospectus and the information with respect to a specific Series contained in the related Prospectus Supplement describes the material terms of the Certificates. Such summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Series Supplement relating to each Series. When particular provisions or terms used in the Pooling and Servicing Agreement or any Series Supplement are referred to herein, such provisions or terms shall be as specified in the Pooling and Servicing Agreement or Series Supplement.

GENERAL

     The Pooling and Servicing Agreement does not limit the amount of Certificates that can be issued thereunder and provides that any series of Certificates issued by the Trust (each, a "SERIES") may be issued pursuant to a Series Supplement up to the aggregate principal amount specified in the related Series Supplement that may be entered into among the Seller, the Servicer and the Trustee. Each Series will consist of one or more classes (each, a "CLASS"), one or more of which may be floating rate Certificates or fixed rate Certificates or other type of Certificates as specified in the related Prospectus Supplement. A Series may include a Class or Classes which are subordinated in right of payment of principal and/or interest to another Class or other Classes of such Series or any other Series. If so specified in a related Prospectus Supplement, such subordinated Class or Classes may be offered hereby and by the related Prospectus Supplement. Each Series will be issued in the minimum denominations for each Class specified in the related Prospectus Supplement.

     The investor certificates issued by the Trust, including the Certificates, represent interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent of amounts then payable on the applicable Series of Certificates, from the portion of collections allocable to Certificateholders of such Series pursuant to the Pooling and Servicing Agreement and the related Series Supplement, funds and other property constituting Eligible Investments on deposits in, credited to or held in the Collection Account and the Excess Funding Account allocable to Certificateholders of such Series pursuant to the Pooling and Servicing Agreement and the related Series Supplement, funds and other property constituting Eligible Investments on deposit in, credited to or held in any deposit, trust, escrow or similar account maintained for the benefit of such Series or any Class if such Series and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "CERTIFICATEHOLDERS' INTEREST"), a floating percentage (in the case of Principal Receivables during the Revolving Period of a Series and Finance Charge Receivables and Defaulted Receivables during the Revolving Period and the Amortization Period of a Series) or a fixed percentage in the case of Principal Receivables during any Amortization Period for a Series (each, a "SERIES PERCENTAGE") of all cardholder payments on the Receivables.

     The Trust assets will be allocated among the Certificateholders' Interest of each Series, including certain providers of Series Enhancement holding uncertificated subordinated interests, and the interest of the holders of the Seller Certificates (the "SELLERS' INTEREST"). The Sellers' Interest represents the right to the assets of the Trust not allocated to the Certificateholders' Interest. The term "SELLER AMOUNT" refers to, at any time of determination, an amount equal to the sum of (a) the aggregate amount of Principal Receivables in the Trust at such time and (b) the principal amount on deposit in the Excess Funding Account at such time, minus the sum of the amount of Principal Receivables and the amount on deposit in the Excess Funding Account allocated to each Series then outstanding (for each Series, its "INVESTED AMOUNT"). The Seller Amount will fluctuate as the amount of Principal Receivables in the Trust changes from time to time. The term "INVESTOR AMOUNT" for a Series will be set forth in the Series Supplement for such Series and, for a Series offered hereby, the related Prospectus Supplement, and generally refers to the principal amount of the Certificateholders' Interest in the assets of the Trust. The Sellers' Interest includes the right to a percentage (the "SELLER PERCENTAGE") of all cardholder payments on the Receivables.

     Each Series will commence with a period of time from the closing date for such Series (the "RELEVANT CLOSING DATE") to the day immediately preceding the commencement of an Amortization Period (the

"REVOLVING PERIOD") during which no principal will be paid on the Certificates of such Series and no amounts will be accumulated to pay principal on such Series. The Revolving Period for a Series shall end, and an amortization period or accumulation period shall commence, either upon the occurrence of a Pay Out Event with respect to such Series or the commencement of an Amortization Period. The term "AMORTIZATION PERIOD" means, with respect to any Series, the period during which collections of Principal Receivables are to be used to pay principal on the Certificates of such Series or are to be accumulated in an account to be used at a future date to pay principal on the Certificates of such Series. The term Amortization Period includes an Accumulation Period, as described below, as well as any controlled amortization period, principal amortization period, rapid amortization period, optional amortization period, limited amortization period or other amortization period as defined with respect to a Series in the related Series Supplement and any Rapid Amortization Period, as described below. An "ACCUMULATION PERIOD" means, for any Series, a period determined as provided in the related Series Supplement during which collections of Principal Receivables are deposited into an account to be used at a future date to make payments on the Certificates of such Series. A "RAPID AMORTIZATION PERIOD" commences upon the occurrence of a Pay Out Event and means the resulting period during which available collections of Principal Receivables are used, on a monthly basis, to pay principal on the Certificates of those Series to which the Pay Out Event relates. A Rapid Amortization period continues until the earlier of the payment in full of the Certificates of the Series to which the Pay Out Event relates or the occurrence of the Series Termination Date. References in this Prospectus to "SCHEDULED AMORTIZATION DATE" means, for any Series, the date on which principal payments on the Certificates are, under the terms of the related Series Supplement, scheduled to begin on the date on which the first amounts are, under the terms of the related Series Supplement scheduled to be deposited into an account to be accumulated and used in the future to pay principal on the Certificates of such Series.

     During the Revolving Period for any Series, the Invested Amount for such Series will generally remain constant except in certain limited circumstances or unless otherwise specified in the related Prospectus Supplement. See "--Defaulted Receivables; Rebates and Fraudulent Charges" in this Prospectus. The amount of Principal Receivables, however, will vary each day as new Principal Receivables are created and others are paid. The Seller Amount will fluctuate daily, therefore, to reflect the changes in the amount of the Principal Receivables. When a Series is amortizing, the Invested Amount for such Series will generally decline for each Monthly Period as cardholder payments of Principal Receivables allocated to such Series are collected and held for distribution to the Certificateholders or deposited in a Series Account for the benefit of such Series or a Class of such Series for payment to the applicable Certificateholders when due. As a result, the Seller Amount will generally increase each month to reflect the reductions in the Invested Amount of a Series and will also change to reflect the variations in the amount of Principal Receivables.

     Interest on the Certificates for each Interest period with respect to a Series will be distributed as set forth in the related Prospectus Supplement. Interest payments in respect of a Series will generally be funded from the portion of Finance Charge Receivables collected during the related Monthly Period allocable to such Series and, if necessary and if specified in the related Prospectus Supplement, from any Series Enhancement available for such Series. The terms "INTEREST PERIOD" and "MONTHLY PERIOD" have the meanings specified in the Prospectus Supplement relating to each Series. See "--Interest Payments" in this Prospectus.

     The Trust assets will include the Receivables, all monies due or to become due thereunder and all amounts received with respect thereto, all proceeds of the Receivables, the right to receive certain Interchange, Recoveries, proceeds of credit insurance policies relating to the Receivables, all monies and other property constituting Eligible Investments on deposit in, credited to or held in certain bank accounts of the Trust and the benefits of any Series Enhancement issued with respect to any Series (the drawing on or payment of such Series Enhancement being available only to Certificateholders of such Series or Class of such Series). The Trust assets may also include Participation Interests.

     If so specified in the related Prospectus Supplement, Certificates of each Series initially will be represented by certificates registered in the name of the nominee of Depository Trust Company ("DTC") (together with any successor depository selected by the Seller, the "DEPOSITORY") except as set forth below. If so specified in the related Prospectus Supplement, with respect to each Series of Certificates, beneficial interests in the Certificates will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of each Series of Certificates. No owner of beneficial interests in the Certificates (a "CERTIFICATE OWNER") acquiring an interest in the Certificates will be entitled to receive a certificate representing such person's interest in the Certificates. Unless and until Definitive Certificates are issued for any Series under the limited circumstances described herein, all references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates" in this Prospectus.

     If so specified in the related Prospectus Supplement application will be made to list the Certificates of such Series, or all or a portion of any Class thereof, on the Luxembourg Stock Exchange or any other specified exchange.

BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, with respect to each Series of Certificates, Certificateholders may hold their Certificates through DTC (in the United States) or Cedelbank or Euroclear (in Europe) if they are participants of such systems.

     Cede, as nominee for DTC, will hold the global Certificates. Cedelbank and Euroclear will hold omnibus positions on behalf of the Cedelbank Customers and the Euroclear Participants, respectively, through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries (collectively, the "DEPOSITARIES") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Certificates will be Cede & Co. ("CEDE") as nominee of DTC. No Certificate Owner acquiring an interest in Certificates of a Series which have been issued in book-entry form will be entitled to receive a certificate representing such person's interest in the Certificates of such Series unless and until Definitive Certificates are issued under the limited circumstances described herein. All references herein to actions by Certificateholders of a Series shall refer (unless Definitive Certificates are so issued with respect to such Series) to actions taken by DTC, Cedelbank or Euroclear upon instructions from DTC Participants, Cedelbank Customers or Euroclear Participants, respectively, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Certificates of such Series, as the case may be, for distribution to Certificate Owners of such Series in accordance with DTC procedures. See "--Definitive Certificates" in this Prospectus. Distributions will be made to DTC in immediately available funds.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"). DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others ("INDIRECT PARTICIPANTS") such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with, Participants, either directly or indirectly.

     DTC management is aware that some computer applications and systems used for processing data were written using two digits rather than four to define the applicable year, and therefore may not recognize a date using "00" as the Year 2000. This could result in the inability of these systems to properly process transactions with dates in the Year 2000 and thereafter. DTC has developed and is implementing a program to address this problem so that its applications and systems relating to the payment of distributions (including principal and income payments) to securityholders, book-entry deliveries and settlement of trades within DTC continue to function properly. This program includes a technical assessment and a remediation plan, each of which is complete. DTC plans to implement a testing phase of this program which is expected to be completed within appropriate time frames.

     In addition, DTC is contacting (and will continue to contact) third party vendors that provide services to DTC to determine the extent of their Year 2000 compliance, and DTC will develop contingency plans as it deems appropriate to address failures in Year 2000 compliance on the part of third party vendors. However, there can be no assurance that the systems of third party vendors will be timely converted and will not adversely affect the proper functioning of DTC's services.

     The information set forth in the preceding two paragraphs has been provided by DTC for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The Seller makes no representations as to the accuracy or completeness of such information.

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedelbank Customers and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC (other than Cedelbank Customers and Euroclear Participants), on the one hand, and directly or indirectly through Cedelbank Customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedelbank Customers and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedelbank Customer or Euroclear Participant on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Customer or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners of a Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates of such Series may do so only through Participants and Indirect Participants. In addition, Certificate Owners of a Series will receive all distributions of principal of and interest on the Certificates of such Series from the Paying Agent through the Participants who in turn will receive them from DTC. Under a book-entry system, Certificate Owners of a Series may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward the payments to Indirect Participants or Certificate Owners of such Series. It is anticipated that the only "Certificateholder" will be Cede, as nominee of DTC. Certificate Owners of a Series will not be recognized by the Trustee as Certificateholders of such Series, as such term is used in the Pooling and Servicing Agreement, and Certificate Owners of a Series will only be permitted to exercise the rights of Certificateholders of such Series indirectly through DTC and its Participants, who in turn will exercise the rights of Certificateholders of such Series through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates of a Series and is required to receive and transmit distributions of principal of and interest on the Certificates of such Series. Participants and Indirect Participants with which Certificate Owners of a Series have accounts with respect to the Certificates of such Series similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners of a Series will not possess Certificates of such Series, such Certificate Owners will receive payments and will be able to transfer their interests.

     Because DTC may only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner of a Series to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

     DTC has advised the Servicer that it will take any action permitted to be taken by a Certificateholder of a Series under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose account with DTC the Certificates of such Series are credited. Additionally, DTC has advised the Servicer that it will take such actions with respect to specified percentages of the applicable Investor Amount only at the direction of and on behalf of Participants whose holdings include undivided interests that constitute such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedelbank, societe anonyme ("CEDELBANK") is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("CEDELBANK CUSTOMERS") and facilitates the clearance and settlement of securities transactions between Cedelbank Customers through electronic book-entry changes in accounts of Cedelbank Customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedelbank in any of 34 currencies, including United States dollars. Cedelbank provides to its Cedelbank Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Cedelbank is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Cedelbank Customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of Certificates. Indirect access to Cedelbank is also available to other institutions, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Customer, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("EUROCLEAR PARTICIPANTS") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in more than 25 countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "EUROCLEAR OPERATOR" or "EUROCLEAR"), under contract with Euroclear Clearance System, Societe Cooperative., a Belgian cooperative corporation (the "COOPERATIVE"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative Board establishes policy for the Euroclear System. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of Certificates. Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System (collectively, the "TERMS AND CONDITIONS"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this Prospectus. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement on behalf of a Cedelbank Customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     See Annex I for additional information concerning global clearance, settlement and tax documentation procedures. Annex I is hereby incorporated into this Prospectus by reference.

     In the event that any of DTC, Cedelbank or Euroclear should discontinue its services, the Seller would seek an alternative depository (if available) or cause the issuance of Definitive Certificates to Certificate Owners or their nominees in the manner described under "--Definitive Certificates" in this Prospectus.

DEFINITIVE CERTIFICATES

     Book-entry Certificates of a Series will be re-issued in fully registered, certificated form ("DEFINITIVE CERTIFICATES"), to Certificate Owners of such Series or their respective nominees rather than to DTC or its nominee, only if
(i) the Seller advises the Trustee in writing that DTC is no longer willing or able properly to discharge its responsibilities as Depository with respect to any Class of Certificates of such Series, and the Trustee or the Seller is unable to locate a qualified successor, (ii) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through DTC, or (iii) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing more than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system with respect to the Certificates of such Series or Class through DTC (or a successor thereto) is no longer in the best interest of the Certificate Owners of such Certificates.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates of such Series. Upon surrender by DTC of the definitive certificates representing the Certificates of such Series or Class and instructions for re-registration, the Seller will execute and the Trustee will authenticate and deliver such Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("HOLDERS").

     Distribution of principal and interest on the Definitive Certificates of a Series will be made by the Paying Agent for such Series directly to Holders of such Series in accordance with the procedures set forth herein and in the Pooling and Servicing Agreement. Interest payments and any principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date for a Series. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee. The final payment on any Certificate (whether Definitive Certificates or the Certificates registered in the name of Cede representing the Certificates), however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to respective Certificateholders. The Trustee will provide such notice to registered Certificateholders of such Series not later than the fifth day of the month of such final distribution.

     Definitive Certificates of a Series will be transferable and exchangeable at the offices of the Transfer Agent and Registrar for such Series. No service charge will be imposed for any registration of transfer or exchange, but the Transfer Agent and Registrar of such Series may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

THE BANK CERTIFICATE; ADDITIONAL SELLERS

     The Pooling and Servicing Agreement provides that the Seller may surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate and one or more additional certificates (each, a "SUPPLEMENTAL CERTIFICATE") for transfer or assignment to a person designated by the Seller upon the execution and delivery of a supplement to the Pooling and Servicing Agreement (which supplement will be subject to the amendment section of the Pooling and Servicing Agreement to the extent that it amends any of the terms of the Pooling and Servicing Agreement; see "-- Amendments" in this Prospectus); provided, that (a) the Seller shall have given written notice to each Rating Agency of such exchange, (b) the Seller Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than 2% of the total amount of Principal Receivables as of the date of, and after giving effect to, such exchange and (c) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto. Any transfer or exchange of a Supplemental Certificate is subject to the condition set forth in clause (b) above.

     The Bank Certificate (or any interest therein) may be transferred to an entity that is a member of the "affiliated group" of which Fleet Financial Group is the "common parent" (as such terms are defined in Section 1504(a) of the Code); provided, that (i) if any Series of Certificates are outstanding that were characterized as debt at their time of issuance, the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, and (ii) any such transferee will be deemed to be a "Seller" for purposes of the provisions of the Pooling and Servicing Agreement regarding the Seller indemnification and liquidation of the Receivables upon the occurrence of an Insolvency Event. See "-- Liquidation of Receivables" and "-- Indemnification" in this Prospectus.

     The Bank may designate affiliates of the Bank to be included as Seller ("ADDITIONAL SELLERS") under the Pooling and Servicing Agreement (by means of an amendment to the Pooling and Servicing Agreement that will not require the consent of any Certificateholder; see "--Amendments" in this Prospectus) and, in connection with such designation, the Seller shall surrender the Bank Certificate to the Trustee in exchange for a newly issued Bank Certificate modified to reflect such Additional Seller's interest in the Sellers' Interest; provided, however, that (i) the conditions set forth in the preceding two paragraphs with respect to the issuance of a Supplemental Certificate or the transfer of the Bank Certificate, as applicable, shall have been satisfied with respect thereto prior to such designation and exchange and (ii) any applicable conditions described in "--Addition of Accounts" in this Prospectus shall have been satisfied with respect to the transfer of Receivables or Participation Interests by any Additional Seller to the Trust. Following the inclusion of an Additional Seller, the Additional Seller will be treated in the same manner as the Seller and each Additional Seller generally will have the same obligations and rights as the Seller described herein.

INTEREST PAYMENTS

     Each Class of a Series will accrue interest at the rate per annum specified in, or in the manner determined in, the related Prospectus Supplement (calculated on the basis specified in the related Prospectus Supplement). Interest on all Certificates will be due and payable on the Distribution Dates. The "DISTRIBUTION DATE" for a Series will be the fifteenth day of each month (or, if such day is not a business day, the next business day) or such other date specified in the Series Supplement for a Series. If so specified in the related Prospectus Supplement, interest for a Class of a Series will be calculated based on the outstanding principal amount of such Class at the end of the rate determination period preceding the applicable Distribution Date.

     To the extent provided in the related Prospectus Supplement, a Series may include one or more Classes of floating rate Certificates. The interest rate on floating rate Certificates will be a variable or adjustable rate. It is the Bank's present intention, subject to changing market conditions, that the floating interest rate formula or index be based on an established financial index in the national or international financial markets. The Distribution Dates for floating rate Certificates will be set forth in the related Prospectus Supplement and need not be the same as the Distribution Dates for the other Certificates of such Series, but may be either more or less frequent. For each Class of floating rate Certificates, the related Prospectus Supplement will set forth the initial floating rate certificate interest rate (or the method of determining it), the dates or the method for determining the dates on which the floating rate certificate interest rate is adjusted, and the formula, index or other method by which such interest rate is determined on such dates.

PRINCIPAL PAYMENTS

     If so specified in the related Prospectus Supplement, the Revolving Period for a Class of Certificates begins on the closing date with respect to a Series (the "RELEVANT CLOSING DATE") and ends on the day before an Amortization Period begins for such Class. On each Distribution Date with respect to the Revolving Period, collections of Principal Receivables allocable to the Certificateholders' Interest of a Series will, subject to certain limitations, be paid to the holders of the Seller Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account. After an Amortization Period begins with respect to any Class of Certificates, collections of Principal Receivables allocable to such Class will no longer be paid to the holders of the Seller Certificates, to amortizing or accumulating Series or deposited in the Excess Funding Account but will generally either be deposited in the Collection Account or a Series Account to be distributed to Certificateholders on a date or dates specified in the related Prospectus Supplement or paid to such Certificateholders on the Distribution Dates specified in the related Prospectus Supplement following the commencement of the Amortization Period. To the extent that collections of Principal Receivables are available, subject to any controlled distribution amount or controlled deposit amount or other limitation set forth in the related Prospectus Supplement, payments of principal will be paid to Certificateholders of a Class until the Investor Amount of such Class has been paid in full; provided, that if one or more Classes is subordinated in right of payment of principal to another Class or Classes, the Certificateholders of such subordinated Class or Classes will, to the extent provided in the related Prospectus Supplement, receive payment only after the Investor Amount of the senior Class or Classes has been paid in part or in full. The extent of subordination of a Class of subordinated Certificates may be limited as described in the related Prospectus Supplement.

     Funds on deposit in the Collection Account or Series Account may be subject to a guaranteed rate agreement or guaranteed investment contract or other mechanism specified in the related Prospectus Supplement intended to assure a minimum rate of return on the investment of such funds. In order to enhance the likelihood of the payment in full of the principal amount of a Class of Certificates at the end of an Accumulation Period, such Class of Certificates may be subject to a maturity guaranty or other similar mechanism specified in the related Prospectus Supplement.

SHARED PRINCIPAL COLLECTIONS

     On each Distribution Date, (a) the Servicer will allocate Shared Principal Collections to each Series entitled thereto (each a "PRINCIPAL SHARING SERIES"), pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer will withdraw from the Collection Account and pay to the holders of the Seller Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of collections of Principal Receivables which the related Series Supplements specify are to be treated as "SHARED PRINCIPAL COLLECTIONS" for such Distribution Date over (y) the aggregate amount for all outstanding Principal Sharing Series which the related Series Supplements specify are "PRINCIPAL SHORTFALLS" for such Distribution Date; provided, however, that if on any Distribution Date the Seller Amount is less than or equal to the Required Seller Amount, the Servicer will not distribute to the holders of the Seller Certificates any Shared Principal Collections that otherwise would be distributed to the holders of the Seller Certificates, but will deposit such funds in the Excess Funding Account.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

     Collections of Finance Charge Receivables allocable to any Series in a Group in excess of the amounts necessary to make required payments with respect to such Series may, if specified in the related Series Supplement, be applied to cover shortfalls, if any, with respect to amounts payable from collections of Finance Charge Receivables allocable to any other Series in such Group then outstanding as provided in the related Series Supplement.

COMPANION SERIES

     If specified in the Prospectus Supplement relating to a Series, such Series of Certificates (each, a "COMPANION SERIES"), may be paired with one or more other Series or a portion of one or more other Series previously issued by the Trust (a "PRIOR SERIES"), such that a reduction in the Invested Amount of one such Series results in an increase in the Invested Amount of the other such Series. In general, a Series may be issued as a Companion Series to enable the Trust to fund the amount by which the Prior Series has amortized and will amortize in the future. If a Pay Out Event occurs with respect to the Prior Series or the Companion Series when the Prior Series is in an Amortization Period, the Series Percentage for the allocation of collections of Principal Receivables for the Prior Series may be reset to a lower percentage as set forth in the Prospectus Supplement for the Prior Series and the Amortization Period for the Prior Series may be lengthened. The full extent by which the Amortization Period for the Prior Series may be lengthened will be dependent on a variety of factors and will not be readily determinable by the extent by which the Series Percentage has been changed. See "Risk Factors--Principal May Be Paid Earlier Than Expected Creating a Reinvestment Risk to Certificateholders or Later Than Expected Resulting in a Failure to Receive Payment When Expected" in this Prospectus and "Maturity Assumptions" in the accompanying Prospectus Supplement for a discussion of such factors.

NEW ISSUANCES

     The Pooling and Servicing Agreement authorizes the Seller to execute and direct the Trustee to authenticate and deliver three types of certificates: (i) one or more Series of Certificates which are transferable and have the characteristics described below, (ii) a Bank Certificate, evidencing the Bank's interest as Seller (the "BANK CERTIFICATE"), which will initially be held by the Bank and which is transferable in certain circumstances to members of the affiliated group of which Fleet Financial Group is the common parent and (iii) Supplemental Certificates delivered in exchange for a portion of the Bank Certificate under certain circumstances described in the Pooling and Servicing Agreement (each, a "SUPPLEMENTAL CERTIFICATE," and, together with the Bank Certificate, the "SELLER CERTIFICATES"). The Bank Certificate and the Supplemental Certificates represent the ownership interest in the remainder of the Trust assets not allocated pursuant to the Pooling and Servicing Agreement to the Certificateholders' Interest, including certain rights to receive collections with respect to the Receivables and other amounts pursuant to the Pooling and Servicing Agreement (the "SELLERS' INTEREST"). The Series Supplement for a Series will specify the following principal terms with respect to any new
Series: (i) its name or designation, (ii) its initial Investor Amount and Series Investor Amount (or method for calculating such amounts), (iii) its certificate rate (or method for the determination thereof), (iv) the payment date or dates and the date or dates from which interest shall accrue, (v) the method for allocating collections to Certificateholders of such Series, (vi) the designation of any Series Accounts to be used by such Series and the terms governing the operation of any such Series Accounts, (vii) the method of calculating the servicing fee with respect thereto, (viii) the terms of any form of Series Enhancement with respect thereto, (ix) the terms on which the Certificates of such Series may be exchanged for Certificates of another Series, repurchased by the Seller or remarketed to other investors, (x) the Stated Series Termination Date of such Series, (xi) the number of Classes of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class, (xii) the extent to which the Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global Certificate or Certificates, the terms and conditions, if any, upon which such global Certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global Certificate will be paid), (xiii) whether such Certificates may be issued as bearer certificates and any limitations imposed thereon, (xiv) the priority of such Series with respect to any other Series, (xv) the Group, if any, to which such Series belongs, (xvi) whether or not such Series is a Principal Sharing Series, and (xvii) any other terms of such Series (all such terms the "PRINCIPAL TERMS" of such Series). None of the Seller, the Servicer, the Trustee or the Trust is required or intends to obtain the consent of any Certificateholder of any outstanding Series to issue any additional Series. However, as a condition of a new issuance of Certificates (a "NEW ISSUANCE"), the Rating Agency Condition must be satisfied and, if any outstanding Series was characterized as debt at the time of its issuance, the Seller must deliver a Tax Opinion. The Seller may offer any Series under a Prospectus or other disclosure document (a "DISCLOSURE DOCUMENT") in transactions either registered under the Securities Act of 1933, as amended (the "ACT"), or exempt from registration thereunder, directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Seller.

     The Pooling and Servicing Agreement permits New Issuances such that each Series has a period during which amortization or accumulation of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such periods for any other Series. Further, one or more Series may be in their Amortization Periods while other Series are not. Thus, certain Series may not be amortizing or accumulating, while other Series are amortizing or accumulating. Moreover, one or more Series, or Classes of a Series, may have the benefits of forms of Series Enhancement different from the forms of Series Enhancement available with respect to another Class or Classes of any other Series. Under the Pooling and Servicing Agreement, the Trustee will hold any form of Series Enhancement only on behalf of the Certificateholders of the Series (or Class) with respect to which it relates. Collections allocated to Finance Charge Receivables not used to pay interest on the Certificates will be allocated as provided in the related Series Supplement. There is no limit to the number of New Issuances that the Seller may perform under the Pooling and Servicing Agreement. The Trust will terminate only as provided in the Pooling and Servicing Agreement.

     Under the Pooling and Servicing Agreement and pursuant to a Series Supplement, a New Issuance may occur only upon satisfaction of the following conditions: (i) on or before the fifth day immediately preceding the Relevant Closing Date, the Seller shall have given the Trustee and the Servicer notice of such issuance and its date; and on or before the tenth day immediately preceding the Relevant Closing Date, the Seller shall have given each Rating Agency notice of such issuance and its date and (ii) the Seller shall have delivered to the Trustee (a) a related Series Supplement specifying the Principal Terms of the new Series, (b) any outstanding agreement relating to the Series Enhancement,
(c) written confirmation from each rating organization rating any outstanding Series (each a "RATING AGENCY") that the New Issuance will not result in the Rating Agency reducing or withdrawing its rating of any outstanding Series or Class (the "RATING AGENCY CONDITION"), (d) an officer's certificate from the Seller stating that the Seller reasonably believes that such issuance will not cause a Pay Out Event to occur with respect to any Series, and (e) if any Series of Certificates are outstanding that were characterized as debt at the time of their issuance, an opinion of counsel to the effect that, for federal tax purposes, the New Issuance will not adversely affect the tax characterization of Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, that the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and such New Issuance will not cause an event in which gain or loss would be recognized by any Certificateholders of the Trust (a "TAX OPINION"). Upon satisfaction of such conditions, the Trustee will execute the related Series Supplement and authenticate the Certificates of the new Series upon execution thereof by the Bank.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

     The Seller has transferred and assigned to the Trust all of its right, title and interest in and to specifically identified Receivables existing in the Accounts owned by the Seller on the day of the relevant transfer and assignment, in and to all Receivables created in the Accounts thereafter and all proceeds thereof.

     In connection with a transfer of the Receivables to the Trust, the Seller annotates and indicates in its computer files that the Receivables have been conveyed to the Trust for the benefit of the Certificateholders. In addition, the Seller provides to the Trustee a computer file or a microfiche list containing a true and complete list of all Accounts owned by the Seller the Receivables of which have been designated for inclusion in the Trust, which specifies for each such Account, its account number, the aggregate amount outstanding and the aggregate amount of Principal Receivables outstanding as of the cut-off date selected by the Seller. The Seller will not deliver to the Trustee any other records or agreements relating to such Accounts or the Receivables. The records and agreements relating to such Accounts and the Receivables maintained by the Seller or the Servicer will not be segregated by the Seller or the Servicer from other documents and agreements relating to other credit card accounts and receivables and will not be stamped or marked to reflect the transfer of the Receivables to the Trust. The Seller has and will file UCC financing statements meeting the requirements of applicable state law with respect to the Receivables. See "Material Legal Aspects of the Receivables" in this Prospectus.

LIQUIDATION OF RECEIVABLES

     If an Insolvency Event occurs with respect to the Seller, the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event, the Trustee shall (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and
(ii) give notice to the Certificateholders describing the applicable provisions of the Pooling and Servicing Agreement and requesting instructions from the Certificateholders. Unless the Trustee has received instructions within 90 days from the date notice is first published from (x) Certificateholders evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and (y) if at such time there is more than one Seller, any Seller which is not the subject of such Insolvency Event, and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any applicable conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. If a conservator or receiver is appointed for the Seller and no Pay Out Event other than such conservatorship or receivership or insolvency of the Seller exists, the conservator or receiver may have the power to prevent the early sale, liquidation or disposition of Receivables.

     The proceeds from the sale, disposition or liquidation of the Receivables pursuant to the previous paragraph ("INSOLVENCY PROCEEDS") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge
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

Receivables and which are deemed to be Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Certificateholders in accordance with the terms of each Series Supplement and the Trust shall terminate immediately thereafter.

REPRESENTATIONS, WARRANTIES AND COVENANTS

     The Seller makes representations and warranties relating to the Receivables as of the Relevant Closing Date and, with respect to Receivables in Additional Accounts, as of the related Addition Date, to the effect, among other things, that (i) the Pooling and Servicing Agreement, each Series Supplement and, in the case of Additional Accounts, the related assignment document, each constitute legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting the enforcement of creditors' rights in general and the rights of creditors of national banks under United States law and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), (ii) the schedule of Accounts referred to in the Pooling and Servicing Agreement is an accurate and complete listing in all material respects of the Accounts owned by the Seller as of the Related Cut-Off Date and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Related Cut-Off Date, (iii) each Receivable conveyed to the Trust by the Seller has been conveyed to the Trust free and clear of any lien other than liens permitted by the Pooling and Servicing Agreement, (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any governmental authority required to be obtained, effected or given by the Seller in connection with the conveyance by the Seller of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect, (v) either the Pooling and Servicing Agreement and, in the case of Additional Accounts, the related assignment document, each constitute a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables conveyed to the Trust by the Seller and the proceeds thereof or, if the Pooling and Servicing Agreement or the related assignment document does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of Receivables then existing and the proceeds thereof, is enforceable upon execution and delivery of the Pooling and Servicing Agreement or the related assignment document as of the applicable date and which will be enforceable with respect to such Receivables thereafter created and the proceeds thereof upon such creation and that upon the filing of financing statements required pursuant to the Pooling and Servicing Agreement, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for (x) liens permitted under the Pooling and Servicing Agreement, (y) the interest of the Seller as holder of the Bank Certificate or any Supplemental Certificate and (z) the Seller's right to receive interest accruing on and investment earnings, if any, in respect of the Collection Account or any Series Account, as provided in the Pooling and Servicing Agreement or the related Series Supplement, (vi) except as otherwise expressly provided in the Pooling and Servicing Agreement or the related Series Supplement, neither the Seller nor any person claiming through or under the Seller has any claim to or interest in the Collection Account, the Excess Funding Account, any Series Account or any Series Enhancement, (vii) as of the Related Cut-Off Date, each Initial Account or Additional Account owned by the Seller is an Eligible Account, (viii) as of the Related Cut-Off Date, each Receivable contained in any related Account owned by the Seller and being designated on such date is an Eligible Receivable, (ix) as of the date of the creation of any new Receivable in an Account owned by the Seller, such Receivable is an Eligible Receivable, and (x) no selection procedure has been utilized by the Seller which it reasonably believes would result in the selection of an Account that would be materially adverse to the interests of Certificateholders of any Series.

     In the event (i) any representation or warranty of the Seller contained in clause (ii), (iii), (iv), (vii), (viii), (ix) or (x) above is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust or an Account and, as a result of such breach, any Receivables in the related Account become Defaulted Receivables, or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Seller or receipt by the Seller of notice thereof given by the Trustee, or (ii) a Receivable is evidenced by an instrument or chattel paper to the extent (and subject to the limitations) provided in the Pooling and Servicing Agreement with respect to any Receivables transferred to the Trust, then the Seller shall accept reassignment of all Receivables in the related Account ("INELIGIBLE RECEIVABLES") on the terms and conditions set forth below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Seller if, on any day prior to the end of such 60-day or longer period, (x) either (A) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (B) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (y) the Seller shall have delivered to the Trustee an officer's certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct. Such Ineligible Receivables shall be automatically removed from the Trust by the Servicer deducting the portion of the Ineligible Receivables reassigned to the Seller which are Principal Receivables from the aggregate amount of Principal Receivables used to calculate the Seller Amount, the Series Percentages and any other percentage used to allocate within or among Series that is applicable to any Series. In the event that, following the exclusion of such Principal Receivables from the calculation of the Seller Amount, the Seller Amount would be less than the Required Seller Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Seller shall make a deposit into the Excess Funding Account in immediately available funds in an amount equal to the amount by which the Seller Amount would be reduced below the Required Seller Amount (up to the amount of such Principal Receivables).

     Upon the deposit, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of Ineligible Receivables pursuant to the Pooling and Servicing Agreement. The obligation of the Seller to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in the Pooling and Servicing Agreement, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders.) The obligations of the Seller (including any Additional Seller) to accept reassignment of the Receivables will be several and not joint with respect to the Receivables transferred by the Seller to the Trust.

     The Seller also makes representations and warranties to the Trust to the effect, among other things, that as of the Relevant Closing Date with respect to each Series (i) it is a national banking association or corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation and has full corporate power, authority and legal right to own its property and conduct its consumer revolving lending business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under the Pooling and Servicing Agreement and each Series Supplement and to execute and deliver to the Trustee the Certificates pursuant thereto; (ii) it is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any cardholder agreement relating to an Account owned by it or any Receivable transferred to the Trust by it unenforceable by the Seller, the Servicer or the Trustee or would have a material adverse effect on the Certificateholders of any Series; provided, however, that no representation or warranty will be made with respect to any qualification, licenses or approvals which the Trustee has or may be required at any time to obtain, if any, in connection with the transactions contemplated by the Pooling and Servicing Agreement; (iii) the execution and delivery of the Pooling and Servicing Agreement and each Series Supplement by the Seller and the execution and delivery to the Trustee of the Certificates by the Bank and the consummation by the Seller of the transactions provided for in the Pooling and Servicing Agreement and each Series Supplement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller and the Pooling and Servicing Agreement and each Series Supplement will remain, from the time of its execution, an official record of the Seller;
(iv) the execution and delivery by the Seller of the Pooling and Servicing Agreement, each Series Supplement and the Certificates, the performance by the Seller of the transactions contemplated by the Pooling and Servicing Agreement and each Series Supplement and the fulfillment by the Seller of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or any of its properties are bound; (v) the execution and delivery by it of the Pooling and Servicing Agreement, each Series Supplement and the Certificates, the performance by the Seller of the transactions contemplated by the Pooling and Servicing Agreement and each Series Supplement and the fulfillment by the Seller of the terms thereof will not conflict with or violate any requirements of law applicable to the Seller, (vi) there are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against it, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (a) asserting the invalidity of the Pooling and Servicing Agreement, any Series Supplement or the Certificates, (b) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by the Pooling and Servicing Agreement, any Series Supplement or the Certificates, (c) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by it of its obligations with respect to any Series under the Pooling and Servicing Agreement or any Series Supplement, (d) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Pooling and Servicing Agreement, any Series Supplement or the Certificates, or (e) seeking to affect adversely the income tax attributes of the Trust or the Certificates of any Series under the United States federal or state income or franchise tax systems; (vii) all approvals, authorizations, consents, orders or other actions of any person or of any governmental body or official required in connection with the execution and delivery by the Seller of the Pooling and Servicing Agreement and each Series Supplement and the execution and delivery by the Bank of the Certificates, the performance by the Seller of the transactions contemplated by the Pooling and Servicing Agreement and each Series Supplement and the fulfillment by it of the terms thereof, have been obtained, except such as may be required by state securities or "blue sky" laws in connection with the distribution of the Certificates; (viii) no Insolvency Event with respect to the Seller has occurred and the transfer of the Receivables by the Seller to the Trust has not been made in contemplation of the occurrence thereof; and (ix) the Seller is either an insured institution for the purposes of the Federal Deposit Insurance Act or is a bankruptcy-remote entity.

     The Pooling and Servicing Agreement provides that the representations and warranties set forth in the immediately preceding paragraph will survive the transfer and assignment by the Seller of the Receivables to the Trust. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties by the Seller set forth in the preceding paragraph, the party discovering such breach will give prompt written notice to the others and the Seller will cooperate with the Servicer and the Trustee in attempting to cure the breach.

     An "ELIGIBLE ACCOUNT" is defined in the Pooling and Servicing Agreement to mean a revolving credit card account owned by the Seller and which account is identified by the Seller as of the Related Cut-Off Date as having the following characteristics (a) is in existence and maintained by the Seller; (b) is payable in United States dollars; (c) except as provided below, has not been identified as an account the credit card or cards with respect to which have been reported to the Seller as having been lost or stolen; (d) the obligor of which has provided as his or her billing address an address located in the United States (or its territories or possession or military address); (e) has an obligor who has not been identified by the Seller as an employee of the Seller or any affiliate thereof; (f) except as provided below, does not have any Receivables which are Defaulted Receivables; and (g) except as provided below, does not have any Receivables which have been identified by the Seller or the relevant obligor as having been incurred as a result of fraudulent use of any related credit card.

     The Pooling and Servicing Agreement provides that Eligible Accounts may include Accounts, the Receivables of which have been charged-off, or with respect to which the Seller believes the related obligor is bankrupt, or as to which certain Receivables have been identified by the obligor as having been incurred as a result of fraudulent use of any credit cards, or as to which any credit cards have been reported to the Seller as lost or stolen, in each case as of the Related Cut-Off Date; provided, that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of the Seller (and is treated for purposes of the Pooling and Servicing Agreement) as "zero", and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant credit card guidelines.

     An "ELIGIBLE RECEIVABLE" is defined in the Pooling and Servicing Agreement to mean each Receivable (a) which has arisen under an Eligible Account, (b) which was created in compliance with all requirements of law applicable to the Seller, the failure to comply with which would have a material adverse effect upon Certificateholders, and pursuant to a credit card agreement which complies with all requirements of law applicable to the Seller, the failure to comply with which would have a material adverse effect upon Certificateholders, (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the Seller in connection with the creation of such Receivable or the execution, delivery and performance by the Seller of its obligations, if any, under the related credit card agreement have been duly obtained or given and are in full force and effect as of such date of creation of such Receivable, (d) as to which, at the time of its transfer to the Trust, the Seller or the Trust will have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except for certain tax liens permitted by the Pooling and Servicing Agreement), (e) which has been the subject of either (i) a valid transfer and assignment from the Seller to the Trust of all of the Seller's right, title and interest therein or
(ii) the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust, (f) which at and after the time of transfer to the Trust is the legal, valid and binding payment obligation of the obligor thereon, legally enforceable against such obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws at the time of such transfer or thereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); (g) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC; (h) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with the credit card guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts; (i) which, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by the Pooling and Servicing Agreement to make an adjustment; (j) as to which, at the time of its transfer to the Trust, the Seller has satisfied all obligations to be fulfilled by the Seller at the time it is transferred to the Trust; and (k) as to which, at the time of its transfer to the Trust, the Seller has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

     The Trustee will not make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Seller's representations and warranties or for any other purpose. The Servicer, however, has agreed to deliver to the Trustee on or before March 31 of each year an opinion of counsel with respect to the validity of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

     The Seller covenants in the Pooling and Servicing Agreement that, except as otherwise required by any requirement of law, or as is deemed by the Seller in its sole discretion to be necessary in order for the Seller to maintain its lending business on a competitive basis, based on a good faith assessment by the Seller of the nature of the competition in the lending business, it will not at any time reduce the annual percentage rate at which periodic finance charges are assessed on any Receivable or the other fees and charges assessed on the

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

Accounts owned by it if, as a result of such reduction, either (i) the Seller's reasonable expectation is that such reduction would cause a Series Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segments of consumer revolving credit card accounts owned by the Seller which have characteristics the same as, or substantially similar to, such Accounts.

     The Seller also covenants that it may only change the terms relating to any of the Accounts owned by it if in the reasonable judgment of the Seller the change is also made applicable to the comparable segment of the consumer revolving credit card accounts owned by the Seller with characteristics the same as, or substantially similar to, the Accounts, subject to compliance with all requirements of law.

ADDITION OF ACCOUNTS

     Pursuant to the Pooling and Servicing Agreement, the Seller may (under certain circumstances and subject to certain limitations and conditions) and, under certain conditions will be required, to designate from time to time additional Eligible Accounts to be included as Accounts ("ADDITIONAL ACCOUNTS"), and will convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The date on which Additional Accounts are transferred to the Trust is referred to herein as the "ADDITION DATE."

     Each Additional Account must be an Eligible Account as of the Related Cut-Off Date. No selection procedures believed by the Seller to be adverse to the interests of the Certificateholders will be utilized in selecting Additional Accounts from the available Eligible Accounts in the Fleet Credit Card Portfolio. However, since Additional Accounts selected from the Fleet Credit Card Portfolio may not have been part of the Advanta Consumer Credit Card Portfolio at the time of the initial transfer of Accounts to the Trust, Additional Accounts may not be of the same credit quality as the Initial Accounts. Additional Accounts may have been originated by Advanta National Bank or by the Bank or an affiliate of either of them at a later date using credit criteria different from those that were applied to the Initial Accounts or may have been acquired by Advanta National Bank or the Bank or an affiliate from another credit card issuer that had different credit criteria.

     Required Additions. Generally, if either (x) the Seller Amount is less than the Required Seller Amount or (y) the aggregate amount of Principal Receivables is less than the Required Principal Balance, the Seller will be required to designate additional Eligible Accounts to be included as Accounts in a sufficient amount such that, after giving effect to such addition, the Seller Amount as of the close of business on the applicable Addition Date is at least equal to the Required Seller Amount on such date and the aggregate amount of Principal Receivables exceeds the Required Principal Balance. In lieu of, or in addition to, so designating Additional Accounts, the Seller may, subject to the conditions specified below and in the Pooling and Servicing Agreement, convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets consisting of revolving credit card receivables or consumer loan receivables (secured and unsecured) arising as a result of advances made on bank cards, private label cards, corporate cards, and unsecured revolving lines of credit, and any interests in both such types of receivables ("PARTICIPATION INTERESTS").

     "REQUIRED SELLER AMOUNT" means, with respect to any date, the product of the Required Seller Percentage and the aggregate amount of Principal Receivables.

     "REQUIRED SELLER PERCENTAGE" currently means 5%, provided the Required Seller Percentage may be reduced to as low as 2% if the Seller delivers an officer's certificate stating that such reduction will not result in the occurrence of a Pay Out Event with respect to any Series or materially adversely affect the amount or timing of distributions to be made to any Series or Class (an "ADVERSE EFFECT") and the Rating Agency Condition is satisfied.

     "REQUIRED PRINCIPAL BALANCE" means, with respect to any date, the sum of the Series Investor Amounts for each Series minus the amount on deposit in the Excess Funding Account.

     "SERIES INVESTOR AMOUNT" means, for any Series, the amount set forth in the related Series Supplement and, for each Series offered hereby, in the Prospectus Supplement for such Series, but will generally be an
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

amount equal to the numerator of the Series Percentage for allocating collections of Principal Receivables for such Series.

     Restricted Additions. The Seller may from time to time, at its sole discretion, subject to the conditions specified below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust assets, in either case as of the applicable Addition Date.

     Conditions to Required and Restricted Additions. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts or shall purchase such Participation Interests, in each case as of the close of business on the applicable Addition Date, subject to the satisfaction of the following conditions: (i) on or before the tenth business day immediately preceding the Addition Date, the Seller shall have given the Trustee, the Servicer and each Rating Agency written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Related Cut-Off Date, and the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added (in case of Additional Accounts); (ii) in the case of Additional Accounts, the Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein; (iii) as of each of the Related Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust have been made in contemplation of the occurrence thereof; (iv) except in the case of certain required Additions, the Rating Agency Condition shall have been satisfied; (v) the Seller shall have delivered to the Trustee an officer's certificate, dated the Addition Date, stating that (x) in the case of Additional Accounts, as of the applicable Related Cut-Off Date, the Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above have been satisfied and (z) the Seller reasonably believes that (A) the addition of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) in the case of Additional Accounts, no selection procedure was utilized by the Seller which would result in a selection of Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the Addition Date; (vi) the Seller shall have delivered to the Trustee and each Rating Agency an opinion of counsel stating the validity and perfection of the transfer of the Receivables created in such Additional Accounts to the Trustee;
(vii) in the case of designation of Additional Accounts, the Seller shall have delivered to the Trustee (x) the computer file or microfiche list containing a true and complete list of such Additional Accounts and (y) a duly executed, written assignment; and (viii) unless each Rating Agency otherwise consents, the number of Additional Accounts so designated with respect to a required addition with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Additional Accounts so designated during any calendar year shall not exceed 20% of the number of Accounts as of the first day of such calendar year.

ACQUISITION OF PARTICIPATION INTEREST

     If the Seller designates Participation Interests to be included in the Trust and such Participation Interests are issued by an entity other than the Seller or any affiliate thereof, then such Participation Interests will (i) either (a) have been previously registered under the Securities Act of 1933, as amended or (b) be eligible for sale under Rule 144(k); and (ii) will be acquired in bona fide secondary market transactions not from the Seller or an affiliate.

AUTOMATIC ACCOUNT ADDITIONS

     (i) The Seller may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the applicable conditions specified in clauses (iii) through (vii) below, designate Eligible Accounts ("AUTOMATIC ADDITIONAL ACCOUNTS") to be included as Accounts as
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

of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts are deemed to include only consumer revolving credit card accounts which are originated by the Seller or any affiliate of the Seller.

     (ii) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year, shall not exceed 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence and the number of Automatic Additional Accounts designated during any such calendar year will not exceed 20% of the number of Accounts as of the first day of such calendar year.

     (iii) Within 30 days after the Addition Date with respect to any Automatic Additional Accounts, the Seller will deliver to the Trustee and each Rating Agency an opinion of counsel with respect to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of such Automatic Additional Accounts. If such opinion of counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Seller to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Seller is unable to deliver an opinion of counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation with respect to the Receivables in such Automatic Additional Account, provided that the cure period for such breach will not exceed 30 days.

     (iv) The Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering such Automatic Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein.

     (v) As of each of the Related Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof.

     (vi) The Seller shall have delivered to the Trustee an officer's certificate, dated the Addition Date, stating that (x) as of the applicable Related Cut-Off Date, such Automatic Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (v) above have been satisfied and (z) the Seller reasonably believes that (A) the addition by the Seller of the Receivables arising in such Automatic Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by the Seller which would result in a selection of Automatic Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Certificateholders of any Series as of the Addition Date.

     (vii) The Seller shall have delivered to the Trustee (x) a computer file or microfiche list containing a true and complete list of such Automatic Additional Accounts and (y) a duly executed assignment of the Receivables arising in such Automatic Additional Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth below, on any day of any Monthly Period the Seller shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts owned and designated by the Seller (the "REMOVED ACCOUNTS") or Participation Interests designated by the Seller, upon satisfaction of the following conditions:

        (a) on or before the fifth business day immediately preceding the Removal Date (the "REMOVAL NOTICE DATE"), the Seller shall have given the Trustee, the Servicer, each Rating Agency and the provider of any Series Enhancement written notice of such removal, specifying the date for removal of the Removed Accounts or Participation Interests (the "REMOVAL DATE");

        (b) with respect to Removed Accounts, on or prior to the date that is ten business days after the Removal Date, the Seller will deliver to the Trustee a computer file or microfiche list containing a true

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

     and complete list of the Removed Accounts specifying for each such Account, as of the last day of the Monthly Period preceding the Removal Notice Date (the "REMOVAL CUT-OFF DATE"), its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

        (c) with respect to Removed Accounts, the Seller shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (b) above, as of the Removal Cut-Off Date, is true and complete in all material respects;

        (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

        (e) the Seller shall have delivered to the Trustee an officer's certificate, dated the Removal Date, to the effect that the Seller reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Seller which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Certificateholders of any Series as of the Removal Date; and

        (f) as of the Removal Cut-Off Date, no more than 10% of the Receivables outstanding are more than thirty days contractually delinquent.

     Upon satisfaction of the above conditions, the Trustee will execute and deliver to the Seller or its designee a written reassignment and will, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Participation Interests or Receivables arising in the Removed Accounts, all moneys due and to become due and all amounts received with respect thereto and all proceeds thereof.

SERVICING PROCEDURES

     Pursuant to the Pooling and Servicing Agreement, the Servicer will be responsible for servicing and administering the Receivables in accordance with the Servicer's customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with its credit card guidelines.

DISCOUNT OPTION

     The Pooling and Servicing Agreement provides that the Seller may designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "DISCOUNT PERCENTAGE"), of all or any specified portion of Principal Receivables created after the effective date of such option (the "DISCOUNT OPTION DATE") to be treated as Finance Charge Receivables (the "DISCOUNT OPTION RECEIVABLES"). If such option is exercised by the Seller, the Principal Receivables will be treated as having been transferred to the Trust at a discount. The Seller also has the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after the Discount Option Date. The Pooling and Servicing Agreement requires the Seller to provide to the Servicer, the Trustee and any Rating Agency 30 days' prior written notice of the Discount Option Date and such designation will become effective on such Discount Option Date (i) unless such designation in the reasonable belief of the Seller would cause a Pay Out Event with respect to any Series to occur, or an event which, with notice or the lapse of time or both, would constitute a Pay Out Event with respect to any Series and (ii) only if the Rating Agency Condition is satisfied.

     On the date of processing of any collections, on or after the Discount Option Date, the product of the Discount Percentage and collections of Receivables, which Receivables arose on or after the Discount Option Date and which would otherwise be Principal Receivables, will be deemed "DISCOUNT OPTION RECEIVABLE COLLECTIONS." An amount equal to the product of (i) the Series Percentage with respect to Finance Charge Receivables for each Series of Certificates issued and outstanding and (ii) the amount of such Discount Option Receivables Collections will be deposited by the Servicer into the Collection Account and an
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

amount equal to the product of (iii) the Seller Percentage and (iv) the amount of the Discount Option Receivable Collections will be paid to the holders of the Seller Certificates. The former amount deposited into the Collection Account will be applied as provided below regarding collections of Finance Charge Receivables.

     The Seller may have different reasons to designate a Discount Percentage. For example, since the majority of the Accounts have finance charges that are indexed to specific variable rates, the finance charges on the Accounts, and the collections of Finance Charge Receivables on the Accounts, may decline as interest rates decline. The Certificates of a Series may have interest rates that are fixed or that are indexed to a different variable rate. If the finance charges on the Accounts are significantly reduced without a corresponding reduction in the interest rate on a Series of Certificates, a Series Pay Out Event based in part on the amount of collections of Finance Charge Receivables and the interest rate on the Certificates could occur. The Seller could avoid the occurrence of such a Series Pay Out Event by designating a Discount Percentage, thereby causing an increase in the amount of collections of Finance Charge Receivables. The Seller, however, is under no obligation to designate a Discount Percentage at any time, and there can be no assurance that the Seller would designate a Discount Percentage to avoid the occurrence of a Pay Out Event.

TRUST ACCOUNTS

     The Servicer has caused to be established and maintained, in the name of the Trustee, for the benefit of Certificateholders of all Series, a "COLLECTION ACCOUNT," which at all times is required to be either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories which signifies investment grade (an "ELIGIBLE DEPOSIT ACCOUNT"). The Servicer has also caused to be established and maintained, in the name of the Trustee, an "EXCESS FUNDING ACCOUNT," which also is required to be an Eligible Deposit Account. An "ELIGIBLE INSTITUTION" is defined as (I) a depository institution, which may be the Trustee, organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) has either (i) long-term unsecured debt rating of A1 or better by Moody's Investors Service Inc. ("MOODY'S") or (ii) a certificate of deposit rating of P-1 by Moody's, (b) has either (i) a long-term unsecured debt rating of AAA by Standard & Poor's Ratings Group ("STANDARD & POOR'S") or (ii) a certificate of deposit rating of A-1+ by Standard & Poor's and (c) is a member of the FDIC or (II) any other institution that is acceptable to each Rating Agency. If so qualified, the Trustee or the Servicer may be considered an Eligible Institution. Additional accounts may be created in connection with any Series and for the benefit of such Series. Such accounts are "SERIES ACCOUNTS."

     Funds in the Collection Account and the Excess Funding Account will be invested, at the direction of the Servicer, in "ELIGIBLE INVESTMENTS" consisting of book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence: (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America; (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest investment category of each Rating Agency; (c) commercial paper or other short-term obligations having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from each Rating Agency in its highest investment category; (d) notes or bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in (b) above; (e) investments in money market funds rated in the highest investment category by each Rating Agency or otherwise approved in writing by each

Rating Agency; (f) time deposits, other than as referred to in clause (e) above, with a person the commercial paper of which has a credit rating from each Rating Agency in its highest investment category; or (g) any other investments approved in writing by each Rating Agency. The Trustee, acting as the initial paying agent (together with any successor thereto in such capacity and any entity specified in a Series Supplement to act in such capacity for the related Series, collectively, the "PAYING AGENT"), shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders of any Series pursuant to the related Series Supplement.

SERIES PERCENTAGE AND SELLER PERCENTAGE

     Pursuant to the Pooling and Servicing Agreement, the Servicer will allocate between the Series, including each Class of each Series, and the Sellers' Interest all amounts collected with respect to Finance Charge Receivables and Principal Receivables and all Defaulted Receivables. The Servicer will make each allocation by reference to the applicable Series Percentage for each Series and the Seller Percentage in each case. The Series Percentages for each Series will be as set forth in the related Series Supplement and, with respect to each Series offered hereby, in each Prospectus Supplement.

     The Seller Percentage in all cases means the excess of 100% over the aggregate Series Percentages of all Series then outstanding for each category of Receivables.

APPLICATION OF COLLECTIONS

     Except as provided below or in a Series Supplement, the Servicer will deposit into the Collection Account, no later than the second business day following the date of processing, any payment collected by the Servicer on the Receivables; provided, however, that the Servicer need not deposit amounts allocated to the Seller Certificates and certain amounts allocated to Certificateholders of a Series, as specified in the related Series Supplement, into the Collection Account, and provided further, that for so long as the Bank remains the Servicer and (x) maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 by Moody's (or such other rating below A-1 or P-1, as the case may be, that is satisfactory to each Rating Agency) or (y) the Bank has provided to the Trustee a letter of credit covering the collection risk of the Servicer acceptable to each Rating Agency, the Servicer need not make daily deposits of collections into the Collection Account, but may make a single monthly deposit into the Collection Account in immediately available funds.

OPERATION OF EXCESS FUNDING ACCOUNT

     On any Distribution Date on which the Seller Amount is less than the Required Seller Amount, the Servicer will deposit any Shared Principal Collections that would otherwise be distributed to the holders of the Seller Certificates into the Excess Funding Account. The Seller may also cause deposits to be made to the Excess Funding Account on any Business Day. The Servicer will determine, with respect to each Distribution Date on which no Series is in an Amortization Period, the amount by which the Seller Amount exceeds the Required Seller Amount and will instruct the Trustee to withdraw such amount from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and pay such amount to the holders of the Seller Certificates. The Servicer will determine, with respect to each Distribution Date on which one or more Series is in an Amortization Period, the aggregate amount of Principal Shortfalls, if any, with respect to each Series that is a Principal Sharing Series and will instruct the Trustee to withdraw such amount from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and allocate such amount among each such Series as Shared Principal Collections.

     So long as the Bank remains as the Servicer and maintains a certificate of deposit rating of P-1 or better by Moody's and the Seller makes deposits into the Excess Funding Account on each Business Day if the Seller Amount on such date is less than the Required Seller Amount, then the Servicer will, as described in the next sentence, direct the distribution of the excess amount from the Excess Funding Account on any Business Day when an excess exists. If the conditions in the previous sentence are met, then the Servicer will on each Business Day, whether or not a Distribution Date, determine the amount, if any, by which the Seller

Amount exceeds the Required Seller Amount and instruct the Trustee to withdraw the excess amount from the Excess Funding Account, to the extent of the principal amount of funds on deposit therein, and pay such amount to the holders of the Seller Certificates on the next Business Day. Before directing a distribution on a date other than a Distribution Date, if any Series is in an Amortization Period, the Servicer is required to determine, on the basis of collections received prior to such Business Day, that no Principal Shortfall will exist for any Principal Sharing Series on the next Distribution Date.

DEFAULTED RECEIVABLES; REBATES AND FRAUDULENT CHARGES

     The term "DEFAULTED RECEIVABLES" means, for any Monthly Period, all Principal Receivables which are charged-off as uncollectible in such Monthly Period in accordance with the Servicer's credit card guidelines and customary and usual servicing procedures for servicing consumer revolving credit card and other revolving credit account receivables comparable to the Receivables. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer master file of consumer revolving credit card accounts but, in any event, shall be deemed a Defaulted Receivable no later than the day the related Account becomes 186 days contractually delinquent unless the obligor cures such default by making a partial payment which satisfies the criteria for curing delinquencies set forth in the Servicer's applicable credit card guidelines. The term "DEFAULTED AMOUNT" means, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables included in any Account the Receivables of which the Seller or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of the Pooling and Servicing Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amount of such Defaulted Receivables which are subject to reassignment to the Seller in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted and, if certain events involving insolvency occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of the Pooling and Servicing Agreement shall not be added to the sum so subtracted.

     On each day that the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, or because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving collections therefor or charging-off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Seller Amount, the Series Percentages and any other percentages used to allocate within or among Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Seller Amount, the Series Percentages and any other percentage used to allocate within or among Series will be reduced by the amount of any Receivable discovered to have been created through a fraudulent or counterfeit charge. Furthermore, in the event that the exclusion of such Principal Receivables from the calculation of the Seller Amount at such time would cause the Seller Amount to be less than the Required Seller Amount, the Seller shall be required to pay an amount equal to such deficiency into the Excess Funding Account (up to the amount of such Principal Receivables).

FINAL PAYMENT OF PRINCIPAL AND INTEREST; TERMINATION

     Subject to prior termination as described herein and in the accompanying Prospectus Supplement, the interest of the Certificateholders of a Series in the Trust will terminate following the earliest of (i) the day after the Distribution Date on which the final payment of principal and interest is made to the Certificateholders of such Series, (ii) the date specified for termination in the applicable Series Supplement ("STATED SERIES TERMINATION DATE" for such Series) and (iii) the Trust Termination Date. In the event the Investor Amount of any Series would be greater than zero on the Stated Series Termination Date for such Series or such earlier date specified in the related Series Supplement, the Trustee will sell or cause to be sold Principal Receivables and the related Finance Charge Receivables (or interests therein), as specified in the Pooling and Servicing Agreement and the related Series Supplement, in an amount equal to 100% of the Investor Amount of the Certificates of such Series and accrued and unpaid interest thereon on such date (but not more than the applicable Series Percentages of Receivables on such date for the Certificates of such Series). The proceeds of such sale will be allocated and distributed in accordance with the applicable Series Supplement.

     The Trust will only terminate on the earliest to occur of (a) the day following the payment date on which the aggregate Investor Amount and Series Enhancement investor amounts, if any, of each Series is zero (provided that the Seller has delivered a written notice to the Trustee electing to terminate the Trust), (b) December 31, 2044, or (c) if the Receivables are sold, disposed of or liquidated following the occurrence of an Insolvency Event as described under "--Trust Pay Out Events," immediately following such sale, disposition or liquidation (the "TRUST TERMINATION DATE"). Upon termination of the Trust, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in accounts maintained by the Trust for the final payment of principal and interest to Certificateholders) will be conveyed and transferred to the Seller.

TRUST PAY OUT EVENTS

     The Revolving Period for all outstanding Series will continue through a date specified in the related Series Supplement unless a Trust Pay Out Event or a Series-specific pay out event (a "SERIES PAY OUT EVENT") specified in the related Series Supplement with respect to such Series (and for a Series offered hereby, the related Prospectus Supplement) occurs prior to such date. A "TRUST PAY OUT EVENT" occurs with respect to all Series upon the occurrence of any of the following:

        (a) an Insolvency Event relating to the Seller (including any Additional Seller);

        (b) the Trust shall become subject to regulation by the SEC as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

        (c) the Seller (including any Additional Seller) is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of the Pooling and Servicing Agreement.

     A Series Pay Out Event occurs with respect to a specific Series if an event designated as a Series Pay Out Event in the related Series Supplement and described in the related Prospectus Supplement, occurs with respect to such Series. A "PAY OUT EVENT" means, with respect to any Series, a Trust Pay Out Event or a Series Pay Out Event. On the date on which a Pay Out Event with respect to a Series is deemed to have occurred, the Rapid Amortization Period with respect to such Series will commence. In such event, distributions of principal will be made to the Certificateholders of such Series in the priority provided for in the related Series Supplement and described in the related Prospectus Supplement. If, because of the occurrence of a Pay Out Event, the Rapid Amortization Period begins earlier than the Scheduled Amortization Date or the expected final payment date of such Series, Certificateholders of such Series will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates of such Series.

     An "INSOLVENCY EVENT" shall occur if the Seller (including if, at any such time as there is more than one Seller, any Additional Seller) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller; or the Seller shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     If an Insolvency Event occurs with respect to the Seller, the Seller will immediately cease to transfer Principal Receivables to the Trust and promptly notify the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and collections in respect of such Principal Receivables and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Within 15 days after receipt of such notice by the Trustee of the occurrence of such Insolvency Event, the Trustee will (i) publish a notice in an authorized newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to the Certificateholders describing the applicable provisions of the Pooling and Servicing Agreement and requesting instructions from the Certificateholders. Unless the Trustee has received instructions within 90 days from the date notice is first published from (x) Certificateholders evidencing more than 50% of the Investor Amount of each Series or, with respect to any Series with two or more Classes, of each Class, to the effect that such Certificateholders disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event, and (y) if at such time there is more than one Seller, any Seller which is not the subject of such Insolvency Event and any holder of a Supplemental Certificate and certain other parties specified in the Series Supplements, to such effect, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.

     The proceeds from the sale, disposition or liquidation of the Receivables pursuant to the previous paragraph ("INSOLVENCY PROCEEDS") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Certificateholders in accordance with the terms of each Series Supplement and the Trust shall terminate immediately thereafter.

     If the portion of such proceeds allocated to the Certificateholders and the proceeds of any collections on the Receivables in the Collection Account and the amounts available under any Series Enhancement are not sufficient to pay in full the remaining amount due on the Certificates, the Certificateholders will suffer a corresponding loss. See "Material Legal Aspects of the Receivables--Matters Relating to Receivership" in this Prospectus for a discussion of the impact of federal legislation on the Trustee's ability to liquidate the Receivables.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities and reimbursement for its expenses for any Monthly Period will be a servicing fee (the "SERVICING FEE") payable monthly on the related Distribution Date in an amount equal to one-twelfth of the product of (a) the weighted average of the applicable servicing fee rates with respect to each Series outstanding (based upon the applicable servicing fee rate for each Series and the Investor Amount of such Series or other amount specified in the applicable Series Supplement) and (b) the amount of Principal Receivables outstanding on the last day of the prior Monthly Period. The Servicing Fee will be allocated among the Seller's Interest and the Certificateholders' Interests of all Series. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series (the "MONTHLY SERVICING FEE") will be determined in accordance with the applicable Series Supplement. The remainder of the Servicing Fee shall be paid by the Certificateholders of other Series and by the holders of the Seller Certificates and in no event shall the Trust, the Trustee or the Certificateholders of any Series be liable for the share of the Servicing Fee to be paid by the holders of the Seller Certificates. Unless otherwise provided in any Series Supplement, in the case of the first Monthly Period with respect to any Series, the Monthly Servicing Fee shall accrue from the Closing Date with respect to such Series.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Receivables including, without limitation, payment of the fees and disbursements of the Trustee, any Paying Agent and transfer agent and registrar and independent accountants and other fees which are not expressly stated in the Pooling and Servicing Agreement to be payable by the Trust or the Certificateholders of a Series other than federal, state, local and foreign income, franchise or other taxes, if any, or any interest or penalties with respect thereto, imposed upon the Trust.

MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement, except upon determination that (i) the performance of its duties under the Pooling and Servicing Agreement is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties thereunder permissible under applicable law. Any such determination permitting the resignation of the Servicer will be evidenced by an opinion of counsel to such effect delivered to the Trustee. No such resignation will become effective until the Trustee or a successor Servicer that is an Eligible Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with the Pooling and Servicing Agreement.

     "ELIGIBLE SERVICER" means the Trustee, or if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer, (i) is servicing a portfolio of revolving credit card accounts, (ii) is legally qualified and has the capacity to service the Accounts, (iii) has demonstrated the ability to professionally and completely service a portfolio of similar accounts in accordance with high standards of skill and care, (iv) is qualified to use the software that is then being used to service the Accounts or obtains the right to use, or has its own software, which is adequate to perform its duties under the Pooling and Servicing Agreement, and (v) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

     Pursuant to the Pooling and Servicing Agreement, the Bank, as Servicer, has the right to delegate any of its responsibilities and obligations as Servicer to any entity that agrees to conduct such duties in accordance with the Pooling and Servicing Agreement and the Seller's credit card guidelines; provided, that in the case of a significant delegation to an entity other than Fleet Financial Group, the Seller, any affiliate of the Seller, or FDR, (i) at least 30 days' prior written notice must be given to the Trustee and each Rating Agency of such delegation and (ii) at or prior to the end of such 30-day period the Servicer must determine that the Rating Agency Condition has been met. The Bank currently conducts is servicing operations through Credit Card, LP. A subsidiary of the Bank is the general partner of Credit Card LP. The Bank contracts with FDR to perform certain of its servicing activities. Notwithstanding any such delegation to any entity, the Servicer will continue to be liable for all of its obligations under the Pooling and Servicing Agreement.

INDEMNIFICATION

     The Pooling and Servicing Agreement provides that the Seller will indemnify and hold harmless the Trust and the Trustee, its officers, directors, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions or otherwise arising out of or based upon the arrangement created by the Pooling and Servicing Agreement or any Series Supplement, as though the Pooling and Servicing Agreement or such Series Supplement created a general partnership under the Delaware Uniform Partnership Law in which the Seller is the general partner; provided, however, that the Seller will not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, without limiting the claims of third parties, that the Seller will not indemnify the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; provided further, that the Seller will not indemnify the Trust, the Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including, without limitation, losses incurred as a result of Defaulted Receivables; and provided further, that the Seller will not indemnify Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Certificateholders or the Certificate Owners arising under any tax law relating to any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by or for the account of the Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnification will not be payable from the Trust assets.

     The Pooling and Servicing Agreement also provides that the Servicer will indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to the Pooling and Servicing Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer will not indemnify: (i) the Trustee if such acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; (ii) the Trust, the Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Certificateholders; (iii) the Trust, the Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation losses incurred as a result of Defaulted Receivables; or (iv) the Trust, Certificateholders or Certificate Owners for any liabilities, costs or expenses of the Trust, the Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any Federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto) required to be paid by the Trust, the Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Any such indemnifications will not be payable from the Trust assets.

SERVICER DEFAULT

     In the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, the Trustee, or Certificateholders evidencing more than 50% of the aggregate Investor Amount of the Certificates of all Series, by notice to the Servicer (and to the Trustee if given by Certificateholders) (a "TERMINATION NOTICE"), may terminate all but not less than all of the rights and obligations of the Servicer, as Servicer under the Pooling and Servicing Agreement, and in and to the Receivables and the proceeds thereof. The rights and interest of the Seller under the Pooling and Servicing Agreement and in the Seller Certificates will not be affected by such termination; provided, however, if within 60 days of receipt of a Termination Notice, the Trustee does not receive any bids from Eligible Servicers in accordance with the Pooling and Servicing Agreement to act as a successor Servicer and receives an officer's certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, then the Trustee will offer the Seller the right at its option to purchase the Certificateholders' Interest on the next succeeding Distribution Date. The purchase price for the Certificateholders' Interest will be equal to the sum of the amounts specified therefor in the related Series Supplements. The Seller will notify the Trustee in writing prior to the Record Date for the Distribution Date of the purchase if they are exercising such option. If the Seller exercises such option, the Seller will (i) if the Seller's short-term deposits or long-term unsecured debt obligations are not rated at the time at least P-3 or Baa3, respectively, by Moody's, deliver to the Trustee an opinion of counsel (which must be an independent outside counsel), to the effect that the purchase would not be considered a fraudulent conveyance and (ii) deposit the purchase price into the Collection Account on such Distribution Date in immediately available funds.

     A "SERVICER DEFAULT" refers to any of the following events:

        (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the Pooling and Servicing Agreement or any Series Supplement on or before the date occurring five business days after the date such payment, transfer, deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of the Pooling and Servicing Agreement or any Series Supplement;

        (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Pooling and Servicing Agreement or any Series Supplement, which has a material adverse effect on the Certificateholders of any Series or Class and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any failure that does not relate to all Series, the Series to which such failure relates); or the Servicer shall delegate its duties under the Pooling and

     Servicing Agreement except as permitted under the terms thereof, a responsible officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series;

        (c) any representation, warranty or certification made by the Servicer in the Pooling and Servicing Agreement or any Series Supplement or in any certificate delivered pursuant to the Pooling and Servicing Agreement or any Series Supplement shall prove to have been incorrect when made, which has a material adverse effect on the Certificateholders of any Series or Class and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Certificateholders evidencing more than 50% of the aggregate Investor Amount of all Series then outstanding (or, with respect to any such representation, warranty or certification that does not relate to all Series, the Series to which such representation, warranty or certification relates); or

        (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

     Notwithstanding the foregoing, a delay in or failure of performance under clauses (a), (b) or (c), will not, for certain limited periods, constitute a Servicer Default if such delay or failure (i) could not be prevented by the exercise of reasonable diligence by the Servicer and (ii) was caused by an act of God or the public enemy, acts of declared or undeclared war, terrorism, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence will not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of the Pooling and Servicing Agreement and any Series Supplement and the Servicer will provide the Trustee, each Rating Agency, the holders of the Seller Certificates and the Certificateholders of all Series with an officer's certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

REPORT TO CERTIFICATEHOLDERS

     The Seller expects that, on each Distribution Date of a Series, the Paying Agent will forward to each Certificateholder of record of such Series a statement prepared by the Servicer setting forth, among other things, (a) the total amount distributed to Certificateholders of each Class of such Series, (b) the amount of any distribution allocable to principal on such Certificates, (c) the amount of such distribution allocable to interest on such Certificates, (d) the aggregate amount of collections processed during the prior Monthly Period and allocated in respect of the Certificates, (e) the amount of collections of Principal Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (f) the amount of collections of Finance Charge Receivables processed during the prior Monthly Period and allocated in respect of the Certificates, (g) the Series Percentage with respect to each Class of Certificates with respect to Principal Receivables and Finance Charge Receivables, each as of the end of the last day of the prior Monthly Period, (h) the aggregate outstanding balance of Accounts which are 30 or more days contractually delinquent, by class of delinquency, as of the end of the last day of the prior Monthly Period, (i) the Defaulted Amount for the prior Monthly Period, (j) the amount of the Monthly Servicing Fee for each Class for the prior Monthly Period, and (k) the amount of any Series Enhancement, if any, available with respect to each Class as of the close of business on such Distribution Date.

     On or before a date of each calendar year specified in the related Prospectus Supplement, ending in the year following the Stated Series Termination Date, the Paying Agent will furnish to each person who at any time during the preceding calendar year was a Certificateholder of record of a Series, a statement prepared by the Servicer containing the information required to be contained in the regular monthly report to Certificateholders of such Series, as set forth in clauses (a), (b) and (c) in the paragraph above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information (consistent with the treatment of the Certificates as debt) as the Trustee or the Servicer deems necessary or desirable to enable the Certificateholders of such Series to prepare their tax returns.

EVIDENCE AS TO COMPLIANCE

     The Pooling and Servicing Agreement provides that on or before November 30 of each calendar year, the Servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Seller) to furnish a report (addressed to the Trustee) to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing (including the allocations of collections) was not conducted in compliance with certain applicable terms and conditions set forth in the Pooling and Servicing Agreement and any Series Supplements except for such exceptions as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before November 30 of each calendar year, such accountants will compare the mathematical calculations of certain amounts contained in the monthly Servicer's certificates delivered during the period covered by such report with the computer reports of the Servicer which were the source of such amounts and deliver a report to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

     The Pooling and Servicing Agreement provides for delivery to the Trustee on or before November 30 of each calendar year of a statement signed by an authorized officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Pooling and Servicing Agreement and any Series Supplements throughout the preceding year or, if there has been a default in the performance of any such obligations, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

AMENDMENTS

     The Pooling and Servicing Agreement or any Series Supplement may be amended from time to time (including in connection with the provision of additional Series Enhancement for the benefit of the Certificateholders of any Series (or the reduction of such Series Enhancement), the addition of a Participation Interest to the Trust or the designation of an Additional Seller) by the Seller (including, if applicable, any Additional Seller being designated), the Servicer and the Trustee, without Certificateholder consent, provided that the Seller has delivered to the Trustee an officer's certificate to the effect that the Seller reasonably believes that such amendment will not have an Adverse Effect and that the Rating Agency Condition has been satisfied.

     The Pooling and Servicing Agreement or any Series Supplement may also be amended by the Seller, the Servicer and the Trustee with the consent of the holders of Certificates evidencing not less than 66 2/3% of the aggregate Investor Amount of all adversely affected Series of Certificates for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or any Series Supplement or of modifying in any manner the rights of Certificateholders. No such amendment, however, may (a) reduce in any manner the amount of or delay the timing of distributions to be made to Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (b) change the definition of or the manner of calculating the interest of any Certificateholder without the consent of each affected Certificateholder, (c) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Certificateholder or
(d) adversely affect the rating of any Series or Class by each Rating Agency without the consent of Certificateholders of such Series or Class evidencing not less than 66 2/3% of the aggregate Investor Amount of such Series or Class. Any amendment shall be deemed not to adversely affect any outstanding Series with respect to which the Seller delivers an opinion of counsel that such amendment will not have an Adverse Effect with respect to such Series. Promptly following the execution of any such amendment, the Trustee will furnish written notice (provided to the Trustee by the Servicer) of the substance of such amendment to each Certificateholder.

DEFEASANCE

     Pursuant to the Pooling and Servicing Agreement, the Seller may terminate its substantive obligations in respect of any Series or all outstanding Series (the "DEFEASED SERIES") by depositing with the Trustee (such deposit to be made from other than the Seller's or any affiliate of the Seller's funds), under the terms of an irrevocable trust agreement satisfactory to the Trustee, monies or Eligible Investments (or a combination thereof) sufficient to make all remaining scheduled interest and principal payments on the Defeased Series on the dates scheduled for such payments and to pay all amounts owing to any provider of Series Enhancement with respect to such Defeased Series. To achieve that end, the Seller has the right to use collections on Receivables allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables. Prior to its first exercise of its right to substitute monies or Eligible Investments for Receivables, the Seller shall deliver to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and to the Servicer and the Trustee written notice from each Rating Agency that the Rating Agency Condition shall have been satisfied. In addition, the Seller must comply with certain other requirements set forth in the Pooling and Servicing Agreement, including requirements that the Seller deliver to the Trustee an opinion of counsel to the effect that the deposit and termination of obligations will not require the Trust to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and that the Seller deliver to the Trustee and certain providers of Series Enhancement a certificate of an authorized officer stating that, based on the facts known to such officer at the time, in the reasonable opinion of the Seller, such deposit and termination of obligations will not at the time of its occurrence cause a Pay Out Event or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any Series. If the Seller discharges its substantive obligations in respect of the Defeased Series, any Series Enhancement for the affected Series might no longer be available to make payments with respect thereto.

LIST OF CERTIFICATEHOLDERS

     Upon application of Certificateholders of record representing undivided interests in the Trust aggregating not less than 10% of the aggregate unpaid principal amount of any Series or all Series, as applicable, the Trustee will, having been adequately indemnified by such Certificateholders, within five business days of such request, afford such Certificateholders access during business hours to the current list of registered Certificateholders of such Series or all Series, as applicable, for purposes of communicating with other Certificateholders with respect to their rights under the Pooling and Servicing Agreement or any Series Supplement or the Certificates.

THE TRUSTEE

     Bankers Trust Company will be Trustee under the Pooling and Servicing Agreement. The Seller, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Seller, the Servicer and any of their respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, is legally unable to act or if the Trustee becomes bankrupt or insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                                  ENHANCEMENT

GENERAL

     For any Series, enhancement ("SERIES ENHANCEMENT") may be provided with respect to one or more Classes thereof. Series Enhancement may be in the form of the subordination of one or more Classes of the Certificates of such Series, a letter of credit, the establishment of a cash collateral guaranty or account, a collateral interest, a surety bond, insurance, the use of cross support features, or any combination of the foregoing. If so specified in the related Prospectus Supplement, any form of Series Enhancement may be structured so as to be drawn upon by more than one Class to the extent described therein.

     For any Series, the Series Enhancement may not provide protection against all risks of loss and may not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by the Series Enhancement or which are not covered by the Series Enhancement, Certificateholders will bear their allocable share of deficiencies.

     If Series Enhancement is provided with respect to a Series, the related Prospectus Supplement will include a description of (a) the amount payable under such Series Enhancement, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions, if any, under which the amount payable under such Series Enhancement may be reduced and under which such Series Enhancement may be terminated or replaced and (d) any provisions of any agreement relating to such Series Enhancement material to the Certificateholders of such Series. Additionally, the related Prospectus Supplement may set forth certain information with respect to the issuer of any third-party Series Enhancement, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement.

SUBORDINATION

     If so specified in the related Prospectus Supplement, one or more Classes of a Series may be subordinated to one or more other Classes of a Series. If so specified in the related Prospectus Supplement, the rights of the holders of the subordinated Certificates or uncertificated interests to receive distributions of principal and/or interest on any Distribution Date will be subordinated to such rights of the holders of the Certificates which are senior to such subordinated Certificates or uncertificated interests to the extent set forth in the related Prospectus Supplement. The amount of subordination will decrease whenever certain amounts otherwise payable to the holders of subordinated Certificates or uncertificated interests are paid to the holders of the Certificates which are senior to such subordinated Certificates or uncertificated interests.

LETTER OF CREDIT

     If so specified in the related Prospectus Supplement, a letter of credit with respect to a Series or Class of Certificates may be issued by the bank or financial institution specified in the related Prospectus Supplement (the "L/C BANK"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the amount described in the related Prospectus Supplement. The amount available under the letter of credit will be reduced to the extent of the unreimbursed payments thereunder.

CASH COLLATERAL GUARANTY OR ACCOUNT

     If specified in the related Prospectus Supplement, the Certificates of any Class or Series may have the benefit of a guaranty (a "CASH COLLATERAL GUARANTY") issued pursuant to a trust agreement between a cash collateral depositor, a cash collateral trustee and the Seller and the Servicer or be secured by the deposit of cash or certain permitted investments in an account (a "CASH COLLATERAL ACCOUNT") directly. The Cash Collateral Guaranty will generally be an obligation of the cash collateral trust and not of the cash collateral depositor, the cash collateral trustee (except to the extent of amounts on deposit in the cash collateral account), the Trustee or the Bank, as Seller and Servicer.

     The Servicer will determine prior to each Distribution Date with respect to the Series enhanced by the Cash Collateral Guaranty or the Cash Collateral Account whether a deficiency exists with respect to the payment of interest and/or principal on the Certificates so enhanced. If the Servicer determines that a deficiency exists, it shall instruct the Trustee to draw an amount equal to such deficiency from the Cash Collateral Guaranty or the Cash Collateral Account, up to the maximum amount available thereunder.

COLLATERAL INTEREST

     If so specified in the related Prospectus Supplement, support for a Series of Certificates or one or more Classes thereof may be provided initially by an uncertificated, subordinated interest in the Trust (a "COLLATERAL INTEREST") in an amount initially equal to a percentage of the Certificates of such Series specified in the related Prospectus Supplement.

SURETY BOND OR INSURANCE POLICY

     If so specified in the related Prospectus Supplement, insurance with respect to a Series or Class of Certificates may be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more Classes of the related Series, distributions of interest or principal in the manner and amount specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, a surety bond may be purchased for the benefit of the holders of any Series or Class of such Series to assure distributions of interest or principal with respect to such Series or Class of Certificates in the manner and amount specified in the related Prospectus Supplement.

SPREAD ACCOUNT

     If so specified in the related Prospectus Supplement, support for a Series or one or more Classes of a Series may be provided by the periodic deposit of certain available excess cash flow from the Trust assets into an account (the "SPREAD ACCOUNT") intended to assure the subsequent distribution of interest and principal on the Certificates of such Class or Series in the manner specified in the related Prospectus Supplement.

                               CERTIFICATE RATING

     Any rating of the Certificates by a Rating Agency will indicate:

     - its view on the likelihood that Certificateholders will receive required interest and principal payments; and

     - its evaluation of the Receivables and the availability of any credit enhancement for the Certificates.

     Among the things a rating will not indicate are:

     - the likelihood that interest or principal payments will be paid on a scheduled date;
     - the likelihood that a Pay Out Event will occur;
     - the likelihood that a United States withholding tax will be imposed on non-U.S. Certificateholders;
     - the marketability of the Certificates;
     - the market price of the Certificates; or
     - whether the Certificates are an appropriate investment for any purchaser.

     A rating will not be a recommendation to buy, sell or hold the Certificates. A rating may be lowered or withdrawn at any time by a Rating Agency.

     The Seller will request a rating of the Certificates offered by this Prospectus and the accompanying Prospectus Supplement from at least one Rating Agency. Rating agencies other than those requested could assign a rating to the Certificates and such a rating could be lower than any rating assigned by a Rating Agency chosen by the Seller.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a discussion of the material federal income tax consequences relating to the purchase, ownership and disposition of a Certificate offered hereby, which discussion has been prepared by Orrick, Herrington & Sutcliffe LLP, special federal income tax counsel to the Seller ("SPECIAL TAX COUNSEL"). Additional material federal income tax considerations, if any, relevant to a particular Series will be set forth in the related Prospectus Supplement. Special Tax Counsel is of the opinion that this discussion is correct in all material respects.

     As more fully described below, Special Tax Counsel is also of the opinion that the offered Certificates will be characterized as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for such purposes. Except as provided in the related Prospectus Supplement, Special Tax Counsel will render no other opinions to the Seller with respect to the offered Certificates or the Trust. This discussion is intended as an explanatory discussion of the possible effects of the classification of the offered Certificates as debt to investors generally and related tax matters affecting investors generally, but does not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's tax advisor. This discussion is based on current law, which is subject to changes that could prospectively or retroactively modify or adversely affect the tax consequences summarized below. The discussion does not address all of the tax consequences relevant to a particular Certificate Owner in light of that Certificate Owner's circumstances, and some Certificate Owners may be subject to special tax rules and limitations not discussed below. Each prospective Certificate Owner is urged to consult its own tax adviser in determining the federal, state, local and foreign income and any other tax consequences of the purchase, ownership and disposition of a Certificate.

     For purposes of this discussion, "U.S. PERSON" means a citizen or resident of the United States, a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia), or an estate or trust the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source. The term "U.S. CERTIFICATE OWNER" means any U.S. Person and any other person to the extent that the income attributable to its interest in a Certificate is effectively connected with that person's conduct of a U.S. trade or business.

TREATMENT OF THE CERTIFICATE AS DEBT

     The Seller expresses in the Pooling and Servicing Agreement the intent that for federal, state and local income and franchise tax purposes, the Certificates will be debt secured by the Receivables. The Seller, by entering into the Pooling and Servicing Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate, will agree to treat the Certificates as debt for federal, state and local income and franchise tax purposes. However, the Pooling and Servicing Agreement generally refers to the transfer of Receivables as a "sale," and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Seller will treat the Pooling and Servicing Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Receivables and not as creating a debt obligation.

     A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the Internal Revenue Service (the "IRS") to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

     The determination of whether the economic substance of a purchase of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the seller has relinquished (and the purchaser has obtained) substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the purchaser has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Except to the extent otherwise specified in the accompanying Prospectus Supplement, Special Tax Counsel is of the opinion that, under current law as in effect on the Relevant Closing Date, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Certificates will not constitute an ownership interest in the Receivables, but properly will be characterized as debt. Except where indicated to the contrary, the following discussion assumes that the Certificates are debt for federal income tax purposes.

TREATMENT OF THE TRUST

     General. The Pooling and Servicing Agreement permits the issuance of Certificates and certain other interests in the Trust (including Collateral Interests), each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust. If all of the Certificates and other interests (other than the Bank Certificate) in the Trust were characterized as debt, the Trust might be characterized as a security arrangement for debt collateralized by the Receivables and issued directly by the Seller (or other holders of the Bank Certificate). Under such a view, the Trust would be disregarded for federal income tax purposes. Alternatively, if some of the Seller Certificates, the Certificates and other interests in the Trust were characterized as equity therein, the Trust might be characterized as a separate entity owning the Receivables, issuing its own debt, and jointly owned by the Seller (or other holders of the Bank Certificate) and any other holders of equity interests in the Trust. However, Special Tax Counsel is of the opinion that, under the current law as in effect on the Relevant Closing Date, any such entity constituted by the Trust will not be an association or publicly traded partnership taxable as a corporation.

     Possible Treatment of the Trust as a Partnership or a Publicly Traded Partnership. Although, as described above, Special Tax Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust will not be treated as an association or publicly traded partnership taxable as a corporation for such purposes, such opinions will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Seller Certificates, the Certificates or other interests in the Trust (including any Collateral Interest) were equity in the Trust for federal income tax purposes, all or a portion of the Trust could be classified as a partnership or a publicly trade partnership taxable as a corporation for such purposes. Because Special Tax Counsel is of the opinion that the Certificates will be characterized as debt for federal income tax purposes and because any holder of an interest in a Collateral Interest will agree to treat that interest as debt for such purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.

     If the Trust were treated in whole or in part as a partnership in which some or all holders of interests in the publicly offered Certificates were partners, that partnership could be classified as a publicly traded partnership and so could be taxable as a corporation. Further, regulations published by the Treasury Department (the "REGULATIONS") could cause the Trust to constitute a publicly traded partnership even if all holders of interests in the publicly offered Certificates are treated as holding debt. The Regulations generally apply to taxable years beginning after December 31, 1995, and, accordingly, could affect the classification of presently existing entities and the ongoing tax treatment of already completed transactions. Although the Regulations provide for a 10-year grandfather period for a partnership actively engaged in an activity before December 4, 1995, it is not clear whether the Trust would qualify for the grandfather period. If the Trust were classified as a publicly traded partnership, whether by reason of the treatment of publicly offered Certificates as equity or by reason of the Regulations, it would avoid taxation as a corporation if its income was not derived in the conduct of a "financial business;" however, whether the income of the Trust would be so classified is unclear.

     Under the Code and the Regulations, a partnership will be classified as a publicly traded partnership if equity interests therein are traded on an "established securities market," or are "readily tradable" on a "secondary market" or its "substantial equivalent." The Seller intends to take measures designed to reduce the risk that the Trust could be classified as a publicly traded partnership by reason of interests in the Trust other than the publicly traded Certificates. Although the Seller expects such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such interests as "readily tradable" on a "secondary market" or its "substantial equivalent" are not fully within the control of the Seller. As a result, there can be no assurance that the measures the Seller intends to take will in all circumstances be sufficient to prevent the Trust from being classified as a publicly traded partnership under the Regulations.

     If the Trust were treated as a partnership other than a publicly traded partnership taxable as a corporation, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated through the ownership of the related Receivables would be taken into account directly in computing taxable income of the Seller (or the holder of the Bank Certificate) and any Certificate Owners treated as partners in accordance with their respective partnership interests therein. The amounts and timing of income reportable by any Certificate Owners treated as partners would likely differ from that reportable by such Certificate Owners had they been treated as owning debt. In addition, if the Trust were treated in whole or in part as a partnership other than a publicly traded partnership, income derived from the partnership by any Certificate Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate Owner. Further, if the Trust were treated in whole or in part as a partnership and the number of holders of interests in the publicly offered Certificates and other interests in the Trust treated as partners equaled or exceeded 100, the Seller may cause the Trust to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether any such election will be made.

     If the arrangement created by the Pooling and Servicing Agreement were treated in whole or in part as a publicly traded partnership taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related Receivables. That tax could result in reduced distributions to Certificate Owners. No distributions from the Trust would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related Certificate Owners were treated as payments of interest thereon. In addition, distributions to Certificate Owners not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (and Certificate Owners may not be entitled to any dividends received deduction in respect of such income).

TAXATION OF INTEREST INCOME OF U.S. CERTIFICATE OWNERS

     General. Stated interest on a beneficial interest in a Certificate will be includible in gross income in accordance with a U.S. Certificate Owner's method of accounting.
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

     Original Issue Discount. If the Certificates are issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code of 1986 (the "CODE") will apply to the Certificates. Under those provisions, a U.S. Certificate Owner (including a cash basis holder) generally would be required to accrue the OID on its interest in a Certificate in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income somewhat in advance of the receipt of cash attributable to that income. In general, a Certificate will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price," if such excess is more than 0.25 percent multiplied by the weighted average life of the Certificate (determined by taking into account only the number of complete years following issuance until payment is made for any partial principal payments). Under Section 1272(a)(6) of the Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Certificates is unclear. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Certificate is "unconditionally payable" and hence that all of such interest should be included in the Certificate's stated redemption price at maturity. If sustained, such treatment should not significantly affect the tax liability of most Certificate Owners, but prospective U.S. Certificate Owners should consult their own tax advisers concerning the impact to them in their particular circumstances.

     Market Discount. A U.S. Certificate Owner who purchases an interest in a Certificate at a discount that exceeds any unamortized OID may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. These rules provide, in part, that gain on the sale or other disposition of a Certificate and partial principal payments on a Certificate are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a Certificate that has market discount.

     Market Premium. A U.S. Certificate Owner who purchases an interest in a Certificate at a premium may elect to offset the premium against interest income over the remaining term of the Certificate in accordance with the provisions of
Section 171 of the Code.

SALE OR EXCHANGE OF CERTIFICATES

     Upon a disposition of an interest in a Certificate, a U.S. Certificate Owner generally will recognize gain or loss equal to the difference between the amount realized on the disposition and the U.S. Certificate Owner's adjusted basis in its interest in the Certificate. The adjusted basis in the interest in the Certificate will equal its cost, increased by any OID or market discount includible in income with respect to the interest in the Certificate prior to its sale and reduced by any principal payments previously received with respect to the interest in the Certificate and any amortized premium. Subject to the market discount rules, gain or loss will be capital gain or loss if the interest in the Certificate was held as a capital asset. Capital losses generally may be used only to offset capital gains.

NON-U.S. CERTIFICATE OWNERS

     In general, a non-U.S. Certificate Owner will not be subject to U.S. federal income tax on interest (including OID) on a beneficial interest in a Certificate unless (i) the non-U.S. Certificate Owner actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the Seller entitled to vote (or of a profits or capital interest of the Trust if characterized as a partnership), (ii) the non-U.S. Certificate Owner is a controlled foreign corporation that is related to the Seller (or the Trust if treated as a partnership) through stock ownership, (iii) the non-U.S. Certificate Owner is a bank described in Code Section 881(c)(3)(A), (iv) such interest is contingent interest described in Code Section 871(h)(4), or (v) the non-U.S. Certificate Owner bears certain relationships to any holder of either the Seller Certificates other than the Seller or any other interest in the Trust not properly characterized as debt. To qualify for the exemption from taxation, under currently applicable procedures, the last U.S. Person in the chain of payment prior to payment to a non-U.S. Certificate Owner (the "WITHHOLDING AGENT") must have received (in the year in which a payment of interest or principal occurs or in either of the two preceding years) a statement that (i) is signed by the non-U.S. Certificate Owner under penalties of perjury, (ii) certifies that the non-
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

U.S. Certificate Owner is not a U.S. Person and (iii) provides the name and address of the non-U.S. Certificate Owner. The statement may be made on a Form W-8 or substantially similar substitute form, and the non-U.S. Certificate Owner must inform the Withholding Agent of any change in the information on the statement within 30 days of the change. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in that case, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Certificate Owner to the organization or institution holding the Certificate on behalf of the non-U.S. Certificate Owner. The U.S. Treasury Department is considering implementation of further certification requirements aimed at determining whether the issuer of a debt obligation is related to holders thereof. The U.S. Treasury Department recently issued final regulations which will revise some of the foregoing procedures whereby a non-U.S. Certificate Owner may establish an exemption from withholding generally beginning January 1, 2001. Non-U.S. Certificate Owners should consult their tax advisors concerning the impact to them, if any, of such procedures.

     Generally, any gain or income realized by a non-U.S. Certificate Owner upon retirement or disposition of an interest in a Certificate will not be subject to U.S. federal income tax, provided that (i) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such retirement or disposition occurs and (ii) in the case of gain representing accrued interest, the conditions described in the preceding paragraph for exemption from withholding are satisfied. Certain exceptions may be applicable, and an individual non-U.S. Certificate Owner should consult a tax advisor.

     If the Certificates were treated as an interest in a partnership, the recharacterization could cause a non-U.S. Certificate Owner to be treated as engaged in a trade or business in the United States. In that event, the non-U.S. Certificate Owner would be required to file a federal income tax return and, in general, would be subject to U.S. federal income tax (including the branch profits tax) on its net income from the partnership. Further, certain withholding obligations apply with respect to income allocable or distributions made to a foreign partner. That withholding may be at a rate as high as 39.6 percent. If some or all of the Certificates were treated as stock in a corporation, any related dividend distributions to a non-U.S. Certificate Owner generally would be subject to withholding of tax at the rate of 30 percent, unless that rate were reduced by an applicable tax treaty.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     Backup withholding of U.S. federal income tax at a rate of 31 percent may apply to payments made in respect of a Certificate to a registered owner who is not an "exempt recipient" and who fails to provide certain identifying information (such as the registered owner's taxpayer identification number) in the manner required. Generally, individuals are not exempt recipients whereas corporations and certain other entities are exempt recipients. Payments made in respect of a U.S. Certificate Owner must be reported to the IRS, unless the U.S. Certificate Owner is an exempt recipient or otherwise establishes an exemption. Compliance with the identification procedures (described in the preceding section) would establish an exemption from backup withholding for a non-U.S. Certificate Owner who is not an exempt recipient.

     In addition, upon the sale of a Certificate to (or through) a "broker," the broker must withhold 31 percent of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides certain identifying information in the required manner, and in the case of a non-U.S. Certificate Owner certifies that the seller is a non-U.S. Certificate Owner (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status normally would be made on Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. As defined by Treasury regulations, the term "broker" includes all persons who stand ready to effect sales made by others in the ordinary course of a trade or business, as well as brokers and dealers registered as such under the laws of the United States or a state. These requirements generally will apply to a U.S. office of a broker, and the information reporting requirements generally will apply to a foreign
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

office of a U.S. broker as well as to a foreign office of a foreign broker (i) that is a controlled foreign corporation within the meaning of Section 957(a) of the Code or (ii) 50 percent or more of whose gross income from all sources for the three year period ending with the close of its taxable year preceding the payment (or for such part of the period that the foreign broker has been in existence) was effectively connected with the conduct of a trade or business within the United States.

     Any amounts withheld under the backup withholding rules from a payment to a Certificate Owner would be allowed as a refund or a credit against such Certificate Owner's U.S. federal income tax, provided that the required information is furnished to the IRS.

     Recently issued final Treasury regulations will revise some of the foregoing information reporting and backup withholding procedures generally beginning January 1, 2001. Certificate Owners should consult their tax advisors concerning the impact to them, if any, of such revised procedures.

STATE AND LOCAL TAXATION

     The discussion above does not address the taxation of the Trust or the tax consequences of the purchase, ownership or disposition of an interest in the Certificates under any state or local tax law. Each investor should consult its own tax adviser regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

     This section provides a brief summary of the material provisions of ERISA and the Code which should be considered by potential investors if such investors contemplate acquisition of the Certificates as an investment or with "plan assets" of a Plan, as defined below. Additional information with respect to each Series and the Classes thereof will be included in the related Prospectus Supplement.

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit certain pension, profit sharing or other employee benefit plans, individual retirement accounts or annuities and employee annuity plans and Keogh plans (collectively, "PLANS") from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "PARTIES IN INTEREST") with respect to the Plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and Section 4975 of the Code for such persons, unless a statutory, regulatory or administrative exemption is available. Plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     Subject to the considerations described below and except to the extent otherwise specified in the accompanying Prospectus Supplement, the Seller anticipates that the most senior Class of each Series of Certificates will be eligible for purchase by Plan investors.

     A violation of the prohibited transaction rules could occur if any Series of Certificates were to be purchased with "plan assets" of any Plan and the Seller, the Trustee, any underwriters of such Series or any of their affiliates were a Party in Interest with respect to such Plan, unless a statutory, regulatory or administrative exemption is available or an exception applies under a regulation (the "PLAN ASSET REGULATION") issued by the Department of Labor (the "DOL"). The Seller, the Trustee, any underwriters of a Series and their affiliates are likely to be Parties in Interest with respect to many Plans. Before purchasing Certificates, a Plan fiduciary or other Plan investor should consider whether a prohibited transaction might arise by reason of the relationship between the Plan and the Seller, the Trustee, any underwriters of such Series or any of their affiliates and consult their counsel regarding the purchase in light of the considerations described below. The DOL has issued five class exemptions that may apply to otherwise prohibited transactions arising from the purchase or holding of the Certificates: DOL Prohibited Transaction Class Exemptions ("PTCES") 96-23 (relating to transactions determined by "in-house asset managers"), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent "qualified professional asset managers") or any other prohibited transaction exemption issued by the DOL. A purchaser of the Notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     Under certain circumstances, the Plan Asset Regulation treats the assets of an entity in which a Plan holds an equity interest as "plan assets" of such Plan. Because the Certificates will represent beneficial interests in the Trust, and despite the agreement of the Seller and the Certificate Owners to treat each Series of Certificates as debt instruments, the Certificates are likely to be considered equity interests in the Trust for purposes of the Plan Asset Regulation, with the result that the assets of the Trust are likely to be treated as "plan assets" of the investing Plans for purposes of ERISA and section 4975 of the Code, unless either of the following exceptions applies.

     The first exception applies to a "publicly-offered security." A publicly-offered security is a security that is (a) freely transferable, (b) part of a class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("INDEPENDENT INVESTORS") and (c) either is (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, except to the extent otherwise disclosed in the accompanying Prospectus Supplement, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust. The accompanying Prospectus Supplement will indicate whether it is anticipated that each Class of Certificates will meet the foregoing criteria for treatment as "publicly-offered securities." No restrictions will be imposed on the transfer of the Certificates. Unless otherwise disclosed in the accompanying Prospectus Supplement, the Seller expects that the most senior Class of each Series of Certificates will be held by at least 100 Independent Investors at the conclusion of the initial public offering although no assurance can be given, and no monitoring or other measures will be taken to ensure, that such condition is met. Unless otherwise disclosed in the accompanying Prospectus Supplement, the most senior Class of each Series of Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act.

     The second exception applies if equity participation in the entity by "benefit plan investors" (i.e., Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant." Benefit plan investors' equity participation in the Trust is not significant on any date on which any Series of Certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest in the Trust, less than 25% of the value of each class of equity interests in the Trust (excluding interests held by the Seller, the Trustee or their affiliates) is held by benefit plan investors. No assurance can be given by the Seller as to whether the value of each class of equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Series of Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.

     If neither of the foregoing exceptions under the Plan Asset Regulation were satisfied with respect to the Trust and the Trust were considered to hold "plan assets," transactions involving the Trust and Parties in Interest with respect to a Plan that is a Certificate Owner might be prohibited under section 406 of ERISA and/or section 4975 of the Code and result in excise tax and other liabilities under ERISA and section 4975 of the Code unless an exemption were available. The five DOL class exemptions mentioned above may not provide relief for all transactions involving the assets of the Trust even if they would otherwise apply to the purchase of a Certificate by a Plan. However, exemptive relief may be available under an exemption issued to the Seller if and to the extent disclosed in the related Prospectus Supplement.

     In light of the foregoing, fiduciaries or other persons contemplating purchasing the Certificates on behalf or with "plan assets" of any Plan should consult their own counsel regarding whether the Trust assets represented by the Certificates would be considered "plan assets," the consequences that would apply if the Trust's assets were considered "plan assets," and the availability of exemptive relief from the prohibited transaction rules or the applicability of an exception under the Plan Asset Regulation. In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Mut. Life. Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, with the result that a purchase of Certificates with assets of an insurance company's general account may subject the insurance company to the prohibited transaction and other fiduciary responsibility rules of ERISA with respect to such assets. Insurance company general account investors should also consider the effect of the enactment of
Section 401(c) of ERISA and any regulations issued under Section 401(c). Finally, Plan fiduciaries and other Plan investors should consider the fiduciary standards under ERISA or other applicable law in the context of the Plan's particular circumstances before authorizing an investment of a portion of the Plan's assets in the Certificates. Accordingly, among other factors, Plan fiduciaries and other Plan investors should consider whether the investment (i) satisfies the diversification requirement of ERISA or other applicable law, (ii) is in accordance with the Plan's governing instruments, and (iii) is prudent in light of the "Risk Factors" and other factors discussed in this Prospectus and in the accompanying Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Certificates of any Series offered hereby and by the related Prospectus Supplement may be offered by the underwriter or underwriters named in the related Prospectus Supplement as agent or underwriter, or through underwriting syndicates represented by such underwriter or underwriters (collectively, the "UNDERWRITERS").

                                  UNDERWRITING

     The Prospectus Supplement relating to a Series will set forth the terms of the offering of such Series and each Class within such Series, including the name or names of the Underwriters, the proceeds to and their intended use by the Seller, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Certificates of such Series will be determined.

     The Underwriters will be obligated, subject to certain conditions, to purchase all of the Certificates described in the Prospectus Supplement relating to a Series if any such Certificates are purchased. The Certificates may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     The Seller may also sell the Certificates offered hereby and by means of the related Prospectus Supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. Such transactions may be effected by selling Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Seller and any purchasers of Certificates for whom they may act as agents.

     The place and time of delivery for the Series in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement.

                                 LEGAL MATTERS

     It is anticipated that certain legal matters relating to the issuance of the Certificates of any Series will be passed upon for the Bank by counsel named in the related Prospectus Supplement and, with respect to the federal tax consequences of such issuance, by Special Tax Counsel. Certain legal matters relating to the issuance of the Certificates of a Series and ERISA matters will be passed upon for the Underwriters by the counsel named in the related Prospectus Supplement. Prior to the sale of each Series of Certificates, the Seller will cause a legality opinion to be filed with the SEC with respect to such Series.

                         REPORTS TO CERTIFICATEHOLDERS

     The Servicer will prepare monthly and annual reports that will contain information about the Trust. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Unless and until Definitive Certificates are issued, the reports will be sent to the Trustee and in turn sent to Cede & Co., which is the nominee of The Depository Trust Company and the registered holder of the Certificates. No financial reports will be sent to you. See "Description of the Certificates--Book-Entry Registration," "--Reports to Certificateholders" and "--Evidence as to Compliance" in this Prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

     We filed a registration statement relating to the Certificates with the SEC. This Prospectus is part of the registration statement, but the registration statement includes additional information.

     The Servicer will file with the SEC all required annual, monthly and special reports and other information about the Trust.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room of the SEC in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information and the operation of the public reference room. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. This information incorporated by reference is considered to be part of this Prospectus. Information that we file later with the SEC will automatically update the information in this Prospectus. In all cases, you should rely on the later information over different information included in this Prospectus or the accompanying Prospectus Supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the Trust until we terminate our offering of the Certificates.

     As a recipient of this Prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Fleet Bank (RI), National Association, 200 Tournament Drive, Suite 303, Horsham, PA 19044-2303, Attn: Credit Card Securitization Department;
(215) 444-6800.

                            INDEX OF PRINCIPAL TERMS

                                       PAGE
                                       ----
Accounts............................        15
Accumulation Period.................        27
Act.................................        35
Addition Date.......................        41
Additional Accounts.................    15, 41
Additional Sellers..................        32
Advanta Consumer Credit Card
  Portfolio ........................        17
Advanta Contributors................        16
Advanta National Bank...............        15
Adverse Effect......................        41
Amendment Number 3..................        16
Amortization Period.................        27
Assignment Agreement................        17
Automatic Additional Accounts.......        42
Bank................................        15
Bank Certificate....................        34
Cash Collateral Account.............        56
Cash Collateral Guaranty............        56
Cede................................        28
Cedelbank...........................        30
Cedelbank Customers.................        30
Certificate Owner...................        28
Certificateholder...................        16
Certificateholders' Interest........    16, 26
Certificates........................        16
Class...............................        26
Code................................        60
Collateral Interest.................        56
Collection Account..................        45
Companion Series....................        34
Contribution Agreement..............        16
Cooperative.........................        30
Credit Card LP......................        17
Defaulted Amount....................        47
Defaulted Receivables...............        47
Defeased Series.....................        54
Definitive Certificates.............        31
Depositaries........................        28
Depository..........................        27
Disclosure Document.................        35
Discount Option Date................        44
Discount Option Receivable
  Collections ......................        44
Discount Option Receivables.........        44
Discount Percentage.................        44
Distribution Date...................        33
DOL.................................        62

                                       PAGE
                                       ----
DTC.................................        27
Eligible Account....................        39
Eligible Deposit Account............        45
Eligible Institution................        45
Eligible Investments................        45
Eligible Receivable.................        40
Eligible Servicer...................        50
ERISA...............................        62
Euroclear...........................        30
Euroclear Operator..................        30
Euroclear Participants..............        30
Excess Funding Account..............        45
Exchange Act........................        28
FDIA................................        24
FDR.................................        18
Finance Charge Receivables..........        15
FIRREA..............................        24
Fleet "A" Credit Card Portfolio.....        17
Fleet "B" Credit Card Portfolio.....        17
Fleet Contributors..................        16
Fleet Credit Card Portfolio.........        17
Fleet Financial Group...............        16
Holders.............................        31
Independent Investors...............        63
Indirect Participants...............        28
Ineligible Receivables..............        38
Initial Accounts....................        15
Insolvency Event....................        48
Insolvency Proceeds.................    36, 49
Interchange.........................    15, 22
Interest Period.....................        27
Invested Amount.....................        26
Investor Amount.....................        26
IRS.................................        58
L/C Bank............................        56
LLC.................................        16
Monthly Period......................        27
Monthly Servicing Fee...............        49
Moody's.............................        45
New Issuance........................        35
OID.................................        60
Participants........................        28
Participation Interests.............        41
Parties in Interest.................        62
Pay Out Event.......................        48
Paying Agent........................        46

                            INDEX OF PRINCIPAL TERMS
                                  (CONTINUED)

                                       PAGE
                                       ----
Plan Asset Regulation...............        62
Plans...............................        62
Pooling and Servicing Agreement.....        15
Principal Receivables...............        15
Principal Sharing Series............        34
Principal Shortfalls................        34
Principal Terms.....................        35
Prior Series........................        34
PTCEs...............................        62
Rapid Amortization Period...........        27
Rating Agency.......................        35
Rating Agency Condition.............        35
Receivables.........................        15
Recoveries..........................        15
Regulations.........................        59
Relevant Closing Date...............    27, 33
Removal Cut-Off Date................        44
Removal Date........................        43
Removal Notice Date.................        43
Removed Accounts....................        43
Required Principal Balance..........        41
Required Seller Amount..............        41
Required Seller Percentage..........        41
Revolving Period....................        27
Scheduled Amortization Date.........        27
SEC.................................        26
Seller..............................        17
Seller Amount.......................        26
Seller Certificates.................        34
Seller Percentage...................        26
Sellers' Interest...................    26, 34

                                       PAGE
                                       ----
Series..............................    15, 26
Series Account......................        16
Series Accounts.....................        45
Series Enhancement..................        55
Series Investor Amount..............        41
Series Pay Out Event................        48
Series Percentage...................        26
Series Supplement...................    15, 25
Servicer............................        17
Servicer Default....................        51
Servicing Fee.......................        49
Shared Principal Collections........        34
Special Tax Counsel.................        57
Spread Account......................        56
Standard & Poor's...................        45
Stated Series Termination Date......        47
Supplemental Certificate............    32, 34
Tax Opinion.........................        36
Termination Notice..................        51
Terms and Conditions................        31
Transfer............................        16
Trust...............................        15
Trust Pay Out Event.................        48
Trust Termination Date..............        48
Trustee.............................        15
U.S. Certificate Owner..............        57
U.S. Person.........................        57
UCC.................................        23
Underwriters........................        64
Withholding Agent...................        60

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain circumstances, the globally offered Fleet Credit Card Master Trust II Asset Backed Securities (the "GLOBAL SECURITIES") to be issued in Series from time to time (each, a "SERIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Cedelbank or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global Securities will be credited to the securities custody accounts on the business day following the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants (other than Citibank, N.A. ("CITIBANK") and Morgan Guaranty Trust Company of New York ("MORGAN") as depositories for Cedelbank and Euroclear, respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading between Cedelbank Customers and/or Euroclear
Participants. Secondary market trading between Cedelbank Customers and/or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant (other than Citibank and Morgan as depositories for Cedelbank and Euroclear, respectively) to the account of a Cedelbank Customer or a Euroclear Participant, the purchaser must send instructions to Cedelbank prior to settlement date 12:30. Cedelbank or Euroclear, as the case may be, will instruct Citibank or Morgan, respectively, to receive the Global Securities against payment. Payment will then be made by Citibank or Morgan, as the case may be, to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Customer's or Euroclear Participant's account. Credit for the Global Securities will appear the next day (European time) and cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedelbank Customers and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Customers or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Cedelbank Customers or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Customer's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to Citibank or Morgan for the benefit of Cedelbank Customers or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently from a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Cedelbank Customers and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Citibank or Morgan, to another DTC Participant. The seller must send instructions to Cedelbank before settlement date 12:30. In these cases, Cedelbank or Euroclear will instruct Citibank or Morgan, as appropriate, to credit the Global Securities to the DTC Participant's account against payment. The payment will then be reflected in the account of the Cedelbank Customer or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). If the Cedelbank Customer or Euroclear Participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Customer's or Euroclear Participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable law, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

        Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

        Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

        Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

        Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Request for Taxpayer Identification Number and Certification).

        U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any state thereof, or any political subdivision of either (including the District of Columbia) or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the IRS has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or OID paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new procedures.

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                       FLEET CREDIT CARD MASTER TRUST II
                                     ISSUER

                              --------------------
                                  [FLEET LOGO]

                     FLEET BANK (RI), NATIONAL ASSOCIATION
                              SELLER AND SERVICER

                                 SERIES 1999-C

                                  $252,750,000
                   CLASS A       % ASSET-BACKED CERTIFICATES

                                  $20,250,000
                   CLASS B       % ASSET-BACKED CERTIFICATES
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                             PROSPECTUS SUPPLEMENT
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                    Underwriters of the Class A certificates
SALOMON SMITH BARNEY
                  CREDIT SUISSE FIRST BOSTON
                                     LEHMAN BROTHERS
                                                   MERRILL LYNCH & CO.

                    Underwriters of the Class B certificates
SALOMON SMITH BARNEY                                             LEHMAN BROTHERS

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    WE ARE NOT OFFERING THE SERIES 1999-C CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

    THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS CORRECT AS OF ANY DATE AFTER THE DATES ON THEIR COVERS. WE NOTE THAT IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE REQUIRED BY LAW TO BE DELIVERED, WE WILL UPDATE THE RELEVANT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS TO INCORPORATE THE MATERIAL CHANGE.

    Until          , 1999, all dealers that effect transactions in the Class A certificates or the Class B certificates, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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